UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

PARKER DRILLING COMPANY
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PARKER DRILLING COMPANY
5 Greenway Plaza, Suite 100
Houston, Texas 77046
November 25, 2019
To the Stockholders of Parker Drilling Company:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Parker Drilling Company, a Delaware corporation (the “Company,” “we”, “us” or “our”), to be held on January 9, 2020, at 8:00 a.m. local time. The meeting will be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002-5200.
At the Special Meeting, you will be asked to consider and vote upon proposals to amend the Company’s amended and restated certificate of incorporation (our “Charter”), to effect a reverse stock split of our common stock, par value $0.01 per share (the “Reverse Stock Split”), followed immediately by a forward stock split of our common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”), at a ratio (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split (the “Reverse Stock Split Ratio”), and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split (the “Forward Stock Split Ratio” and, together with the Reverse Stock Split Ratio, the “Stock Split Ratios”), with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of our Board of Directors (the “Board”) (and, in all cases, with the Forward Stock Split Ratio being the inverse of the Reverse Stock Split Ratio), without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect to abandon the overall Transaction (as defined below) and the proposed Stock Splits (whether or not authorized by the stockholders), at any time. If the proposals are approved and the Board decides to proceed with the Stock Splits, it will then determine the Stock Split Ratios and direct the Company to file with the State of Delaware certificates of amendment to our Charter to effectuate the Stock Splits, which would likely occur immediately following the public announcement of the Stock Split Ratios chosen by the Board, at which date (the “effective time”) a stockholder of record owning immediately prior to the effective time fewer than a minimum number of shares, which, depending on the Stock Split Ratios chosen by the Board, would be between 5 and 100 (the “Minimum Number”), would only be entitled to a fraction of a share of common stock upon the Reverse Stock Split and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $30.00, without interest (the “Cash Payment”), for each share of common stock held by such holder (the “Cashed Out Stockholders”) immediately prior to effective time and the Cashed Out Stockholders would no longer be stockholders of the Company. Stockholders owning at least the Minimum Number of shares immediately prior to the effective time (the “Continuing Stockholders”) would not be paid cash in lieu of any fraction of a share of common stock such Continuing Stockholders may be entitled to receive upon the Reverse Stock Split and, upon the Forward Stock Split, the shares of common stock (including any fraction of a share of common stock) held by such Continuing Stockholders after the Reverse Stock Split will be reclassified into the same number of shares of common stock as such Continuing Stockholders held immediately prior to the effective time. As a result of the Forward Stock Split, the total number of shares of the Company’s common stock held by a Continuing Stockholder would not change as a result of the Stock Splits. At the Special Meeting, you will also be asked to consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits.

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The primary purpose of the Stock Splits is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level at or above which the Company is required to file public reports with the Securities and Exchange Commission (the “SEC”). As described in the accompanying proxy statement, the Board will consider various factors in determining the Stock Split Ratios; however, the Company believes that any Reverse Stock Split Ratio within the proposed range would reduce the number of record holders below 300. The Stock Splits are being undertaken as part of the Company’s plan to suspend its duty to file periodic and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described in the accompanying proxy statement, each of the Finance and Strategic Planning Committee of the Board of Directors (the “Finance and Strategic Planning Committee”) and our Board has determined that the costs of being a public reporting company outweigh the benefits thereof. The actions we would take to suspend, and events that occur as a result of such actions that would have the effect of suspending, our reporting obligations under the Exchange Act, including effectuating the Stock Splits, delisting our common stock from trading on the New York Stock Exchange, terminating the registration of our common stock under Sections 12(b) and 12(g) of the Exchange Act and suspending of our reporting obligations under Section 15(d) of the Exchange Act, are collectively referred to herein as the “Transaction”. After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the listing standards of any national securities exchange. Any trading in our common stock after giving effect to the Transaction would only occur in privately negotiated sales and potentially on an over-the-counter market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Furthermore, after giving effect to the Transaction and as necessary to maintain the Company’s suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including effectuating further reverse stock splits.
The Finance and Strategic Planning Committee of the Board, consisting only of independent directors, was instructed by the Board to consider and evaluate whether the Transaction would be in the best interests of the Company’s stockholders and, if so, to develop the specific terms of such a transaction for recommendation to the Board. After careful consideration, each of the Finance and Strategic Planning Committee and the Board determined (by a unanimous vote of directors present) that effecting the Transaction pursuant to the Stock Splits is in the best interests of the Company’s stockholders and the specific terms of the Stock Splits are fair to both the unaffiliated Cashed Out Stockholders and the unaffiliated Continuing Stockholders.
Each of the Finance and Strategic Planning Committee and the Board recommends (by a unanimous vote of directors present) that you vote “FOR” adoption of each of the amendments to our Charter necessary to effectuate the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. The accompanying proxy statement and its annexes explain such amendments, the Stock Splits and the overall Transaction and provide specific information about the Special Meeting. Please read these materials carefully.
THE TRANSACTION (INCLUDING THE STOCK SPLITS) HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION (INCLUDING THE STOCK SPLITS) OR UPON THE

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ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Your vote is important. Whether or not you plan to attend the Special Meeting, the Company urges you to please vote by proxy as soon as possible. You may vote by proxy over the Internet, by telephone and, if you received paper copies of the proxy materials by mail, by following the instructions on the proxy card. If you do attend the Special Meeting and desire to vote in person, you may do so, even though you have previously voted by proxy.
Your prompt attention would be greatly appreciated.
Sincerely,
/s/ Eugene Davis
Eugene Davis
Chairman of the Board

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PARKER DRILLING COMPANY
5 Greenway Plaza, Suite 100
Houston, Texas 77046

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 9, 2020
To the Stockholders of Parker Drilling Company:
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Parker Drilling Company, a Delaware corporation (the “Company,” “we”, “us” or “our”), will be held on January 9, 2020, at 8:00 a.m. local time. The meeting will be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002-5200. The Special Meeting is being held for the following purposes:

1.
To consider and vote upon a proposal to amend the Company’s amended and restated certificate of incorporation (our “Charter”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share, at a ratio not less than 1-for-5 and not greater than 1-for-100 (the “Reverse Stock Split Ratio”), with the exact Reverse Stock Split Ratio to be set within the foregoing range at the discretion of our Board, without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Reverse Stock Split immediately following the public announcement of the Reverse Stock Split Ratio or to elect to abandon the Transaction (as defined in the accompanying proxy statement) and not effect the Reverse Stock Split (whether or not authorized by the stockholders), at any time.

2.
To consider and vote upon a proposal to amend our Charter to effect, immediately after the Reverse Stock Split, a forward stock split of the Company’s common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”) at a ratio not less than 5-for-1 and not greater than 100-for-1 (the “Forward Stock Split Ratio” and, together with the Reverse Stock Split Ratio, the “Stock Split Ratios”), with the exact Forward Stock Split Ratio to be set within the foregoing range at the discretion of our Board, without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Forward Stock Split immediately following the public announcement of the Forward Stock Split Ratio or to elect to abandon the Transaction and not effect the Forward Stock Split (whether or not authorized by the stockholders), at any time. As a result of the Stock Splits:

•
a stockholder of record owning fewer than a minimum number of shares, which, depending on the Stock Split Ratios chosen by the Board, would be between 5 and 100 (the “Minimum Number”) immediately prior to the effective time of the Reverse Stock Split (the “effective time”) will only be entitled to a fraction of a share of common stock upon the Reverse Stock Split and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $30.00, without interest, for each share of common stock held by such holder immediately prior to the effective time; and

•
a stockholder of record owning at least the Minimum Number of shares immediately prior to the effective time will not be paid cash in lieu of any fraction of a share of common stock such holder may be entitled to receive

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upon the Reverse Stock Split and, upon the Forward Stock Split, the shares of common stock (including any fraction of a share of common stock) held by such holder after the Reverse Stock Split will be reclassified into the same number of shares of common stock as such holder held immediately prior to the Stock Splits.
Copies of the proposed form of amendments to our Charter are attached as Annex A and Annex B to the accompanying proxy statement.

3.
To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits.

4.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.
Only stockholders of record at the close of business on November 12, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.
We are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials over the Internet. As a result, on or about November 25, 2019, we are mailing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to many of our stockholders instead of a paper copy of the accompanying proxy statement. The E-Proxy Notice contains instructions on how to access our proxy statement over the Internet. The E-Proxy Notice also provides instructions on how you can request a paper copy of proxy materials, including this proxy statement and a form of proxy card. All stockholders who do not receive an E-Proxy Notice, including the stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail, which paper copies will be mailed on or about November 25, 2019, unless these stockholders have previously requested delivery of proxy materials electronically. If you received your proxy materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to this proxy statement on the Internet.
Your vote is important. Regardless of whether you plan to attend the Special Meeting, please submit a proxy as soon as possible. You may submit your proxy over the Internet, by telephone and, if you received paper copies of the proxy materials by mail, by following the instructions on the proxy card. If you do attend the Special Meeting and desire to vote in person, you may do so even though you have previously submitted a proxy.
We look forward to seeing you at the Special Meeting.
By Order of the Board of Directors
/s/ Jennifer F. Simons
Jennifer F. Simons,
Vice President, General Counsel and Corporate Secretary
November 25, 2019

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TABLE OF CONTENTS

SUMMARY TERM SHEET	4
QUESTIONS AND ANSWERS ABOUT THE STOCK SPLITS TO EFFECT THE TRANSACTION AND THE SPECIAL MEETING	17
SPECIAL FACTORS	31
Purpose of and Reasons for the Stock Splits and the Transaction	31
Background of the Stock Splits to Effect the Transaction	33
Alternatives to the Stock Splits to Effect the Transaction	41
Effects of the Transaction (including the Stock Splits)	42
Reservation of Rights	51
New York Stock Exchange Listing; OTC Market	51
Fairness of the Stock Splits to effect the Transaction	51
Fairness Opinion of Financial Advisor	57
Material Federal Income Tax Consequences	68
Interests of Executive Officers, Directors and 10% Stockholders	71
Source of Funds and Expenses	76
Stockholder Approval	77
Effective Time	77
Termination of Transaction	78
Payment for Fractional Shares	79
No Appraisal or Dissenters’ Rights	80
Escheat Laws	80
Regulatory Approvals	80
Litigation	80
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	81
INFORMATION ABOUT THE COMPANY	83
Market Price of Common Stock	83
Dividends	83
Stockholders	84
The Filing Person	84
Stock Purchases by Filing Person	84
Directors and Executive Officers	84
Security Ownership of Certain Beneficial Owners	88
MEETING AND VOTING INFORMATION	91
FINANCIAL INFORMATION	93
Summary Historical Financial Information	93
Pro Forma Consolidated Financial Statements (Unaudited)	98
STOCKHOLDER PROPOSALS	104
WHERE YOU CAN FIND MORE INFORMATION	104
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	105
ANNEX A: CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PARKER DRILLING COMPANY	A-1
ANNEX B: CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PARKER DRILLING COMPANY	B-1
ANNEX C: FAIRNESS OPINION OF HOULIHAN LOKEY CAPITAL, INC.	C-1

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PARKER DRILLING COMPANY
5 Greenway Plaza, Suite 100
Houston, Texas 77046
PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Parker Drilling Company, a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at a special meeting of stockholders (the “Special Meeting”) to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002-5200 on January 9, 2020 at 8:00 a.m. local time, and at any adjournments or postponements of the Special Meeting, for the purposes set forth on the attached notice of special meeting of stockholders and in this proxy statement. You may submit a proxy over the Internet, by telephone and, if you received paper copies of the proxy materials by mail, by following the instructions on the proxy card. The Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) or, in some cases, this proxy statement and the accompanying proxy card, and Notice of Special Meeting of Stockholders were first mailed on or about November 25, 2019 to all stockholders of record at the close of business on November 12, 2019 (the “Record Date”).
PROPOSAL 1—AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT A REVERSE STOCK SPLIT AT A RATIO NOT LESS THAN 1-FOR-5 AND NOT GREATER THAN 1-FOR-100, WITH THE EXACT REVERSE STOCK SPLIT RATIO TO BE SET WITHIN THE FOREGOING RANGE AT THE DISCRETION OF OUR BOARD

PROPOSAL 2—AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT A FORWARD STOCK SPLIT, AT A RATIO NOT LESS THAN 5-for-1 AND NOT GREATER THAN 100-FOR-1, WITH THE EXACT FORWARD STOCK SPLIT RATIO TO BE SET WITHIN THE FOREGOING RANGE AT THE DISCRETION OF OUR BOARD

PROPOSAL 3—APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE STOCK SPLITS
At the Special Meeting, stockholders are being asked to consider and vote upon proposals to amend the Company’s amended and restated certificate of incorporation (our “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share, followed immediately by a forward stock split (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits”) of the Company’s common stock, at a ratio (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split (the “Reverse Stock Split Ratio”), and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split (the “Forward Stock Split Ratio” and, together with the Reverse Stock Split Ratio, the “Stock Split Ratios”), with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of our Board (and, in all cases, with the Forward Stock Split Ratio being the inverse of the Reverse Stock Split Ratio), without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect to abandon the overall Transaction (as defined below) and the proposed Stock Splits (whether or not authorized by the stockholders), at any time. As a result of the Stock Splits:

•
a stockholder of record owning fewer than a minimum number of shares, which, depending on the Stock Split Ratios chosen by the Board, would be between 5 and 100 (the “Minimum Number”) immediately prior to the effective time of the Reverse Stock Split (the “effective time”) will only be entitled to a fraction of a share of common stock upon the Reverse Stock Split and will be paid cash in lieu of such fraction of a share of common stock, on the basis of $30.00, without interest, for each share of common stock held by such holder immediately prior to the effective time; and

•
a stockholder of record owning at least the Minimum Number of shares immediately prior to the effective time will not be paid cash in lieu of any fraction of a share of common stock such holder may be entitled to receive upon the Reverse Stock Split and, upon the Forward Stock Split, the shares of common stock (including any fraction of a share of common stock) held by such holder after the Reverse Stock Split will be reclassified into the same number of shares of common stock as such holder held immediately prior to the Stock Splits.

Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are each approved by stockholders. Additionally, even if approved by the stockholders, the Board, in its discretion, may determine not to proceed with the Stock Splits.
Copies of the proposed form of amendments to our Charter are attached as Annex A and Annex B to this proxy statement.
The primary purpose of the Stock Splits is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level at or above which the Company is required to file public reports with the Securities and Exchange Commission (the “SEC”). As described in the accompanying proxy statement, the Board will consider various factors in determining the Stock Split Ratios; however, the Company believes that any Reverse Stock Split Ratio within the proposed range would reduce the number of record holders below 300. The Stock Splits are being undertaken as part of the Company’s plan to suspend its duty to file periodic and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described in this proxy statement, each of the Finance and Strategic Planning Committee of the Board (the “Finance and Strategic Planning Committee”) and the Board has determined that the costs of being a public reporting company outweigh the benefits thereof. The actions we would take to suspend, and events that occur as a result of such actions that would have the effect of suspending, our reporting obligations under the Exchange Act, including effectuating the Stock Splits, delisting our common stock from trading on the New York Stock Exchange, terminating the registration of our common stock under Sections 12(b) and 12(g) of the Exchange Act and suspending of our reporting obligations under Section 15(d) of the Exchange Act, are collectively referred to herein as the “Transaction.” After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the listing standards of any national securities exchange. However, we intend to maintain our existing internal controls and corporate governance framework.
Any trading in our common stock after giving effect to the Transaction would only occur in privately negotiated sales and potentially on an over-the-counter market (an “OTC market”), if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

SUMMARY TERM SHEET
The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the Stock Splits and other aspects of the Transaction, but may not contain all of the information that is important to you. For a more complete description of the Stock Splits and other aspects of the Transaction, we urge you to carefully read this proxy statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.
The Stock Splits

•
The Finance and Strategic Planning Committee, comprised solely of independent directors, and the Company’s Board has each approved (by a unanimous vote of directors present at the meetings thereof) the Transactions and the Board approved (by a unanimous vote of directors present at the meeting thereof), subject to stockholder approval and subsequent final approval of the exact Stock Split Ratios by the Board in its discretion, amendments to our Charter to effect the Stock Splits as part of the plan to suspend the Company’s duty to file periodic and current reports and other information with the SEC under the Exchange Act, and to delist the Company’s common stock from the New York Stock Exchange. The Stock Splits will be at a ratio (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split, with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of our Board (and, in all cases, with the Forward Stock Split Ratio being the inverse of the Reverse Stock Split Ratio), without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect to abandon the overall Transaction and the proposed Stock Splits (whether or not authorized by the stockholders), at any time.

•
Stockholders owning fewer than the Minimum Number of shares immediately prior to the effective time of the Reverse Stock Split, whom we refer to as the “Cashed Out Stockholders,” and who would only be entitled to a fraction of a share of common stock upon the Reverse Stock Split, will be paid cash in lieu of such fraction of a share of common stock on the basis of $30.00, without interest, for each share of common stock held by the Cashed Out Stockholder immediately prior to the effective time of the Reverse Stock Split, and they will no longer be stockholders of the Company.

•
Stockholders who own at least the Minimum Number of shares immediately prior to the effective time, whom we refer to as the “Continuing Stockholders,” will not receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split that will immediately follow the Reverse Stock Split will reclassify whole shares and fractional share interests held by the Continuing Stockholders after the Reverse Stock Split back into the same number of shares of our common stock they held immediately before the effective time. As a result, the total number of shares of our common stock held by a Continuing Stockholder will not change.

See “Special Factors—Effects of the Transaction (including the Stock Splits)” beginning on page 42.

Purpose of and Reasons for the Stock Splits
The primary purpose of the Stock Splits is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level at or above which the Company is required to file public reports with the SEC. If the Board determines to proceed with the Transaction, it will determine the Stock Split Ratios after the Special Meeting; however, the Company believes that any Reverse Stock Split Ratio within the proposed range would reduce the number of record holders below 300. The Stock Splits are being undertaken as part of the plan to suspend the Company’s duty to file periodic and current reports and other information with the SEC under the Exchange Act. After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of any national securities exchange. However, we intend to maintain our existing internal controls and corporate governance framework. Any trading in our common stock after giving effect to the Transaction would only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
Each of the Finance and Strategic Planning Committee and the Board has determined that the costs of being a public reporting company outweigh the benefits thereof and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors and stockholders who beneficially own more than 10% of our outstanding common stock, which we refer to as “10% stockholders”), for us to remain a public reporting company. The Stock Splits, along with the other actions constituting the Transaction, are intended to make us a non-SEC reporting company.
Our principal reasons for the Transaction (including the proposed Stock Splits) are as follows:

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We believe that our common stock is undervalued, which prevents us from realizing the traditional benefits of public company status. Furthermore, the concentration of ownership of our common stock following our restructuring and the resulting low-volume of trading limits our common stock’s liquidity. This affects our ability to raise capital from the public markets, effectively use our common stock as transaction consideration, attract interest from institutional investors or market analysts and otherwise enjoy the traditional benefits of being a publicly traded company. Despite the lack of these benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

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The annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the New York Stock Exchange, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, are approximately $800,000 per year. Following the Transaction, we intend to continue to prepare audited annual and unaudited quarterly financial statements, as required pursuant to the covenants contained in our first lien asset based revolving credit facility and our second lien term loan facility (together, and as each may be amended from time to time, our “Debt Instruments”). While we currently intend to make financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future.

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The reduction in time spent by our management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening relationships with clients and vendors and growing stockholder value, with a focus on long-term growth without an undue distraction by short-term financial results and stock price movement. Despite no longer being an SEC reporting company, the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws and intends to maintain its existing internal controls and corporate governance framework.

•
Our smallest stockholders (those holding fewer than the Minimum Number of shares), who represent a disproportionately large number of our record holders (but only approximately 2.3%, 0.2% and below 0.1% of our outstanding shares, in the case of stockholders holding fewer than 100 shares, 50 shares and five shares, respectively), will receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

Even after giving effect to the Transaction, our corporate ethics and governance standards will continue to reflect our commitment to integrity, and safe, profitable operations for the benefit of our stockholders, customers, employees, and communities where we operate. Accordingly, our commitment to the highest standards of corporate governance, accounting practices, safety and environmental responsibility, and regulatory compliance will remain an integral part of our culture, and we will continue to strive to be the most innovative, reliable and efficient company in our industry.
See “Special Factors—Purpose of and Reasons for the Stock Splits and the Transaction” beginning on page 31 .
Effects of the Transaction (including the Stock Splits)
After giving effect to the Transaction (including the Stock Splits):

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We expect to reduce the number of our stockholders of record below 300, which, after taking additional steps and the occurrence of certain events described in this proxy statement, will allow us to cease the registration of our shares of common stock under the Exchange Act. Furthermore, after giving effect to the Transaction and as necessary to maintain the Company’s suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including effectuating further reverse stock splits.

•
We will no longer be subject to any reporting requirements under the Exchange Act or those required by the listing standards of a national securities exchange, the provisions of the Sarbanes-Oxley Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC. However, we intend to maintain our existing internal controls and corporate governance framework.

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Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Our shares of common stock will cease to be listed on the New York Stock Exchange and we do not intend to list them on any other national securities exchange. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

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Holders of fewer than the Minimum Number of shares of our common stock immediately prior to the effective time of the Stock Splits, who will only be entitled to a fraction of a share of common stock upon the Reverse Stock Split will be paid cash in lieu of such fraction of a share of common stock on the basis of $30.00, without interest (the “Cash Payment”), for each share of our common stock they hold immediately prior to the effective time of the Reverse Stock Split, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

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Holders of at least the Minimum Number of shares of our common stock immediately prior to the effective time of the Stock Splits will not receive any payment for any fractional share of common stock they receive as a result of the Reverse Stock Split and, immediately following the Stock Splits, will continue to hold the same number of shares as before the Stock Splits.

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Warrants evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because such warrants will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

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Options evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because such options will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

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Restricted stock units would be unaffected by the Transaction because such restricted stock units will, after the Transaction, represent the right upon vesting to receive the same number of shares of our common stock as they were before the Transaction.

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Since our obligation to file periodic and other reports with the SEC will be suspended after giving effect to the Transaction, we will no longer be required to publicly file audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements, as required pursuant to the covenants contained in our Debt Instruments. While we currently intend to make such financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings as permitted under and in conformity with applicable Delaware law.

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At the effective time of the Stock Splits, the ownership percentage of our shares of common stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders (see “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders” beginning on page 71) will increase nominally, and at the same rate as the ownership percentage of all the other Continuing Stockholders, as a result of the reduction of the number of shares of common stock outstanding. However, the ownership percentage and the reduction in the number of shares outstanding following the Stock Splits may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Stock Splits and the number of “street name” shares that are actually cashed out in the Stock Splits.

See “Special Factors—Effects of the Transaction (including the Stock Splits)” beginning on page 42,” “Special Factors—Fairness of the Stock Splits to effect the Transaction” beginning on page 51, and “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders” beginning on page 71.
Finance and Strategic Planning Committee and Board of Directors Recommendations of the Stock Splits to effect the Transaction

•
The Board considered whether a transaction of the type contemplated by the Stock Splits and the other steps relating to the Transaction were in the best interests of our stockholders, including our unaffiliated stockholders. In that regard, the Board considered the purposes of and certain alternatives to the Stock Splits as a method to achieve the Transaction, the related advantages and disadvantages to our unaffiliated stockholders of the Stock Splits, and the fairness of the cash-out price for shares of our common stock both to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders. The Board directed the Finance and Strategic Planning Committee to develop the terms of the Stock Splits in order to implement the Transaction and to report back to the Board with its recommendation.

•
The Finance and Strategic Planning Committee determined that the Stock Splits are in the best interests of, and the price to be paid per fractional share is fair to, the Company’s stockholders, including unaffiliated Cashed Out

Stockholders and unaffiliated Continuing Stockholders. The Finance and Strategic Planning Committee recommended to the Board (by a unanimous vote of directors present) that it effect the Transaction via the Stock Splits. The Board determined (by a unanimous vote of directors present) that the Transaction, including the specific terms of the Stock Splits, is fair to, and in the best interests of, the Company’s stockholders, including all unaffiliated stockholders of the Company, and approved effecting the Transaction via the Stock Splits.

•
The Finance and Strategic Planning Committee consists of Eugene Davis (Chair), Patrick Bartels, Barry McMahan and L. Spencer Wells, each of whom is independent within the meaning of the New York Stock Exchange Corporate Governance Listing Standards and Rule 10A-3(b) of the Exchange Act. Under the Board’s compensation policy, which was unanimously approved by the Compensation Committee of the Board, each member of the Finance and Strategic Planning Committee is paid an annual retainer of $5,000, and the Chairman of the Finance and Strategic Planning Committee receives an additional $25,000 annual retainer. These fees are in addition to the cash and equity compensation that these directors receive for their service as members of the Board.

See “Special Factors—Fairness of the Stock Splits to effect the Transaction” beginning on page 51.
Reservation of Rights
Subject to its compliance with Delaware law and the federal proxy rules, the Board reserves the right to change the terms of the Stock Splits and the overall Transaction, including the Stock Split Ratios and the amount of the Cash Payment, to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of staying below 300 record holders. The Board may also abandon the proposed Stock Splits and the overall Transaction at any time prior to its completion, whether prior to or following the Special Meeting, if it believes either the overall Transaction or the Stock Splits are no longer in the best interests of the Company or its stockholders. Following the Special Meeting, the Board will need to evaluate updated ownership data impacting the various Stock Split Ratios so that it can determine the aggregate costs of the Stock Splits within the range of Stock Split Ratios before choosing a Stock Split Ratio. Depending on the number of stockholders owning fewer than the Minimum Number of shares, the Board may abandon the Stock Splits and the overall Transaction if the Stock Splits become too costly. See “Special Factors—Background of the Stock Splits to Effect the Transaction” beginning on page 33, “Special Factors—Reservation of Rights” beginning on page 51, “Special Factors—Fairness of the Stock Splits to effect the Transaction” beginning on page 51 and “Special Factors—Termination of Transaction” beginning on page 78. Subject to the Board’s ability to abandon the proposed Stock Splits and the overall Transaction, the Board intends to determine the Stock Split Ratios and effect the Stock Splits as soon as reasonably practicable after the Stock Splits are approved by our stockholders, which would likely occur immediately following the public announcement of the Stock Split Ratios chosen by the Board. Furthermore, after giving effect to the Transaction and as necessary to maintain the Company’s suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including effectuating further reverse stock splits.
Fairness of the Stock Splits to effect the Transaction
The Finance and Strategic Planning Committee and the Board fully considered and reviewed the terms, purpose, effects, disadvantages and, in the case of the Board, the alternatives to the Stock Splits to effect the Transaction, and each has determined

(by a unanimous vote of directors present at the meetings thereof) that the Transaction taken as a whole, including the specific terms of the Stock Splits, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.
The Finance and Strategic Planning Committee and the Board considered a number of factors in reaching their determination, noting in particular, in addition to the factors listed below in “Special Factors—Fairness of the Stock Splits to effect the Transaction” beginning on page 51 and “Special Factors— Fairness Opinion of Financial Advisor” beginning on page 57 that:

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the limited trading volume and liquidity of our shares of common stock and the effect of enabling our smallest stockholders (those holding fewer than the Minimum Number of shares), who represent a disproportionately large number of our record holders (but only approximately 2.3%, 0.2% and below 0.1% of our outstanding shares, in the case of stockholders holding fewer than 100 shares, 50 shares and five shares, respectively), to receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

•	the small effect of the proposed transaction on the relative voting power of Continuing Stockholders;

•	the Company’s business and operations are expected to continue following the Transaction (including the Stock Splits) substantially as presently conducted;

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the Company’s affiliated stockholders, including our directors and executive officers, will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders; and

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financial analyses reviewed by Houlihan Lokey with the Finance and Strategic Planning Committee in connection with the Finance and Strategic Planning Committee’s evaluation of the Stock Splits, as well as the oral opinion of Houlihan Lokey rendered to the Finance and Strategic Planning Committee on September 6, 2019 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019), that, subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, as of the date thereof, the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split was fair, from a financial point of view, to such Cashed Out Stockholders.

See “Special Factors—Fairness of the Stock Splits to effect the Transaction” beginning on page 51 and “Special Factors— Fairness Opinion of Financial Advisor” beginning on page 57.

Advantages of the Stock Splits to effect the Transaction
If the Stock Splits and the overall Transaction occur, there will be certain advantages to stockholders, including the following:

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After giving effect to the Transaction, our compliance obligations under the Exchange Act, Sarbanes-Oxley Act and New York Stock Exchange will be eliminated, and we expect to realize recurring savings of approximately $800,000 per year.

•	We will also save the significant amount of time and effort expended by our management and employees on the preparation of SEC filings and compliance with the Exchange Act and the Sarbanes-Oxley Act.

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There is a relatively illiquid and limited trading market in our shares. Our smallest stockholders (those holding fewer than the Minimum Number of shares), who represent a disproportionately large number of our record holders (but only approximately 2.3%, 0.2% and below 0.1% of our outstanding shares, in the case of stockholders holding fewer than 100 shares, 50 shares and five shares, respectively), will receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

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The Stock Splits will have a limited effect on the relative voting power of Continuing Stockholders. Based on current record and beneficial owner information, the Stock Splits will result in an insignificant change in the relative voting power of the Company’s directors and executive officers as a group.

•
The Company’s directors and executive officers will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders; however, because the number of shares owned by a stockholder is a factor considered in determining affiliate status, as a practical matter, the stock of certain affiliated stockholders will not be cashed out in the Reverse Stock Split. The sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our common stock that they own.

•	Our business and operations are expected to continue substantially as presently conducted following the Stock Splits and after giving effect the Transaction.
See “Special Factors—Purpose of and Reasons for the Transaction” beginning on page 31 and “Special Factors—Fairness of the Stock Splits to effect the Transaction” beginning on page 51.
Potential Disadvantages of the Stock Splits and the Transaction
If the Stock Splits and the overall Transaction occur, there will be certain potential disadvantages to stockholders, including the following:

•	Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

•
We will, after giving effect to the Transaction, cease to file annual, quarterly, current, and other reports and documents with the SEC. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements, as required pursuant to the covenants contained in our Debt Instruments, which we plan to make available to our stockholders. While we currently intend to make financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings as permitted under and in conformity with applicable Delaware law.

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We will no longer be listed on the New York Stock Exchange. Any trading in our common stock after giving effect to the Transaction will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. Because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.

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We will no longer be subject to the liability provisions of the Exchange Act, the provisions of the Sarbanes-Oxley Act or the oversight of the New York Stock Exchange. Our executive officers, directors and 10% stockholders will no longer be subject to the Exchange Act’s prohibitions and protections. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Our public reporting obligations could be reinstated. If on the first day of any fiscal year after the suspension of our filing obligations we have more than 300 stockholders of record, then we must resume reporting pursuant to Section 13(a) of the Exchange Act.

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Under Delaware law, our Charter and the Amended and Restated Bylaws of the Company (our “Bylaws”), no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Stock Splits.

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The costs incurred in the Transaction, including the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders, professional fees and other expenses, will reduce our cash balances on hand. Based upon information provided as of November 8, 2019 and for illustrative purposes only, we believe that the total cash requirement of the Stock Splits and overall Transaction to the Company would be approximately $1.9 million, if the Minimum Number were 50, which is the approximate midpoint within the proposed range of Stock Split Ratios. This amount includes approximately $1.1 million, if the Minimum Number is 50, needed to cash out fractional shares as a result of the Stock Splits, and approximately $0.8 million of legal, accounting, and financial advisory fees and other costs to effect the Transaction. However, this amount could be higher or lower depending on the Reverse Stock Split Ratio the Board chooses and the number of persons owning fewer than the Minimum Number immediately prior to the effective time.
See “Special Factors—Fairness of the Stock Splits to effect the Transaction—Potential Disadvantages of the Stock Splits and the Transaction” beginning on page 54 .
Ownership of Executive Officers, Directors and 10% Stockholders
Upon the effectiveness of the Stock Splits, the aggregate number of shares of our common stock owned by our directors, executive officers and 10% stockholders will not increase. The ownership percentage of our shares of common stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders will increase nominally, and at the same rate as the ownership percentage of all the other Continuing Stockholders, as a result of the reduction of the number of shares of common stock outstanding. However, the ownership percentage and the reduction in the number of shares outstanding following the Stock Splits may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Stock Splits and the number of “street name” shares that are actually cashed out in the Stock Splits.
See “Special Factors—Interests of Executive Officers, Directors, and 10% Stockholders” beginning on page 71.
Vote Required for Approval of the Stock Splits and the Adjournment Proposal at the Special Meeting
The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the Special Meeting. The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, and not a majority vote of unaffiliated stockholders, is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal. The affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits.
As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers and 10% stockholders, respectively. Our directors and executive officers, as well as Värde Partners, Inc. (“Värde”) and Brigade Capital Management, LP (“Brigade”), each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Assuming Värde and Brigade each vote “FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting.

See “Special Factors—Stockholder Approval” beginning on page 77.
Treatment of Beneficial Holders (Stockholders Holding Shares in “Street Name”)
We intend to treat persons who hold shares of our common stock in “street name,” through a bank, broker or other nominee, in the same manner as persons who hold shares of our common stock in their own names. Banks, brokers or other nominees will be instructed to effect the Transaction for their customers holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Transaction and making payments for fractional shares. If you hold shares of our common stock with a bank, broker or other nominee and have any questions in this regard, we encourage you to contact your bank, broker or other nominee.
See “Special Factors— Effects of the Transaction (including the Stock Splits)” beginning on page 42.
Determination of Stockholders of Record
In determining whether the number of our stockholders of record remains below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of shares. Based on information available to us, as of November 8, 2019, there were approximately 470 holders of record of our shares of common stock.
See “Special Factors— Effects of the Transaction (including the Stock Splits)” beginning on page 42.
Effectiveness of the Stock Splits
We anticipate that the Stock Splits will be effected as soon as reasonably practicable after the date of the Special Meeting, although the Board has reserved the right not to proceed with the Stock Splits or any other actions with respect to the Transaction if it believes it is no longer in the best interests of the Company’s stockholders. Following the Special Meeting, the Board will need to evaluate updated ownership data impacting the various Stock Split Ratios so that it can determine the aggregate costs of the Stock Splits within the range of Stock Split Ratios before choosing a Stock Split Ratio. Depending on the number of stockholders owning fewer than the Minimum Number of shares, the Board may abandon the Stock Splits and the overall Transaction if the Stock Splits become too costly. Our registered stockholders hold their shares in book-entry form, which means that our stockholders do not have stock certificates evidencing their ownership of common stock. Accordingly, each Cashed Out Stockholder will receive a check by mail at such Cashed Out Stockholder’s registered address as soon as practicable after the effective time. By signing and cashing this check, the Cashed Out Stockholder will warrant that the Cashed Out Stockholder owns the shares for which the cash payment was received.
See “Special Factors—Effective Time” on page 77.

Financing for the Transaction (including the Stock Splits)
Since we do not know how many record and beneficial holders of our common stock will be Cashed Out Stockholders, we do not know the exact cost of the Stock Splits. However, based on information that we have received as of November 8, 2019 from our transfer agent, Equiniti Trust Company (“Equiniti”), and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc. (“Broadridge”), with regard to the size of holdings of those stockholders who may hold shares in “street name,” as well our estimates of other expenses relating to the Stock Splits and the overall Transaction, we believe that the total cash requirement of the Stock Splits and overall Transaction to the Company would be approximately $1.9 million, if the Minimum Number were 50, which is the approximate midpoint within the proposed range of Stock Split Ratios. This amount includes approximately $1.1 million, if the Minimum Number is 50, needed to cash out fractional shares as a result of the Stock Splits, and approximately $0.8 million of legal, accounting, and financial advisory fees and other costs to effect the Transaction. However, this total amount, which is for illustrative purposes only, could be larger or smaller depending on, among other things, the Reverse Stock Split Ratio the Board chooses, the number of persons owning fewer than the Minimum Number immediately prior to the effective time and the number of fractional shares that will be outstanding after the Stock Splits as a result of purchases, sales and other transfers of our shares of common stock by our stockholders. For example, based upon information as of November 8, 2019, after the announcement of the Transaction and as a result of a substantial increase in subsequent trading activity, we estimate that the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders would be approximately $10.5 million if the Reverse Stock Split Ratio were 1-for-100, which is substantially higher than the original estimate of $1.1 million. Based upon the same information, we estimate that the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders would be approximately $0.3 million if the Reverse Stock Split Ratio were 1-for-5. If the Board determines that the total cash requirement of the Transaction is prohibitively expensive, including as a result of subsequent trading activity, it may abandon the Stock Splits and the overall Transaction even if approved by our stockholders.
The Company expects to pay the Cash Payment to the Cashed Out Stockholders and the costs relating to the Stock Splits and the overall Transaction from cash on hand.
See “Special Factors—Source of Funds and Expenses” beginning on page 76.
Recent Market Prices of the Company’s Common Stock
The closing prices of our common stock on September 10, 2019, the last trading day before the public announcement of the approval of the Transaction by the Finance and Strategic Planning Committee and the Board, and on the Record Date, were $19.59 per share and $20.51 per share, respectively.
See “Information About the Company—Market Price of Common Stock” beginning on page 83.
No Appraisal or Dissenters’ Rights
Under Delaware law, our Charter and our Bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Stock Splits.

See “Special Factors—No Appraisal or Dissenters’ Rights” beginning on page 80.
Material Federal Income Tax Consequences
Generally, a Cashed Out Stockholder who receives cash for a fractional share as a result of the Stock Splits will recognize capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Stock Splits generally will not recognize any gain or loss for United States federal income tax purposes.
See “Special Factors—Material Federal Income Tax Consequences” beginning on page 68.

QUESTIONS AND ANSWERS
ABOUT THE STOCK SPLITS TO EFFECT THE TRANSACTION
AND THE SPECIAL MEETING
Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.
Why am I receiving these materials?
The Board has made these proxy materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with the Special Meeting, which will take place on January 9, 2020 at 8:00 a.m. local time, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002-5200. As a stockholder, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under rules promulgated by the SEC. This information is intended to assist you in voting your shares.
Who may attend the Special Meeting?
You are entitled to attend the Special Meeting or any adjournments or postponements thereof only if you were a holder of record of our common stock as of the close of business on November 12, 2019, or hold a valid proxy to vote at the Special Meeting. If you requested paper copies of your proxy materials, your proxy card is your “admission ticket” to the Special Meeting. If you did not request paper copies of your proxy materials, your Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) will admit you to the Special Meeting. If you plan to attend the Special Meeting, you may either submit your proxy prior to the meeting or bring your E-Proxy Notice or proxy card and vote at the Special Meeting as explained below. In the event you plan to attend the Special Meeting in person, your proxy card or evidence of your E-Proxy Notice must be presented to gain entry into the meeting.
No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.
What am I being asked to vote on at the Special Meeting?
Our stockholders will consider and vote upon proposals to amend our Charter to effect the Reverse Stock Split of our shares of common stock, followed immediately by the Forward Stock Split of our shares of common stock, at a ratio (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split, with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of our Board (and, in all cases, with the Forward Stock Split Ratio being the inverse of the Reverse Stock Split Ratio), without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect to abandon the overall Transaction and the proposed Stock Splits (whether or not authorized by the stockholders), at any time. Stockholders whose shares are converted into less than one share of our common stock as a result of the Reverse Stock Split (meaning they own fewer than the Minimum Number of shares of our common stock immediately prior to the effective time of the Reverse Stock Split, which is the time that the certificate of amendment to our Charter to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware, which would likely occur immediately following the public announcement of the Stock Split Ratios chosen by the Board) will receive cash in lieu of such fraction of a share on the basis of $30.00, without interest, for each share of our common stock held by them immediately before the Reverse Stock Split. Stockholders who own at least the Minimum Number of shares of our common stock immediately prior to the effective time of the Stock Splits will not receive cash in lieu of any fraction of a share and will continue to own the same number of shares of our common stock after the completion of the Stock Splits. Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are each approved by the stockholders of the Company. Our stockholders will also consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits.
What is the purpose of the Stock Splits?
The primary purpose of the Stock Splits is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level at or above which the Company is required to file public reports with the SEC. If the Board determines to proceed with the Transaction, it will determine the Stock Split Ratios after the Special Meeting; however, the Company believes that any Reverse Stock Split Ratio within the proposed range would reduce the number of record holders below 300. The Stock Splits are being undertaken as part of the Company’s plan to suspend its duty to file periodic and current reports and other information with the SEC under the Exchange Act. As described in this proxy statement, each of the Finance and Strategic Planning Committee and the Board has determined that the costs of being a public reporting company outweigh the benefits thereof. After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of any national securities exchange. However, we intend to maintain our existing internal controls and corporate governance framework. In addition to being delisted from the New York Stock Exchange, we do not intend to list our common stock on any other national securities exchange. Any trading in our common stock after giving effect to the Transaction would only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
Our principal reasons for the Transaction (including the proposed Stock Splits) are as follows:

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We believe that our common stock is undervalued, which prevents us from realizing the traditional benefits of public company status. Furthermore, the concentration of ownership of our common stock following our restructuring and the resulting low-volume of trading limits our common stock’s liquidity. This affects our ability to raise capital from the public markets, effectively use our common stock as transaction consideration, attract interest from institutional investors or market analysts and otherwise enjoy the traditional benefits of being a publicly traded company. Despite the lack of these benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

•
The annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the New York Stock Exchange, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, are approximately $800,000 per year. Following the Transaction, we intend to continue to prepare audited annual and unaudited quarterly financial statements, as required pursuant to the covenants contained in our Debt Instruments. While we currently intend to make financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future.

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The reduction in time spent by our management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening relationships with clients and vendors and growing stockholder value, with a focus on long-term growth without an undue distraction by short-term financial results and stock price movement. Despite no longer being an SEC reporting company, the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws and intends to maintain its existing internal controls and corporate governance framework.

•
Our smallest stockholders (those holding fewer than the Minimum Number of shares), who represent a disproportionately large number of our record holders (but only approximately 2.3%, 0.2% and below 0.1% of our outstanding shares, in the case of stockholders holding fewer than 100 shares, 50 shares and five shares, respectively), will receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

Even after giving effect to the Transaction, our corporate ethics and governance standards will continue to reflect our commitment to integrity, and safe, profitable operations for the benefit of our stockholders, customers, employees, and communities where we operate. Accordingly, our commitment to the highest standards of corporate governance, accounting practices, safety and environmental responsibility, and regulatory compliance will remain an integral part of our culture, and we will continue to strive to be the most innovative, reliable and efficient company in our industry.
What is the effect of the Transaction?
After giving effect to the Transaction, we will no longer have to file annual, quarterly and other reports with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock, although we currently intend to maintain our current corporate governance structure. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, we will delist our common stock from the New York Stock Exchange and we will no longer be subject to its rules. Any trading in our common stock after the Transaction will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading. In addition, after the effective time of the Stock Splits, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company.

What will I receive in the Stock Splits to effect the Transaction?
If you own fewer than the Minimum Number of shares of our common stock immediately prior to the effective time of the Stock Splits, you will receive $30.00 in cash, without interest, from us for each pre-Reverse Stock Split share that you own. If you own at least the Minimum Number of shares of our common stock immediately prior to the effective time of the Stock Splits, you will not receive any Cash Payment for your shares in connection with the Stock Splits and will continue to hold immediately following the Stock Splits the same number of shares of our common stock as you held before the Stock Splits.
Who is the Filing Person?
The Company is the filing person for purposes of this proxy statement.
Do the Company’s directors, executive officers and 10% stockholders have an interest in the Stock Splits?
As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers and 10% stockholders, respectively. Our directors and executive officers, as well as Värde and Brigade, each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Assuming Värde and Brigade each vote “FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting.
Upon the effective time of the Stock Splits, the aggregate number of shares of our common stock owned by our directors, executive officers and 10% stockholders will not increase and the ownership percentage of the shares of our voting stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders will increase modestly, and at the same rate as the ownership percentage of all the other Continuing Stockholders, as a result of the reduction of the number of shares of our common stock outstanding. In addition, certain members of the Board and our executive officers hold restricted stock units, options and warrants that entitle them to shares of our common stock. The Stock Splits will not increase the value of these restricted stock units, options or warrants, but they will remain outstanding after the Stock Splits. Please see “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders” for a further description of these interests.
None of our directors, executive officers or 10% stockholders has any interest, direct or indirect, in the Stock Splits other than interests arising from the ownership of (i) our common stock, (ii) options or warrants to purchase our common stock or (iii) restricted stock units relating to the right to receive our common stock, where those directors and executive officers receive no extra or special benefit from the Transaction that is not shared on a pro rata basis by all other holders of our common stock.
Why is the Company proposing to carry out a Forward Stock Split following the Reverse Stock Split?
The Forward Stock Split is not necessary for us to reduce the number of holders of record of our shares of common stock and to deregister our shares of common stock under Section 12(g) of the Exchange Act. However, we have determined that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the Stock Splits, to facilitate trading of the shares held by Continuing Stockholders either in private transactions or potentially on an OTC market, to mitigate any loss of liquidity in our shares of common stock that may result from the Reverse Stock Split and to avoid the administrative burden and cost associated with cashing out fractional shares of Continuing Stockholders.
What if I hold fewer than the Minimum Number of shares of common stock and hold all of my shares in “street name”?
If you hold fewer than the Minimum Number of shares of our common stock in “street name,” your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our common stock and that it may hold at least the Minimum Number of total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Stock Splits as affecting beneficial holders’ shares. We intend to treat persons who hold shares of our common stock in “street name,” through a bank, broker or other nominee, in the same manner as persons who hold shares of our common stock in their own names. Banks, brokers or other nominees will be instructed to effect the Transaction for their customers holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Transaction and making payments for fractional shares. If you hold shares of our common stock with a bank, broker or other nominee and have any questions in this regard, we encourage you to contact your bank, broker or other nominee. For more information, see “Special Factors—Effects of the Transactions (including the Stock Splits)—Illustrative Examples.”
What happens if I own a total of the Minimum Number or more shares of common stock beneficially, but I hold fewer than the Minimum Number of shares of record in my name and fewer than the Minimum Number of shares with my broker in “street name”?
We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the Minimum Number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Stock Splits, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the effective time of the Stock Splits. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the Minimum Number of shares in any one account. However, even if the Board determines to continue with the Stock Splits and the overall Transaction following the Special Meeting, because the Board will not determine the Minimum Number until after the Special Meeting and it is likely that such determination will only be publicly announced immediately prior to us effecting the Stock Splits, you would need to assume that the Minimum Number is 100 in order to ensure that you remain a Continuing Stockholder. To determine the effect of the Stock Splits on any shares you hold in “street name” (and possible payment of the cash consideration), you should contact your broker, bank or other nominee. For more information, see “Special Factors—Effects of the Transactions (including the Stock Splits)—Illustrative Examples.”
If I own fewer than the Minimum Number of shares of common stock, is there any way I can continue to be a stockholder of the Company after the Stock Splits?
If you own fewer than the Minimum Number of shares of our common stock before the Stock Splits, the only way you can continue to be a stockholder of the Company after the Stock Splits is to purchase, prior to the effective time of the Stock Splits, sufficient additional shares to cause you to own the Minimum Number of shares at the effective time of the Stock Splits. However, even if the Board determines to continue with the Stock Splits and the overall Transaction following the Special Meeting, because the Board will not determine the Minimum Number until after the Special Meeting and it is likely that such determination will only be publicly announced immediately prior to us effecting the Stock Splits, you would need to assume that the Minimum Number is 100 in order to ensure that you remain a Continuing Stockholder. However, given the limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to purchase sufficient shares to achieve or exceed the Minimum Number of shares. In this instance, you would no longer remain a stockholder after the effective time of the Stock Splits. For more information, see “Special Factors—Effects of the Transactions (including the Stock Splits)—Illustrative Examples.”
If I own more than the Minimum Number of shares, will I continue to be a stockholder of the Company after the Stock Splits?
If you own more than the Minimum Number, which the Board will determine following the Special Meeting and will likely not be publicly announced until immediately prior to us effecting the Stock Splits, you will not receive any Cash Payment for your shares and will be a Continuing Stockholder of the Company. This means that, after giving effect to the Transaction, you will hold shares of a private company that is no longer required to file information with the SEC and whose shares will no longer trade on the New York Stock Exchange. Because of the possible limited liquidity for our common stock following the Transaction and the termination of our obligation to publicly disclose financial and other information, as a Continuing Stockholders, you may potentially experience a significant decrease in the value of your common stock. For more information, see “Special Factors—Effects of the Transactions (including the Stock Splits)—Illustrative Examples.”
How many shares of common stock must I own in order to receive the Cash Payment for such shares as a result of the Stock Splits?
You can only receive cash for all of your shares if, prior to the effective time of the Stock Splits, you own fewer than the Minimum Number of shares. If you attempt to reduce your ownership below the Minimum Number, we cannot assure you that any purchaser for your shares will be available. Additionally, even if the Board determines to continue with the Stock Splits and the overall Transaction following the Special Meeting, because the Board will not determine the Minimum Number until after the Special Meeting and it is likely that such determination will only be publicly announced immediately prior to us effecting the Stock Splits, it will be difficult for you to know with any certainty whether you will own fewer than the Minimum Number of shares without assuming the Minimum Number is five. For more information, see “Special Factors—Effects of the Transactions (including the Stock Splits)—Illustrative Examples.”
What will happen if the Stock Splits are approved by the Company’s stockholders?
Assuming the Board determines that the proposed Stock Splits will result in us having fewer than 300 record holders of our common stock after the effective time of the Stock Splits, we intend to file applicable forms with the SEC to deregister our shares of common stock under the federal securities laws and to delist our shares from the New York Stock Exchange. Specifically, in connection with the Transaction, we intend to file a Form 25 to delist the Company’s common stock from the New York Stock Exchange so that it becomes effective simultaneously with the effective time of the Charter Amendments, which will terminate the registration of our common stock under Section 12(b) of the Exchange Act ten days thereafter. On or around the tenth day following the Form 25 filing, we intend to file a Form 15 with the SEC certifying that we have less than 300 stockholders, which will terminate the registration of our common stock under Section 12(g) of the Exchange Act. After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, our duty to file periodic and current reports with the SEC will not be suspended with respect to the current fiscal year due to our existing registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”). Nonetheless, we intend to file a “no-action” letter with the SEC to seek relief from our obligation to file such reports for the remainder of the fiscal year (including the Form 10-K for the fiscal year ending December 31, 2019 (the “2019 10-K”)). In the event that the SEC grants the relief we are requesting (and we take certain additional actions as required by SEC rules), we would no longer be required by the Exchange Act to file periodic and current reports with respect to the fiscal year ending December 31, 2019, or thereafter. Whether or not the SEC grants us the requested relief, we intend to cease filing periodic and current reports required under the Exchange Act as soon as we are permitted to do so under applicable laws, rules and regulations.
After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of any national securities exchange. However, we intend to maintain our existing internal controls and corporate governance framework. In addition, after the effective time of the Stock Splits, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company. Our shares of common stock also would cease to be listed on the New York Stock Exchange and we do not intend to list them on any other national securities exchange. Any trading in our common stock after giving effect to the Transaction will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
Could the Stock Splits not happen?
Yes. The Stock Splits cannot occur without the requisite approval of the stockholders at the Special Meeting. Further, even if such approval is obtained, the Board has reserved the right not to proceed with the Stock Splits or any other actions to effect the Transaction if it believes it is no longer in the best interests of the stockholders. For example, depending on the number of stockholders owning fewer than the Minimum Number of shares, the Board may abandon the Stock Splits and the overall Transaction if the Stock Splits become too costly. See “What vote is required to approve the proposals?” and “If the Stock Splits are approved by the stockholders, can the Board determine not to proceed with the Stock Splits to effect the Transaction?”
What will happen if the Stock Splits are not approved or the Stock Splits fail to reduce the number of record holders of our common stock to below 300?
In the event that the Stock Splits are not approved or the Stock Splits fail to reduce the number of record holders of our common stock to below 300 to allow us to terminate the registration of our common stock under the Exchange Act and take additional actions to effect the Transaction, we will continue to operate our business as presently conducted and will continue to evaluate and explore all viable alternatives while we continue to maximize stockholder interests with a goal of returning value to our stockholders; however, we will continue to incur the costs associated with being a public company. Although our Board has not yet made any determination, it may authorize us to pursue alternative methods of effecting a going private transaction in order to reduce the costs associated with being a public company.
If the Stock Splits are approved by the stockholders, can the Board determine not to proceed with the Stock Splits to effect the Transaction?
If the Stock Splits are approved by the stockholders, the Board may determine not to proceed with the Stock Splits to effect the Transaction if they believe that proceeding with the Stock Splits is not in the best interests of the stockholders. For example, depending on the number of stockholders owning fewer than the Minimum Number of shares, the Board may abandon the Stock Splits and the overall Transaction if the Stock Splits become too costly. If the Board determines not to proceed with the Stock Splits, we will continue to operate our business as presently conducted.
What are the federal income tax consequences of the Stock Splits to me?
If you are not subject to any special rules that may be applicable to you under federal tax laws, then generally, a Cashed Out Stockholder that receives cash for a fractional share as a result of the Stock Splits will recognize a capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Stock Splits will not recognize any gain or loss for United States federal income tax purposes. We urge you to consult with your personal tax advisor with regard to the tax consequences to you of the Stock Splits.
What is the total cost of the Stock Splits and the overall Transaction to the Company?
Since we do not know how many record and beneficial holders of our common stock will be Cashed Out Stockholders, we do not know the exact cost of the Stock Splits. However, based on information that we have received as of November 8, 2019 from our transfer agent, Equiniti, and from Broadridge, with regard to the size of holdings of those stockholders who may hold shares in “street name,” as well our estimates of other expenses relating to the Stock Splits and the overall Transaction, we believe that the total cash requirement of the Stock Splits and overall Transaction to the Company would be approximately $1.9 million, if the Minimum Number were 50, which is the approximate midpoint within the proposed range of Stock Split Ratios. This amount includes approximately $1.1 million, if the Minimum Number is 50, needed to cash out fractional shares as a result of the Stock Splits, and approximately $0.8 million of legal, accounting, and financial advisory fees and other costs to effect the Transaction. However, this total amount, which is for illustrative purposes only, could be larger or smaller depending on, among other things, the Reverse Stock Split Ratio the Board chooses, the number of persons owning fewer than the Minimum Number immediately prior to the effective time and the number of fractional shares that will be outstanding after the Stock Splits as a result of purchases, sales and other transfers of our shares of common stock by our stockholders. For example, based upon information as of November 8, 2019, after the announcement of the Transaction and as a result of a substantial increase in subsequent trading activity, we estimate that the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders would be approximately $10.5 million if the Reverse Stock Split Ratio were 1-for-100, which is substantially higher than the original estimate of $1.1 million. Based upon the same information, we estimate that the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders would be approximately $0.3 million if the Reverse Stock Split

Ratio were 1-for-5. If the Board determines that the total cash requirement of the Transaction is prohibitively expensive, including as a result of subsequent trading activity, it may abandon the Stock Splits and the overall Transaction even if approved by our stockholders.
Am I entitled to appraisal rights in connection with the Stock Splits?
No. Under Delaware law, our Charter and our Bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Stock Splits.
Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the opportunity to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to receive proxy materials in printed form by mail or access them electronically on an ongoing basis.
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing an E-Proxy Notice of availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
In addition, we are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside the United States, with paper copies of the proxy materials instead of an E-Proxy Notice about the Internet availability of the proxy materials.
How can I access the proxy materials over the Internet?
Your proxy card or E-Proxy Notice about the Internet availability of the proxy materials will contain instructions on how to:

•	view our proxy materials for the Special Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on our website at www.parkerdrilling.com.
Additionally, your proxy card or E-Proxy Notice will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it.
Who is entitled to vote at the Special Meeting?
Holders of our common stock at the close of business on the Record Date of November 12, 2019 are entitled to vote their shares at the Special Meeting. On the Record Date, there were 15,044,739 shares of common stock issued and outstanding.
Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record, including shares held in the Parker Drilling Company 401(k) Retirement Savings Plan (“401(k) Plan”), and (b) shares held by you beneficially in “street name” through a broker, trustee or other nominee such as a bank.
If you own shares in our 401(k) Plan and do not vote the shares held in the 401(k) Plan, the trustee of the 401(k) Plan will vote those shares in the same proportion as shares for which instructions were received from other participants in the 401(k) Plan.
How can I vote my shares in person at the Special Meeting?
We will distribute written ballots to any stockholder of record who wants to vote in person at the Special Meeting. However, if you are the beneficial owner of shares held in “street name”, then in order to vote at the meeting you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record, and present such legal proxy at the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide to not attend the Special Meeting.
How can I vote my shares without attending the Special Meeting?
Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Special Meeting. There are three ways to have your shares voted by proxy:
Vote by Internet
Stockholders who have received an E-Proxy Notice of availability of the proxy materials on the Internet may submit proxies over the Internet by following the instructions on the E-Proxy Notice. Stockholders who have received notice of availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.
Vote by Telephone

You may submit a proxy using a telephone by following the “Vote by Telephone” instructions on your proxy card or E-Proxy Notice. You must have the control number that appears on your proxy card or in your E-Proxy Notice available when voting. If you vote by telephone, then you do not have to mail in your proxy card.
Vote by Mail
If you received a paper copy of a proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the enclosed, prepaid and addressed envelope.
How will my shares be voted if I vote by proxy?
Your shares will be voted:

•	as you instruct; and

•	according to the best judgment of Michael W. Sumruld and Jennifer F. Simons, and each or either of them, on any other business that properly comes before the Special Meeting.
Will my shares be voted if I do not vote by proxy?
If you are a stockholder of record and do not return your proxy card or otherwise cast your vote by any means listed above, your shares will not be voted. If you are a stockholder of record and return your proxy card or otherwise cast a ballot by one of the means listed above, but do not indicate your voting instructions, your shares will be voted:

•	“FOR” the Reverse Stock Split proposal;

•	“FOR” the Forward Stock Split proposal;

•
“FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits; and

•	according to the best judgment of Michael W. Sumruld and Jennifer F. Simons, and each or either of them, on any other business that properly comes before the Special Meeting.
We do not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting are considered non-routine. As a result, if you hold your shares through a bank or brokerage account, and you do not instruct your broker—in accordance with the broker’s instructions or by the deadlines provided by your broker—how to vote prior to the Special Meeting, your shares will not be voted on the Reverse Stock Split proposal, the Forward Stock Split proposal or the proposal to adjourn the Special Meeting.
What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Special Meeting.
If you are a beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.
Can I change my vote?
If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the proxy is exercised by:

•	timely delivery of written notice to the Secretary of the Company at the Company’s principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046;

•	a later-dated vote by telephone or on the Internet, or timely delivery of a valid, later-dated proxy; or

•	voting in person by ballot at the Special Meeting.
For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder; or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, you can change your vote by attending the Special Meeting and voting in person.
What happens if additional matters are presented at the Special Meeting?
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant your proxy, the persons named as proxy holders, Michael W. Sumruld and Jennifer F. Simons, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.
The chairman of the Special Meeting may refuse to allow the transaction of any business with respect to which advance notice was not provided in accordance with our Bylaws.
What constitutes a quorum?
The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the Special Meeting. Abstentions are counted as present for purposes of determining a quorum.
What vote is required to approve the proposals?
Once a quorum has been established, (i) the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, and not a majority vote of unaffiliated stockholders, is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal and (ii) the affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers and 10% stockholders, respectively. Our directors and executive officers, as well as Värde and Brigade, each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Assuming Värde and Brigade each vote “FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote “AGAINST” the Stock Splits but will not have an effect on the outcome of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Because each of the proposals is non-routine, brokers, banks and other nominees do not have discretionary authority to vote on any of the proposals, and will not be able to vote on any of the proposals absent instructions from the beneficial owner .
Where can I find the voting results of the Special Meeting?
We will publish voting results in a Current Report on Form 8-K which will be filed with the SEC. A copy of the report will be available in the Investor Relations section of our website at www.parkerdrilling.com and through the SEC’s electronic data system at www.sec.gov.
Who can help answer my questions?
If you have any questions about the Special Meeting or how to vote or revoke your proxy, please contact:
Equiniti Trust Company
EQ Shareowner Services
P. O. Box 64859
St. Paul, MN 55164-0859
Toll free: (800) 468-9716
What should I do if I receive more than one set of voting materials?
You may receive more than one E-Proxy Notice, more than one e-mail or more than one paper copy of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate E-Proxy Notice, a separate e-mail or separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one E-Proxy Notice, more than one e-mail and more than one proxy card. To vote all your shares by proxy, you must complete, sign, date and return each proxy card that you receive and vote over the Internet the shares represented by each E-Proxy Notice and e-mail that you receive (unless you have requested and received a singular proxy card that represents all the shares you own, in which case you only need to return, and vote the shares represented by, such proxy card). If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent, Equiniti Trust Company at (800) 468-9716 and instruct the shareowner services representative to do so.
How may I obtain a separate set of voting materials?
If you share an address with another stockholder, only one set of proxy materials is being delivered to this address, unless you have provided contrary instructions to us. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from our transfer agent at:
Equiniti Trust Company
EQ Shareowner Services
P. O. Box 64859
St. Paul, MN 55164-0859
Toll free: (800) 468-9716
Who is soliciting my proxy and who will bear the cost of soliciting votes for the Special Meeting?
The Board is making this solicitation and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing the E-Proxy Notices and these proxy materials and soliciting votes. If you choose to submit a proxy over the Internet, you are responsible for Internet access charges you may incur. If you choose to submit a proxy by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of the E-Proxy Notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Broadridge to assist us in the distribution of proxy materials described above. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of forwarding proxy and solicitation materials to stockholders.
How can I get a list of stockholders?
The names of stockholders of record entitled to vote will be available at the Special Meeting. You may also review the list of names of stockholders of record for ten days prior to the Special Meeting for any purpose relevant to the Special Meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas, 77046.
How does the Board recommend that I vote on the proposals?
Following a recommendation from the Finance and Strategic Planning Committee, the Board recommends (by a unanimous vote of directors present at the meeting thereof) that you vote “FOR” each of the proposals to approve the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits.

SPECIAL FACTORS
Purpose of and Reasons for the Stock Splits and the Transaction
General. The primary purpose of the Stock Splits is to enable the Company to reduce the number of record holders of its common stock below 300, which is the level at or above which the Company is required to file public reports with the SEC. If the Board determines to proceed with the Transaction, it will determine the Stock Split Ratios after the Special Meeting; however, the Company believes that any Reverse Stock Split Ratio within the proposed range would reduce the number of record holders below 300. The Stock Splits are being undertaken as part of the Company’s plan to suspend its duty to file periodic and current reports and other information with the SEC pursuant to the Exchange Act. After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of any national securities exchange. However, we intend to maintain our existing internal controls and corporate governance framework. In addition to being delisted from the New York Stock Exchange, we do not intend to list our shares of common stock on any other national securities exchange. Any trading in our common stock after giving effect to the Transaction would only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
The Finance and Strategic Planning Committee and the Board has determined that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors and stockholders who own more than 10% of our outstanding common stock), for us to remain an SEC reporting company. The Stock Splits, along with other actions constituting the Transaction, are intended to make us a non-SEC reporting company.
Our principal reasons for the Transaction (including the proposed Stock Splits) are as follows:

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We believe that our common stock is undervalued, which prevents us from realizing the traditional benefits of public company status. Furthermore, the concentration of ownership of our common stock following our restructuring and the resulting low-volume of trading limits our common stock’s liquidity. This affects our ability to raise capital from the public markets, effectively use our common stock as transaction consideration, attract interest from institutional investors or market analysts and otherwise enjoy the traditional benefits of being a publicly traded company. Despite the lack of these benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

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The annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the New York Stock Exchange, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, are approximately $800,000 per year. Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm, as required pursuant to the covenants contained in our Debt Instruments. While we currently intend to make financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future.

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The reduction in time spent by our management and employees complying with the requirements applicable to SEC reporting companies will enable them to focus more on managing the Company’s businesses, strengthening relationships with clients and vendors and growing stockholder value, with a focus on long-term growth without an undue distraction by short-term financial results and stock price movement. Despite no longer being an SEC reporting company, the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws and intends to maintain its existing internal controls and corporate governance framework.

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Our smallest stockholders (those holding fewer than the Minimum Number of shares), who represent a disproportionately large number of our record holders (but only approximately 2.3%, 0.2% and below 0.1% of our outstanding shares, in the case of stockholders holding fewer than 100 shares, 50 shares and five shares, respectively), will receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

Even after giving effect to the Transaction, our corporate ethics and governance standards will continue to reflect our commitment to integrity, and safe, profitable operations for the benefit of our stockholders, customers, employees, and communities where we operate. Accordingly, our commitment to the highest standards of corporate governance, accounting practices, safety and environmental responsibility, and regulatory compliance will remain an integral part of our culture, and we will continue to strive to be the most innovative, reliable and efficient company in our industry.
Reduced Costs and Expenses. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company. We anticipate cost savings of approximately $800,000 after effecting the Transaction, primarily as a result of a reduction in professional fees of lawyers and accountants, a potential reduction in insurance premiums for our directors’ and officers’ liability insurance, and printing, mailing, and other costs that we incur to comply with SEC reporting and compliance requirements. Please note, however, that these projected annual cost savings are only estimates and our savings could be higher or lower than $800,000.
Management Time and Expense; Operational Flexibility. The costs described above do not include any estimate for the overall time expended by our management and employees on the preparation of our SEC filings. We believe this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth and other business development and revenue enhancing activities. Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, we believe management will be able to devote more time to sustaining long-term growth.
Limited Trading Volume and Liquidity for Small Stockholdings. The Board also believes that holders of small amounts of shares of our common stock may be deterred from selling their shares because of the lack of an active trading market and disproportionately high brokerage costs. Based on our review of a list of record holders of our common stock as of November 8, 2019, furnished to us by our transfer agent, as well as information we have received regarding the holdings of beneficial owners of our common stock held in “street name,” we estimate, for illustrative purposes only, that there are (i) approximately 330 holders of record of fewer than 100 shares, consisting, on a combined basis, of approximately 8,000 directly registered holders and beneficial holders in “street name” who own fewer than 100 shares of our common stock, and (ii) approximately 310 holders of record of fewer than 50 shares, consisting, on a combined basis, of approximately 4,700 directly registered holders and beneficial holders in “street name” who own fewer than 50 shares of our common stock. Regardless of the Stock Split Ratios chosen by the Board, if the Board determines to proceed with the Transaction, the Stock Splits will offer Cashed Out Stockholders the opportunity to obtain cash for their shares without incurring disproportionately high brokerage costs because of the limited trading market for our common stock.
In addition, our common stock is thinly traded. As of September 3, 2019, which was prior to the announcement of the Transaction, the average daily trading volume of the stock for the previous 90 days was approximately 55,375 shares per day (or 0.4% of our total shares of common stock outstanding). The trading of even a small number of shares may have a disproportionate effect on the price of our shares in the public market. Accordingly, the Stock Splits will provide our smallest stockholders (those holding fewer than the Minimum Number of shares), who represent a disproportionately large number of our record holders (but only approximately 2.3%, 0.2% and below 0.1% of our outstanding shares, in the case of stockholders holding fewer than 100 shares, 50 shares and five shares, respectively), with the ability to receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.
Background of the Stock Splits to Effect the Transaction
On December 12, 2018, the Company and certain of its U.S. subsidiaries (together with the Company, the “Debtors”), commenced voluntary Chapter 11 proceedings and filed a prearranged Joint Chapter 11 Plan of Reorganization of the Debtors under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases were jointly administered under the caption In re Parker Drilling Company, et al., Case No. 18-36958 (the “Chapter 11 Cases”). On January 21, 2019, the Debtors filed the Amended Joint Chapter 11 Plan of Reorganization of Parker and its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”).
On March 7, 2019, the Bankruptcy Court entered an order confirming the Plan, which became effective on March 26, 2019 (the “Plan Effective Date”) in accordance with its terms, and the Debtors emerged from the Chapter 11 Cases. As of the Plan Effective Date, by operation of and in accordance with the Plan, a new board of directors consisting of seven directors was appointed. Pursuant to the RSA (as defined herein) and in accordance with the Plan, of the seven initial directors, Värde had the right to appoint three independent directors and Brigade had the right to appoint two independent directors, whose terms expire at the 2020 annual meeting (upon which time the Board will be elected via customary director election procedures under Delaware law and in accordance with our Charter, and without either Värde or Brigade having any nomination or other special rights with respect to such directorships). For more information regarding the RSA, see “—Interests of Executive Officers, Directors and 10% Stockholders.” The Board affirmatively determined that all non-employee directors (including the directors initially appointed by Värde and Brigade) are independent within the meaning of the New York Stock Exchange Corporate Governance Listing Standards and Rule 10A-3(b) of the Exchange Act.
On the Plan Effective Date, the Board created the Finance and Strategic Planning Committee and appointed Messrs. Davis, McMahan, and Wells to serve on such committee. In accordance with the terms of the RSA, Messrs. Davis, McMahan, and Wells were originally selected to serve on the Finance and Strategic Planning Committee, subject to ratification by the Board, by parties to the RSA that held more than 66% of the Company’s pre-restructuring unsecured notes, which included Värde and Brigade.

The Board additionally determined that each member of the Finance and Strategic Planning Committee is independent within the meaning of the New York Stock Exchange Corporate Governance Listing Standards and Rule 10A-3(b) of the Exchange Act.
On August 28, 2019, the Nominating and Governance Committee of the Board recommended, and the Board approved, appointing Mr. Bartels, who was already a member of the Board and was previously determined to be independent within the meaning of the New York Stock Exchange Corporate Governance Listing Standards and Rule 10A-3(b) of the Exchange Act, to the Finance and Strategic Planning Committee. Mr. Bartels was appointed to the Finance and Strategic Planning Committee to provide his expertise based upon his business experience and close work with Company management and the Board on topics related to financial policies and programs, corporate finance and capital markets activities, and evaluation of long term strategic plans and transactions related to capital allocation and strategic initiatives.
The Finance and Strategic Planning Committee is a standing committee of the Board, which, under its charter, is charged with reviewing and making recommendations to the Board relating to, among other things, the evaluation of the strategic planning process of the Company, including its annual and long-term strategic plans and transactions related to capital allocation and major strategic initiatives. Because the Stock Splits and overall Transaction are the types of strategic decisions within the mandate of the Finance and Strategic Planning Committee, the Board concluded that it was appropriate for the Finance and Strategic Planning Committee, which is comprised entirely of independent directors that are disinterested in the proposed Stock Splits and overall Transaction, to evaluate whether or not to pursue the Stock Splits and overall Transaction and, if so, to review and approve specific terms of a proposed transaction for recommendation to the Board.
Since the Plan Effective Date, as part of its ongoing strategic planning process, the Board, together with Company’s senior management, has regularly reviewed and evaluated the Company’s businesses, operations, financial performance, competitive position and strategic initiatives with a goal of maximizing stockholder value, including whether the Company should consider a transaction similar to the Transaction and, if so, the proper method for effectuating such a transaction.
As part of this ongoing strategic planning process, on April 8, 2019, the Board had a telephonic meeting with management and invited representatives from Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), the Company’s outside legal counsel, to provide information about “going dark” in conjunction with a reverse stock split, which included a discussion of the following:

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Advantages of a “going dark” transaction, including: (i) the ability of management to focus on long-term goals and objectives, rather than short-term management of market expectations; (ii) the fact that such a transaction would remove the Company’s operations from public scrutiny and minimize the need to disclose sensitive information that competitors can utilize; (iii) the reduction in the costs of servicing the remaining, smaller stockholder group; (iv) the additional corporate governance flexibility provided by a transaction as a result of no longer needing to comply with corporate governance rules applicable to publicly listed companies; (v) the elimination of reporting obligations with respect to the Company’s equityholders, including management, pursuant to Sections 13 and 16 of the Exchange Act; (vi) the reduction in the costs of outside legal, accounting and financial printer costs to prepare SEC reports and audited financial statements, as well as the elimination of related internal costs and overhead expenses, including senior management time spent on securities laws and New York Stock Exchange compliance and disclosure; (vii) the inapplicability of proxy rules once the Company’s common stock is no longer registered under Section 12 of the Exchange Act; (viii) the reduction in potential liability, including securities liability, for the Company and its directors and executive officers and related potential reduction in insurance premiums; (ix) the fact that effecting a “going dark” transaction by means of a reverse stock split provides smaller stockholders a liquidation of their investment in the Company, which otherwise may not be possible because of the lack of liquidity in the trading market, and the possibility to receive a premium if minority stockholders are cashed-out at a price higher than the current market price; (x) as a result of such a transaction, the Company’s stock price may more accurately reflect its true value, which may not be the case of the trading price on the New York Stock Exchange for a company as closely held as the Company; and (xi) the fact that such a transaction could insulate the price of the Company’s common stock from market volatility.

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Considerations of a “going dark” transaction, including: (i) the limitation on the Company’s ability to access public capital markets for future capital raising following such a transaction; (ii) the impact on the liquidity of the Company’s common stock following such a transaction; (iii) the reduction in information about the Company that is available to continuing stockholders and the investing public; (iv) the limited protections that the Company’s stockholders would have if the Company chooses in the future to deviate from its current corporate governance programs, as well as the reduced comfort our stockholders will have if the liability provisions of the Exchange Act and the Sarbanes-Oxley Act no longer apply to the Company and its directors, officers and affiliates; (v) the stock of an unregistered company is generally regarded as being a less attractive acquisition currency than the stock of SEC registered companies; (vi) the fact that, following any “going dark” transaction, there will be a lack of a ready market for the Company’s common stock, which could result in fewer opportunities to utilize equity-based compensation tools to recruit and retain executive talent; (vii) the fact that the cost to cash-out stockholders in such a transaction along with professional fees and other expenses would reduce the amount of cash on hand, even if such costs and expenses are considered manageable; and (viii) SEC reporting companies may be viewed by stockholders, employees, vendors, customers and other potential partners as more established and credible than privately held companies and the transition to the status of a private company may be viewed negatively, particularly by employees who were expecting to work for a public company.

•	Considerations for setting a reverse stock split ratio.

•	An overview of key corporate events and SEC filings related to a reverse stock split to effect a “going dark” transaction.

•	The Board’s fiduciary duties relating to a consideration of a reverse stock split to effect a “going dark” transaction.

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Practical considerations, including, among others, the following: the need to determine current number of record holders; the manner in which shares will be transferred absent a registration statement filed pursuant to the Securities Act; the need to determine the source of financing to cash-out fractional shares of common stock resulting from a reverse stock split; the need to amend or receive a waiver relating to certain provisions of the Company’s Registration Rights Agreement; and the fact that even if the Company completes a “going dark” transaction through a reverse stock split, it would be obligated to provide financial and other information pursuant our Debt Instruments.

Following a discussion of the foregoing considerations, the Board instructed management, Akin Gump and other advisors of the Company to continue to explore a potential “going dark” transaction using a reverse stock split.

On April 24, 2019, the Board held a telephonic meeting with management and representatives of Akin Gump, who provided an update regarding a potential “going dark” transaction using a reverse stock split. Specifically, Akin Gump provided information relating to the use of a valuation expert to provide assistance in determining the amount of cash to be paid in lieu of fractional shares that result from such reverse stock split, which included the qualifications of certain valuation experts as well as the proposals from valuation experts relating to their retention costs, the costs of a valuation report and the costs of a fairness opinion. Akin Gump also provided information regarding the current numbers of record holders, which included a discussion of the number of DTC participants and the number of directly registered holders. Representatives from Akin Gump provided illustrative examples of the effect of a reverse stock split on the number of record holders assuming specified ratios and the estimated amount of cash it would take to cash out fractional shares at certain specified ratios based on the current numbers of record holders. In connection with the foregoing presentation, the Board posed questions to Akin Gump and discussed the relative qualifications of various investment banks the Finance and Strategic Planning Committee was considering retaining to provide it with a fairness opinion regarding the cash-out value to be used for fractional shares in a reverse stock split, as well as to provide related financial advisory services.
On April 29, 2019, in furtherance of the Board’s request that management and Akin Gump continue to explore a potential “going dark” transaction, Akin Gump prepared and discussed with management information regarding the use of odd lot tender offers to effect a “going dark” transaction, including advantages and considerations related to odd lot tender offers, including the following:

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Stockholder participation in an odd lot tender offer is voluntary, which allows stockholders who wish to remain stockholders of a company the option to do so. At the same time, because it is voluntary, an odd lot tender offer may not be successful in reducing the number of record holders below the requisite threshold.

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An odd lot tender offer can be structured as the first step of a two-step going private transaction so that if the odd lot tender offer does not reduce the number of record holders below the threshold of 300, it can be followed by a reverse stock split. However, any such additional steps may be viewed as being more “coercive” which would reduce one of the benefits of having done an odd lot tender offer.

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A company may use incentives, such as offering odd lot stockholders a “bonus” payment for tendering all of their shares that is in addition to the purchase price offered in exchange for the shares tendered by odd lot stockholders.

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Unlike other forms of going private transactions, in an odd lot tender offer, a company only has to pay cash to those stockholders who tender all of their shares and are “cashed out”; whereas, a reverse stock split may result in paying cash to stockholders who will continue to be stockholders of the company following the transaction because they will own a whole number of shares following the reverse stock split. As a result, by using an odd lot tender offer, a company may be able to avoid creating a forced liquidity event for stockholders who have enough shares to continue to remain stockholders of the company following the transaction.

On May 22, 2019, Akin Gump prepared for the Board information regarding the use of odd lot tender offers followed by a reverse stock split to effect a “going dark” transaction, which discussion included the following:

•	An overview of “going dark” transactions, including the use of multi-step “going dark” transactions involving odd lot tender offers and reverse stock splits.

•	The ability of an issuer to conduct a tender offer for up to a specified dollar amount that prioritizes the repurchase of shares tendered by odd lot holders who tender all of their shares.

•	The SEC filings required in connection with conducting an odd lot tender offer to effect a “going dark” transaction.

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The advantages and considerations in using tender offers in “going dark” transactions, including the voluntary nature of the tender offer, the ability of tendering stockholders to obtain liquidity without having to pay any brokerage fees or commissions or any odd lot discounts applicable in market transactions, the ability to follow the odd lot tender offer with a reverse stock split if necessary to reduce the number of record holders below 300.

Akin Gump also provided information regarding the Company’s need to disclose the process pursuant to which any purchase price used in the tender offer was determined and recommended that the Finance and Strategic Planning Committee, in determining the appropriate purchase price for an odd lot tender offer, should consider hiring a valuation expert to provide an estimate with respect to the value of the Company’s shares of common stock.
Akin Gump also provided an overview of the use of a reverse stock split following the odd lot tender offer and explained the board and stockholder approvals that would be required in connection with any such transactions.
On June 7, 2019, the Board held a telephonic meeting with management and representatives of Akin Gump, who provided a presentation, in which they discussed, among other things:

•	Certain advantages and considerations in pursuing a “going dark” transaction.

•	Key corporate events and SEC filings relating to a reverse stock split to effect a “going dark” transaction.

•	The fiduciary duties of the Board in considering a reverse stock split to effect a “going dark” transaction.

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Considerations relating to instructing the Finance and Strategic Planning Committee to consider the reverse stock split and its use of a valuation expert to determine the cash consideration to be paid in connection with the reverse stock split.

•	The manner in which shares of the Company’s common stock can be sold following a “going dark” transaction.
Following the above discussion, representatives of Akin Gump answered questions from the Board relating to the reverse stock split and the delisting and deregistering of the Company’s common stock, and a discussion relating to the foregoing ensued. The Board then directed the Finance and Strategic Planning Committee to commence work on the reverse stock split, including without limitation, selecting a valuation firm for purposes of conducting a valuation of the common stock in connection with the determination of the cash to be paid in connection with the reverse stock split and working with its advisors to determine the appropriate ratio. The Board also directed the Finance and Strategic Planning Committee to report back to the Board prior to the approval and commencement of the reverse stock split. The Board also formally engaged Akin Gump as counsel to the Company in connection with the reverse stock split and any related transactions to effect the “going dark” transaction.
On June 29, 2019, the Board held a telephonic meeting with management and representatives of Akin Gump, who provided an update on the potential “going dark” transaction using a reverse stock split and discussed the advantages of effecting a forward stock split immediately following the reverse stock split, which includes avoiding an unusually high stock price that could result from the reverse stock split, facilitating trading of the shares held by any continuing stockholders either in private transactions or potentially on an OTC market, mitigating any loss of liquidity in the Company’s shares of common stock that may result from a reverse stock split and avoiding the administrative burden and cost associated with cashing out fractional shares of any continuing stockholders. The Board discussed, and asked representatives of Akin Gump questions regarding, the foregoing and determined that the Finance and Strategic Planning Committee should proceed by analyzing the “going dark” transaction in a manner that would utilize the reverse stock split followed immediately by a forward stock split.
On July 30, 2019, after discussing the qualifications of various firms previously presented by Akin Gump, the Finance and Strategic Planning Committee selected Houlihan Lokey to serve as its independent financial advisor. This decision was based on Houlihan Lokey’s professional reputation, its prior experience with similar “going dark” transactions and independence.
On August 23, 2019, the Finance and Strategic Planning Committee held a telephonic meeting. At the invitation of the Finance and Strategic Planning Committee, representatives of the Finance and Strategic Planning Committee’s legal and financial advisors also attended the meeting. At the request of the Finance and Strategic Planning Committee, representatives of Houlihan Lokey then reviewed and discussed its preliminary financial analyses of the Company with the Finance and Strategic Planning Committee. Following this discussion, representatives of Akin Gump provided additional information, and responded to questions from the Finance and Strategic Planning Committee and management, regarding the potential “going dark” transaction.
On August 30, 2019, the Finance and Strategic Planning Committee held a telephonic meeting. At the invitation of the Finance and Strategic Planning Committee, representatives of the Finance and Strategic Planning Committee’s legal and financial advisors also attended the meeting. Following a discussion among members of the Finance and Strategic Planning Committee, representatives of Akin Gump responded to additional questions from the Finance and Strategic Planning Committee about the potential “going dark” transaction, including the timing of required SEC filings.
On September 6, 2019, the Finance and Strategic Planning Committee held a telephonic meeting with management, representatives of Houlihan Lokey and Akin Gump. The purpose of the meeting was to formally review and approve, as appropriate, the specific terms of a proposed transaction for recommendation to the Board. At the request of the Finance and Strategic Planning Committee, Houlihan Lokey reviewed with the Finance and Strategic Planning Committee its financial analyses of the Company and the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split. The Finance and Strategic Planning Committee considered the “going dark” transaction, including the cash out price. The Finance and Strategic Planning Committee also considered the appropriate ratio, taking into account, among other factors, its likely effect of reducing and keeping the Company’s record holders below 300 and its aggregate cost. The Finance and Strategic Planning Committee also considered the overall fairness of conducting a “going dark” transaction in this manner, including the following safeguards and benefits: all stockholders having an opportunity to vote on the proposed transaction, the opportunity for stockholders owning fewer than 100 shares to have liquidity at $30.00 per pre-split share without having to pay a brokerage commission and the opportunity for larger stockholders to remain a part of the Company unencumbered by the costs of being public. The Finance and Strategic Planning

Committee then selected a ratio of 1-for-100 for the reverse stock split and a ratio of 100-for-1 for the forward stock split and selected $30.00 as the amount per pre-split share to cash out each stockholder of record owning fewer than 100 shares. Houlihan Lokey then rendered an oral opinion to the Finance and Strategic Planning Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019), that, subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, as of the date thereof, the Cash Payment to be received by the Cashed Out Stockholders in the reverse stock split was fair, from a financial point of view, to such Cashed Out Stockholders. For more information about the opinion, you should read the discussion below under “Special Factors—Fairness Opinion of Financial Advisor” and the fairness opinion of Houlihan Lokey, which is attached as Annex C to this proxy statement. The Finance and Strategic Planning Committee then unanimously voted to approve the stock splits and the overall Transaction and recommend it to the Board.
On September 6, 2019, the Board held a telephonic meeting for the purpose of considering the recommendation of the Finance and Strategic Planning Committee regarding the stock splits and the overall Transaction. The Board considered the various advantages and potential disadvantages relating to the stock splits and the overall Transaction. Based on all the factors which had been considered by the Board at this and at its other meetings and based on the information considered by and the recommendation of the Finance and Strategic Planning Committee, although not relying upon any one factor but considering all factors as a whole, the Board adopted the recommendations of the Finance and Strategic Planning Committee and all factors that the Finance and Strategic Planning Committee took into account in making its recommendations to the Board. The Board determined the Stock Splits and the overall Transaction would be in the best interests of all of the Company’s stockholders, including unaffiliated Cashed Out Stockholders and the unaffiliated Continuing Stockholders, and unanimously approved the Stock Splits and the overall Transaction, including the Cash Payment of $30.00 and recommended the stock splits to effect the Transaction to the stockholders of the Company. The Board also retained the right to withdraw its approval of the stock splits and the overall Transaction, either before or after the vote of stockholders, if the Board determined that the Transaction was no longer in the best interests of our stockholders.
On September 10, 2019, we announced that the Finance and Strategic Planning Committee and the Board had approved the Stock Splits to effect the Transaction. Specifically, the Company announced that each of the Finance and Strategic Planning Committee and the Board had selected $30.00 as the amount per pre-split share to cash out each stockholder of record owning fewer than 100 shares at a ratio of 1-for-100 for the reverse stock split and a ratio of 100-for-1 for the forward stock split. The Company also filed with the SEC a preliminary proxy statement and a Schedule 13E-3 relating to the stock splits.
After announcing the Stock Splits and the overall Transaction, the Board and its advisors monitored the market activity of the Company’s common stock and observed a substantial increase in the trading of its common stock. While this increased trading activity had only a nominal effect on the number of holders of record, it led to significant increase in the amount of shares that would be cashed out at a reverse stock split ratio of 1-for-100. For example, based on information provided to the Company on September 24, 2019, approximately 260,607 shares of common stock would be cashed out at a reverse stock split ratio of 1-for-100 at a cost of approximately $8.0 million, as compared to 37,446 shares at a cost of $1.1 million based upon information provided to the Company as of September 5, 2019 before the Transaction was announced.
On September 26, 2019, the Board and the Finance and Strategic Planning Committee held a joint telephonic meeting with management and representatives of Akin Gump to determine the best way to proceed with the Transaction, if at all, given that the increased trading activity could cause the Transaction at a reverse stock split ratio of 1-for-100 to be prohibitively expensive for the Company. The September 26, 2019 meetings of the Board and the Finance and Strategic Planning Committee were each attended by each director who is a member of such body, other than Mr. Wells, who was not present for either meeting. The Finance and Strategic Planning Committee noted that in the proxy materials previously filed with the SEC, the Company disclosed that the Board reserves the right to abandon the proposed Stock Splits or the overall Transaction at any time if it believes the Stock Splits or the overall Transaction are no longer in the best interests of our stockholders, whether prior to or following the Special Meeting, including as a result of a change in the number of shares, whether or not held in “street name,” that will be exchanged for cash in connection with the Stock Splits that would increase in any material respect the cost and expense of the Stock Splits compared to what we previously estimated. After discussing various alternatives, including whether to proceed with the Transaction, the Finance and Strategic Planning Committee approved and recommended to the Board (by a unanimous vote of directors present at the meeting thereof) to consider a range of split ratios from (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split, with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of the Board, without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect to abandon the overall Transaction and the proposed Stock Splits (whether or not authorized by the stockholders), at any time, if, among other things, prior to the effective time, the Board determines that there is no Reverse Stock Split Ratio for which the Company can accomplish its goal of reducing its holders of record below 300 without acceptable costs to cash out stockholders owning fewer than the Minimum Number chosen by the Board. In making this determination, the Finance and Strategic Planning Committee considered again the financial analyses of September 6, 2019 reviewed with the Finance and Strategic Planning Committee by Houlihan Lokey in connection with Houlihan Lokey’s oral opinion to the Finance and Strategic Planning Committee on September 6, 2019 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019), that, subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, as of the date thereof, the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split was fair, from a financial point of view, to such Cashed Out Stockholders. The Finance and Strategic Planning Committee determined that none of the financial analyses contained in Houlihan Lokey’s presentation of September 6, 2019 would have been affected or altered had such financial analyses been based on the assumption that the Board will determine the exact Stock Split Ratios following the Special Meeting rather than that the Reverse Stock Split Ratio was 100-for-1.
The Board considered the foregoing recommendation as well as various considerations relating to the Transaction, including whether to proceed with the Transaction, and approved (by a unanimous vote of directors present at the meeting thereof) a range of split ratios (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the Reverse Stock Split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the Forward Stock Split, with the exact Stock Split Ratios to be set within the foregoing ranges at the discretion of the Board after the Special Meeting. The Board also considered that, subject to its compliance with Delaware law and the federal proxy rules, it can change the terms of the Stock Splits and the overall Transaction, including the Stock Split Ratios and the amount of the Cash Payment, at any time to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of staying below 300 record holders. The Board also discussed the fact that it may also abandon the proposed Stock Splits and the overall Transaction at any time prior to its completion, whether prior to or following the Special Meeting, if it believes either the overall Transaction or the Stock Splits are no longer in the best interests of the Company or its stockholders.

Alternatives to the Stock Splits to Effect the Transaction
As described above, prior to selecting the Stock Splits as the appropriate approach to achieve the Transaction and as further discussed below, the Board considered several other methods of effecting a “going dark” transaction. After consideration of these other methods, the Board determined to use the Stock Splits to effect a “going dark” transaction and directed the Finance and Strategic Planning Committee to develop the terms of the Stock Splits, including the appropriate reverse stock split ratio and cash-out value for fractional shares and to make a recommendation to the Board with respect to these and related matters. After deciding to complete a “going dark” transaction, the Company’s primary objective was to ensure that the selected approach would result in the Company having fewer than 300 record owners of its common stock within its desired timeframe and the Board concluded that the Stock Splits would be the best approach to achieve this objective. In making its determination, the Board also considered the potential costs of the Stock Splits and the alternative transactions discussed below.
Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timeframe. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, and we would have no assurance that enough stockholders would tender all of their shares of our common stock to reduce the number of record owners of our common stock to fewer than 300. In addition, the rules governing tender offers require equal treatment of all stockholders, including the pro rata acceptance of offers from all stockholders. The Board determined that, since participation in an issuer tender offer is voluntary, it may not be successful in reducing the number of holders of record to below 300. In addition, the estimated costs of this type of transaction potentially could be higher than the costs of the Stock Splits because the Company would need to purchase the shares tendered by all tendering stockholders, not just the stockholders who were being cashed out. As a result of these disadvantages, the Board determined not to pursue this alternative.
Odd-Lot Tender Offer. Unlike a traditional tender offer, an odd-lot tender offer would offer to purchase the shares of our common stock only from those stockholders owning 99 or fewer shares. As of November 8, 2019, there were approximately 330 holders of record owning 99 or fewer shares of our common stock. However, like an issuer tender offer, this method would be voluntary on the part of stockholders and there could be no assurance that a requisite number of stockholders would participate. While the time frame for completing an odd-lot tender offer is shorter than for the Stock Splits and would be less expensive, the Board decided this alternative was not the best option due to a lack of certainty that it would produce the desired result.
Maintaining the Status Quo. The Board also considered maintaining the status quo. In that case, the Company would continue to incur the significant expenses of being an SEC reporting company without enjoying the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity and the ability to use its common stock as currency for acquisitions. However, the Board believed that becoming a private company would be in the best interests of the Company’s stockholders and rejected this alternative.
After carefully reviewing all of these alternatives, for the reasons discussed above, the Board unanimously approved the Stock Splits as the most expeditious and economical way of changing our status from that of a reporting company to that of a non-reporting company and directed the Finance and Strategic Planning Committee to develop the terms of the Stock Splits in order to implement the Transaction and to report back to the Board with its recommendations.

Effects of the Transaction (including the Stock Splits)
Effect of the Transaction (including the Stock Splits) on the Company. The primary purpose of the Stock Splits is to reduce the number of our stockholders of record below 300, which will allow us to cease our reporting obligations with the SEC. If the Board determines to proceed with the Transaction, it will determine the Stock Split Ratios after the Special Meeting; however, the Company believes that any Reverse Stock Split Ratio within the proposed range would reduce the number of record holders below 300. In determining whether the number of our stockholders of record is below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of our shares. Based on information available to us as of November 8, 2019 and for illustrative purposes only, if the Reverse Stock Split Ratio were 1-for-50, we expect that as a result of the Stock Splits the number of our stockholders of record would be reduced from approximately 470 to approximately 160 and we estimate that, on a combined basis, there are approximately 4,700 directly registered holders and beneficial holders in “street name” who own fewer than 50 shares of our common stock whose shares would be cashed out as a result of the Stock Splits.
We also believe the Transaction will have the following additional effects:

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Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. Assuming the Board determines that the proposed Stock Splits will result in us having fewer than 300 record holders of our common stock after the effective time of the Stock Splits, we intend to file a Form 25 with the SEC to delist our common stock from the New York Stock Exchange and to deregister our common stock under Section 12(b) of the Exchange Act so that it becomes effective simultaneously with the effective time of the Charter Amendments. We expect the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and the deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, our obligation to file periodic and current reports with the SEC will not be suspended with respect to the current fiscal year due to our existing registration statements filed under the Securities Act. Nonetheless, we intend to file a “no-action” letter with the SEC to seek relief from our obligation to file such reports for the remainder of the fiscal year (including the 2019 Form 10-K). In the event that the SEC grants the relief we are requesting (and we take certain additional actions as required by SEC rules), we would no longer be required by the Exchange Act to file periodic and current reports with respect to the fiscal year ending December 31, 2019 or thereafter. Whether or not the SEC grants us the requested relief, we intend to cease filing periodic and current reports required under the Exchange Act as soon as we are legally permitted to do so. However, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. If necessary to maintain the Company’s suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including effectuating further reverse stock splits. Despite no longer being an SEC reporting company, the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws and intends to maintain its existing internal controls and corporate governance framework.

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Reduced Costs and Expenses. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company. We anticipate cost savings of approximately $800,000 after effecting the Transaction, primarily as a result of a reduction in professional fees of lawyers and accountants, a potential reduction in insurance premiums for our directors’ and officers’ liability insurance, and printing, mailing, and other costs that we incur to comply with SEC reporting and compliance requirements. Please note, however, that these projected annual cost savings are only estimates and our savings could be higher or lower than $800,000.

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Management Time and Expense; Operational Flexibility. The costs described above do not include any estimate for the overall time expended by our management and employees on the preparation of our SEC filings. We believe this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth and other business development and revenue enhancing activities. Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, we believe management will be able to devote more time to sustaining long-term growth.

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Conduct of our Business after the Transaction. We expect our business and operations following the Transaction to continue substantially as they are currently conducted, and except as described in this proxy statement, the Transaction is not expected to have any material effect upon the conduct of our business.

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Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease as a result of the Stock Splits. The amount of such decrease will depend on the Stock Split Ratios ultimately chosen by the Board and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. For illustrative purposes only and based upon information provided as of November 8, 2019, if the Stock Split Ratios were 50-for-1, in the case of the Reverse Stock Splits, and 1-for-50, in the case of the Forward Stock Splits, which is the approximate midpoint within the proposed range of Stock Split Ratios, then our aggregate stockholders’ equity would decrease from approximately

$354.8 million as of September 30, 2019 to approximately $354.1 million on a pro forma basis (after giving effect to (i) the payment of approximately $1.1 million for the cash out of the shares of Cashed Out Stockholders as a result of the Stock Splits and (ii) cost savings of approximately $0.4 million that would have occurred during the six months ended September 30, 2019 as a result of the Transaction).

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Book Value Per Share. Our book value per share of our common stock will decrease as a result of the Stock Splits. The amount of such decrease will depend on the Stock Split Ratios ultimately chosen by the Board and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. For illustrative purposes only and based upon information provided as of November 8, 2019, if the Stock Split Ratios were 50-for-1, in the case of the Reverse Stock Splits, and 1-for-50, in the case of the Forward Stock Splits, which is the approximate midpoint within the proposed range of Stock Split Ratios, then our book value per share of our common stock would increase from $23.58 as of September 30, 2019 to approximately $23.60 per share of common stock on a pro forma basis (after giving effect to (i) the payment of approximately $1.1 million for the cash out of the shares of Cashed Out Stockholders as a result of the Stock Splits, (ii) cost savings of approximately $0.4 million that would have occurred during the six months ended September 30, 2019 and (iii) the reduction in shares outstanding).

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Effect on Holders of Fewer than the Minimum Number of Shares of Common Stock and Treatment of Multiple Accounts. Following the Stock Splits, holders of fewer than the Minimum Number of shares of our common stock would receive the Cash Payment and would cease to be stockholders of the Company. Cashed Out Stockholders will have no further financial interest in us with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

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Financial Effect of the Stock Splits and other aspects of the Transaction. Based on information we have received as of November 8, 2019 from our transfer agent, Equiniti, and from Broadridge and for illustrative purposes only, we estimate that the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders, professional fees and other expenses would total approximately $1.9 million, if the Minimum Number is 50, which is the approximate midpoint within the proposed range of Stock Split Ratios. This total amount could be larger or smaller depending on, among other things, the Stock Split Ratio ultimately selected by the Board, the number of persons owning fewer than the Minimum Number immediately prior to the effective time and the number of fractional shares that will be outstanding after the Stock Splits as a result of purchases, sales and other transfers of our shares of common stock by our stockholders. The consideration to be paid to the Cashed Out Stockholders and the costs of the Stock Splits will be paid from cash on hand. See “Special Factors—Source of Funds and Expenses.” These costs will be offset over time by the cost savings of approximately $800,000 per year we expect to realize as a result of the Transaction. See “Special Factors—Purpose of and Reasons for the Stock Splits and the Transaction.”

The number of shares held by a stockholder of record in two or more separate but identical record holder accounts will be combined to determine the number of shares of our common stock owned by that holder and, accordingly, whether the holder will be a Cashed Out Stockholder or a Continuing Stockholder.

Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a Cashed Out Stockholder or a Continuing Stockholder.
We intend to treat persons who hold shares of our common stock in “street name,” through a bank, broker or other nominee, in the same manner as persons who hold shares of our common stock in their own names. Banks, brokers or other nominees will be instructed to effect the Transaction for their customers holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Transaction and making payments for fractional shares. As a result, a stockholder owning at least the Minimum Number of shares of common stock may nevertheless have those shares cashed out if the stockholder holds shares in a combination of "street name" accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Stock Splits, you may consolidate your holdings into one brokerage account or record holder account prior to the effective time.
Examples of the effect of the Stock Splits on both Cashed Out Stockholders and Continuing Stockholders are set forth below under the caption “Effects of the Transaction (including the Stock Splits)—Examples.”
Effect of the Transaction (including the proposed Stock Splits) on Unaffiliated Stockholders Who Own at Least the Minimum Number of Shares. For those unaffiliated stockholders who own at least the Minimum Number of shares of our common stock, the Transaction (including the Stock Splits) may have the following effects:

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Elimination of SEC Reporting Obligations and Compliance with the Sarbanes-Oxley Act. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. Assuming the Board determines that the proposed Stock Splits will result in us having fewer than 300 record holders of our common stock after the effective time of the Stock Splits, we intend to file a Form 25 with the SEC to delist our common stock from the New York Stock Exchange and to the deregister our common stock under Section 12(b) of the Exchange Act so that it becomes effective simultaneously with the effective time of the Charter Amendments. We expect that the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, our obligation to file periodic and current reports with the SEC will not be suspended with respect to the current fiscal year due to our existing registration statements filed under the Securities Act. Nonetheless, we intend to file a “no-action” letter with the SEC to seek relief from our obligation to file such reports for the remainder of the fiscal year (including the 2019 Form 10-K). In the event that the SEC grants the relief we are requesting (and we take certain additional actions as required by SEC rules), we would no longer be required by the Exchange Act to file periodic and current reports with respect to the fiscal year ending December 31, 2019 or thereafter. Whether or not the SEC grants us the requested relief, we intend to cease filing periodic and current reports required under the Exchange Act as soon as we are legally permitted to do so. However, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. If necessary to maintain the Company’s suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including effectuating further reverse stock splits. Despite no longer being an SEC reporting company, the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws and intends to maintain its existing internal controls and corporate governance framework.

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Effect on Market for Shares and Liquidity. Our common stock is currently listed on the New York Stock Exchange. In connection with the Transaction, we intend to delist our common stock from trading on the New York Stock Exchange, which may have an adverse effect on the liquidity of our common stock. Any trading in our common stock after giving effect to the Transaction will only occur in privately negotiated sales and potentially on an OTC market, but only if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements, which may adversely affect the liquidity of our common stock and result in a significantly increased spread between the bid and asked prices of our common stock. Additionally, the overall price of our stock may be significantly reduced due to the potential that investors may view the investment as inherently more risky given the fact that publicly available information about the Company will be significantly more limited. As of September 3, 2019, which was prior to the announcement of the Transaction, the average daily trading volume of the stock for the previous 90 days was approximately 55,375 shares per day (or 0.4% of our total shares of common stock outstanding).

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Cost Savings. As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $800,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purpose of and Reasons for the Stock Splits and the Transaction.”

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Outstanding Warrants. Warrants evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because such warrants will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

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Outstanding Stock Options. Options evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because such options will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

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Outstanding Restricted Stock Units. Restricted stock units would be unaffected by the Transaction because such restricted stock units will, after the Transaction, represent the right upon vesting to receive the same number of shares of our common stock as they were before the Transaction.

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Reduction in Publicly Available Information. If we complete the Transaction as described in this proxy statement, our common stock will no longer be registered under the Exchange Act and we will no longer be a reporting company under the Exchange Act. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC. As a result, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings as permitted under and in conformity with applicable Delaware law.

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Audited Financial Statements. Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm, as required pursuant to the covenants contained in our Debt Instruments. While we currently intend to make financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future.

•	Future Share Purchases. The Company will not be prevented from repurchasing shares of our common stock from the Continuing Stockholders in the future as a result of the Transaction.

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Possible Decline in the Value of Our Common Stock. The possible limited liquidity of our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act will make trading in our shares of common stock following the Transaction more difficult, which may cause the value of our common stock to decrease.

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Loss of Access to Public Markets. We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease as a result of the Stock Splits. The amount of such decrease will depend on the Stock Split Ratios ultimately chosen by the Board and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. For illustrative purposes only and based upon information provided as of November 8, 2019, if the Stock Split Ratios were 50-for-1, in the case of the Reverse Stock Splits, and 1-for-50, in the case of the Forward Stock Splits, then our aggregate stockholders’ equity would decrease from approximately $354.8 million as of September 30, 2019 to approximately $354.1 million on a pro forma basis (after giving effect to (i) the payment of approximately $1.1 million for the cash out of the shares of Cashed Out Stockholders as a result of the Stock Splits and (ii) cost savings of approximately $0.4 million that would have occurred during the six months ended September 30, 2019 as a result of the Transaction).

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Book Value Per Share. Our book value per share of our common stock will decrease as a result of the Stock Splits. The amount of such decrease will depend on the Stock Split Ratios ultimately chosen by the Board and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. For illustrative purposes only and based upon information provided as of November 8, 2019, if the Stock Split Ratios were 50-for-1, in the case of the Reverse Stock Splits, and 1-for-50, in the case of the Forward Stock Splits, then our book value per share of our common stock would increase from $23.58 as of September 30, 2019 to approximately $23.60 per share of common stock on a pro forma basis (after giving effect to (i) the payment of approximately $1.1 million for the cash out of the shares of Cashed Out Stockholders as a result of the Stock Splits, (ii) cost savings of approximately $0.4 million that would have occurred during the six months ended September 30, 2019 and (iii) the reduction in shares outstanding).

Effect of the Transaction (including the Stock Splits) on our Directors, Executive Officers and 10% Stockholders. Shares held by affiliated stockholders will be treated in the same manner as shares held by unaffiliated stockholders. As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers and 10% stockholders, respectively. Our directors and executive officers, as well as Värde and Brigade, each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Assuming Värde and Brigade each vote “FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting.
Upon the effectiveness of the Stock Splits, the aggregate number of shares of our common stock owned by our executive officers, directors and affiliated stockholders will not increase. The ownership percentage of the shares of our common stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders will increase nominally, and at the same rate as the ownership percentage of all the other Continuing Stockholders, as a result of the reduction of the number of shares of our common stock outstanding. The increase in the ownership percentage of our shares of common stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders and the reduction in the number of shares outstanding following the completion of the Stock Splits is based on record holder information that we received as of November 8, 2019 from our transfer agent, Equiniti, and a share range analyses we received from Broadridge, reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. However, the ownership percentage and the reduction in the number of shares outstanding following the Stock Splits may increase or decrease depending on the Stock Split Ratio ultimately selected by the Board, as well as the purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Stock Splits and the number of "street name" shares that are actually cashed out in the Stock Splits. The ownership percentage of our shares of common stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders, as well as the ownership percentage of the other Continuing Stockholders, will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Stock Splits, and depending on the number of “street name” shares that are actually cashed out in the Stock Splits.

In addition, our directors, executive officers and 10% stockholders may have interests in the Stock Splits that are different from your interests as a stockholder in the Company, including holding options and warrants to purchase shares of our common stock that will remain outstanding following the Stock Splits, although these options and warrants will not increase in value.
See “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders.”
As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $800,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purpose of and Reasons for the Stock Splits and Transaction.”
Illustrative Examples. The effect of the Stock Splits on both Cashed Out Stockholders and Continuing Stockholders may be illustrated, in part, by the below illustrative examples, which, solely for the purposes of these illustrative examples, assume the Board determines to use 50 as the Minimum Number, which is the approximate midpoint within the proposed range of the Stock Split Ratios. Note that these illustrative examples also assume that persons who hold shares of our common stock in “street name,” through a bank, broker or other nominee, are treated in the same manner as persons who hold shares of our common stock in their own names in registered form. Banks, brokers or other nominees will be instructed to effect the Transaction for their customers holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than those applied for registered stockholders for processing the Transaction and making payments for fractional shares, which may affect the results illustrated by these hypothetical scenarios. If you hold shares of our common stock with a bank, broker or other nominee and have any questions in this regard, we encourage you to contact your bank, broker or other nominee.

Hypothetical Scenario (Assuming 50 is the Minimum Number)	Result
Mr. A is a registered stockholder who holds 49 shares of our common stock of record in his name at the effective time of the Stock Splits. Mr. A holds no other shares.	Mr. A will receive cash in the amount of $1,470, without interest, for the 49 shares of common stock held prior to the Reverse Stock Split.

Ms. B holds 10 shares of our common stock in a brokerage account at the effective time of the Stock Splits. Ms. B holds no other shares.
We intend to treat stockholders holding common stock in “street name” in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to effect the Stock Splits for their beneficial holders. Assuming that they do so, Ms. B will receive cash in the amount of $300, without interest, for the 10 shares of common stock held prior to the Reverse Stock Split. If the bank, broker or nominee holding Ms. B’s shares have different procedures, or do not provide us with sufficient information on Ms. B’s holdings, then Ms. B may or may not receive cash for her shares depending on the number of shares held by the bank, broker or other nominee, which is the actual record holder of her shares.

Hypothetical Scenario (Assuming 50 is the Minimum Number)	Result
Mr. C holds 40 shares of our common stock of record in his name and 30 shares in a brokerage account at the effective time of the Stock Splits. Mr. C holds no other shares.
Each of Mr. C’s holdings will be treated separately. Accordingly, assuming the brokerage firm with whom Mr. C holds his shares in “street name” effects the Stock Splits for its beneficial holders, Mr. C will receive cash in the amount of $2,100, without interest, for the 70 shares of common stock held prior to the Reverse Stock Split.

Ms. D holds 50 shares of our common stock in her name and 50 shares in a brokerage account at the effective time of the Stock Splits.	Ms. D will continue to hold 50 shares of common stock in her own name and 50 shares in a brokerage account after the Stock Splits.

Mr. E holds 25 shares of common stock in one brokerage account and 25 shares in another brokerage account at the effective time of the Stock Splits.
Each of Mr. E’s holdings will be treated separately. Assuming each of the brokerage firms with whom Mr. E holds his shares in “street name” effect the Stock Splits for their beneficial holders, Mr. E will receive cash in the amount of $1,500, without interest, for the 50 shares of common stock held prior to the Reverse Stock Split.

Ms. F holds 25 shares in one record holder account and 25 shares in another identical record holder account at the effective time of the Stock Splits.	Ms. F will continue to hold 50 shares of common stock after the Reverse Stock Split.

Mr. G and Ms. G each hold 50 shares in separate, individual record holder accounts, but also hold 25 shares of common stock jointly in another record holder account.
Shares held in joint accounts will not be added to shares held individually in determining whether a stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. Accordingly, Mr. G and Ms. G will each continue to own 50 shares of common stock after the Stock Splits in their separate accounts, but will receive $750, without interest, for the shares held in their joint account.

Reservation of Rights
Subject to its compliance with Delaware law and the federal proxy rules, the Board reserves the right to change the terms of the Stock Splits and the overall Transaction, including the Stock Split Ratios and the amount of the Cash Payment, to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of remaining below 300 record holders. The Board may also abandon the proposed Stock Splits and the overall Transaction at any time prior to its completion, whether prior to or following the Special Meeting, if it believes either the overall Transaction or the Stock Splits are no longer in the best interests of the Company or its stockholders. Following the Special Meeting, the Board will need to evaluate updated ownership data impacting the various Stock Split Ratios so that it can determine the aggregate costs of the Stock Splits within the range of Stock Split Ratios before choosing a Stock Split Ratio. Depending on the number of stockholders owning fewer than the Minimum Number of shares, the Board may abandon the Stock Splits and the overall Transaction if the Stock Splits become too costly. For more information, see “Special Factors—Termination of Transaction.” Subject to the Board’s ability to abandon the proposed Stock Splits and the overall Transaction, the Board intends to determine the Stock Split Ratios and effect the Stock Splits as soon as practicable after the Stock Splits are approved by our stockholders, which would likely occur immediately following the public announcement of the Stock Split Ratios chosen by the Board. Furthermore, after giving effect to the Transaction and as necessary to maintain the Company’s suspension of its SEC reporting obligations, the Company reserves the right to take additional actions that may be permitted under Delaware law, including effectuating further reverse stock splits.
New York Stock Exchange Listing; OTC Market
Our common stock is currently listed on the New York Stock Exchange. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our common stock will need to be delisted from the New York Stock Exchange. Any trading in our common stock after the Transaction will only occur in privately negotiated sales and potentially on an OTC market, if one or more brokers chooses to make a market for our common stock on any such market and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
Fairness of the Stock Splits to effect the Transaction
The Finance and Strategic Planning Committee and the Board fully considered and reviewed the terms, purpose, effects, disadvantages and, in the case of the Board, the alternatives to the Stock Splits, and each has determined (by a unanimous vote of directors present at the meeting thereof) that effecting the Transaction by means of the Stock Splits is procedurally and substantively fair to all stockholders of the Company, including the unaffiliated stockholders who will receive cash consideration in the Stock Splits and unaffiliated stockholders who will continue as owners of the Company. The Board has approved the Transaction, including the specific terms of the Stock Splits, with the exact Stock Split Ratios to be set within the approved range at the discretion of the Board, without further approval or authorization of our stockholders and with our Board, in its sole discretion, able to effect the Stock Splits immediately following the public announcement of the Stock Split Ratios or to elect to abandon the overall Transaction and the proposed Stock Splits (whether or not authorized by the stockholders), at any time, and recommends that stockholders vote “FOR” adoption of the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. In order for the Stock Splits to be approved, a majority of all stockholders entitled to vote at the Special Meeting must give a “FOR” vote, not a majority of unaffiliated stockholders.

Substantive Fairness. The Finance and Strategic Planning Committee and the Board considered, among other things, the factors listed below, as well as, in the case of the Board, the alternatives to the Stock Splits as a means to effect the Transaction as noted above in “Special Factors—Alternatives to the Stock Splits to Effect the Transaction,” in reaching their conclusions as to the substantive fairness of the Stock Splits to our stockholders as a means to effect the Transaction, including both unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Finance and Strategic Planning Committee and the Board did not assign specific weight to any factors they considered, nor did they apply them in a formulaic fashion, although they particularly noted the opportunity in the Stock Splits for stockholders to sell their holdings at a premium, as well as the significant anticipated cost and time savings for the Company resulting from the overall Transaction, which will also benefit Continuing Stockholders. The discussion below is not meant to be exhaustive, but we believe it addresses all material factors considered by the Finance and Strategic Planning Committee and the Board in their determinations.
Future Cost and Time Savings. By eliminating costs associated with our public reporting and other related obligations, the Company ultimately expects to realize recurring annual cost savings of approximately $800,000, which would include reduced costs of an annual financial statement audit by a public accounting firm, given the reduced scope as a result of no longer being subject to SEC reporting requirements. In addition, the Finance and Strategic Planning Committee and the Board noted that the Company would eliminate the substantial time and effort currently spent by the Company’s management and employees to prepare and review the reports it files with the SEC, and after the Transaction, management and our other employees will be able to reallocate this time and effort to other areas of our businesses and operations.
Opportunity to Liquidate Shares of Common Stock. The Finance and Strategic Planning Committee and Board considered the opportunity the Stock Splits present for stockholders owning fewer than the Minimum Number of shares to receive a premium in cash over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions
Limited Liquidity for the Company’s Common Stock. The Finance and Strategic Planning Committee and the Board noted that the trading volume in our common stock is relatively limited. As of September 3, 2019, which was prior to the announcement of the Transaction, the average daily trading volume of the stock for the previous 90 days was approximately 55,375 shares per day (or 0.4% of our total shares of common stock outstanding). Accordingly, the Stock Splits provide a large number of our record holders and beneficial holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the closing price of our common stock at the time of our announcement of the Transaction.
Historical Prices. The Finance and Strategic Planning Committee and the Board considered both the historical market prices and recent trading activity and current market prices of our common stock. On September 3, 2019, which was prior to the announcement of the Transaction, our common stock closed at a price of $17.10 per share. From the Plan Effective Date to September 3, 2019, our trading price has ranged from a high of $24.09 to a low of $10.67. As of September 3, 2019, which was prior to the announcement of the Transaction, our average trading price was $15.46 per share for the past ten days, $13.89 per share for the past month and $17.11 for the past three months. As of September 3, 2019, which was prior to the announcement of the Transaction, the volume-weighted average price of our common stock was $16.94 per share for the past three days, $16.23 per share for the past five days, $15.78 per share for the past ten days, $14.81 per share for the past 15 days, $14.15 per share for the past 20 days, $14.75 per share for the past 30 days, $18.74 per share for the past 60 days, $19.30 per share for the previous 90 days, $18.76 per share for the past three months and $19.14 per share since the Plan Effective Date.

Certain Financial Analyses and Opinion of the Financial Advisor . The Finance and Strategic Planning Committee considered the financial analyses reviewed by Houlihan Lokey with the Finance and Strategic Planning Committee in connection with the Finance and Strategic Planning Committee’s evaluation of the Stock Splits, as well as the oral opinion of Houlihan Lokey rendered to the Finance and Strategic Planning Committee on September 6, 2019 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019), that, subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, as of the date thereof, the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split was fair, from a financial point of view, to such Cashed Out Stockholders. In connection with the revised structure and exchange ratio of the Stock Splits determined by the Finance and Strategic Planning Committee and the Board, the Finance and Strategic Planning Committee considered again the financial analyses of September 6, 2019 reviewed with the Finance and Strategic Planning Committee by Houlihan Lokey in connection with Houlihan Lokey’s oral opinion to the Finance and Strategic Planning Committee on September 6, 2019 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019), that, subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, as of the date thereof, the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split was fair, from a financial point of view, to such Cashed Out Stockholders. The Finance and Strategic Planning Committee determined that none of the financial analyses contained in Houlihan Lokey’s presentation of September 6, 2019 would have been affected or altered had such financial analyses been based on the assumption that the Board will determine the exact Stock Split Ratios following the Special Meeting rather than that the Reverse Stock Split Ratio was 100-for-1. For more information about the opinion, you should read the discussion below under “Special Factors—Fairness Opinion of Financial Advisor” and the fairness opinion of Houlihan Lokey, which is attached as Annex C to this proxy statement.
No Firm Offers. Other than any transactions entered into in connection with the Plan and the Company’s emergence from bankruptcy, which have been previously reported, the Finance and Strategic Planning Committee and the Board are not aware of any firm offers during the past two years by any affiliate or unaffiliated person for the merger or consolidation of the Company, the sale or other transfer of all or any substantial part of the assets of the Company, or a purchase of our shares of common stock or other securities that would enable the holder to exercise control of the Company.
Potential Disadvantages of the Stock Splits and the Transaction. The Finance and Strategic Planning Committee and the Board also considered the disadvantages of the Stock Splits and the Transaction, including:

•
No Participation in Future Growth by Cashed Out Stockholders. Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

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Reduction in Information about the Company. After completion of the Transaction, we will cease to file annual, quarterly, current, and other reports and documents with the SEC. We intend to continue to have our financial statements audited by a public accounting firm, as required pursuant to the covenants contained in our Debt Instruments. While we currently intend to make financial information available to our stockholders on a voluntary basis after giving effect to the Transaction, we are not required to do so by law and there is no assurance that even if we do make such information available immediately after giving effect to the Transaction that we would continue to do so in the future. Nonetheless,

Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings as permitted under and in conformity with applicable Delaware law.

•
Limited Liquidity. After giving effect to the Transaction, we will no longer be listed on the New York Stock Exchange. In addition, because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.

•
Limited Regulatory Oversight. After giving effect to the Transaction, we will no longer be subject to the reporting requirements under the Exchange Act or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of any national securities exchange. However, we intend to maintain our existing internal controls and corporate governance framework.

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Reporting Obligations of Certain Insiders. Our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

•
Loss of Access to Public Markets. We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use stock to acquire other companies.

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Filing Requirements Reinstituted. The Transaction will merely suspend our reporting obligations under the Exchange Act. If on the first day of any fiscal year we have more than 300 stockholders of record, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

•	No Appraisal Rights. Under Delaware law, our Charter and our Bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Stock Splits.

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Reduced Cash Balance. For illustrative purposes only and based upon information provided to us as of November 8, 2019, we believe that the total cash requirement of the Stock Splits and overall Transaction to the Company would be approximately $1.9 million, if the Minimum Number were 50, which is the approximate midpoint within the proposed range of Stock Split Ratios. This amount includes approximately $1.1 million, if the Minimum Number is 50, needed to cash out fractional shares as a result of the Stock Splits, and approximately $0.8 million of legal, accounting, and financial advisory fees and other costs to effect the Transaction. However, this amount could be higher or lower depending on the Reverse Stock Split Ratio the Board chooses and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. The consideration to be paid to the Cashed Out Stockholders and other costs related to the Transaction will be paid from funds on hand. As a result, immediately after the Transaction, we will have less cash on hand than we would have had if the Transaction did not occur.
See “Special Factors— Effects of the Transaction (including the Stock Splits)”.
Procedural Fairness. No unaffiliated representative acting solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Stock Splits was retained by the Company, nor were special provisions made to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services. The Board instructed the Finance and Strategic Planning Committee, which is comprised entirely of independent directors, to consider and evaluate whether such a deregistration/delisting transaction, or so-called “going dark” transaction, would be in the best interests of the Company’s stockholders and, if so, to develop the specific terms of such a transaction for recommendation to the Board. The Board believes that the Finance and Strategic Planning Committee, whose members are each independent within the meaning of the New York Stock Exchange Corporate Governance Listing Standards and Section 10A-3(b) of the Exchange Act, was sufficient to protect the interests of unaffiliated stockholders. In addition, the Finance and Strategic Planning Committee and the Board took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held more or less than the Minimum Number of shares. Although there was no unaffiliated representative that acted solely on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the Stock Splits, the independent members of the Finance and Strategic Planning Committee protected the unaffiliated stockholders by recommending effecting the Transaction in a way that is fair to them, including ensuring that the Cash Payment is fair, from a financial point of view, to the Cashed Out Stockholders, which includes the unaffiliated Cashed Out Stockholders.
The Finance and Strategic Planning Committee and the Board believe this proxy statement, along with our other filings with the SEC and provisions of Delaware law that provide stockholders with the right to review our books and records, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Stock Splits and the overall Transaction, and that no special provision for the review of our files is necessary.
The Finance and Strategic Planning Committee and the Board determined not to condition the approval of the Stock Splits on approval by a majority of the shares of common stock outstanding as of the Record Date held by unaffiliated stockholders. The Finance and Strategic Planning Committee and the Board noted that affiliated and unaffiliated stockholders will be treated equally as a result of the Stock Splits; however, because the number of shares owned by a stockholder is a factor considered in determining affiliate status, as a practical matter, the stock of certain affiliated stockholders will not be cashed out in the Reverse Stock Split. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment as a result of the Stock Splits, and any such requirement would prevent a majority of the outstanding shares of our common stock from participating in the consideration of the Stock Splits. As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers and 10% stockholders, respectively. Our directors and executive officers, as well as Värde and Brigade, each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits (see “Special Factors—Interests of Executive Officers, Directors and 10% Stockholders”). Assuming Värde and Brigade each vote

“FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Furthermore, a separate vote of the majority of the shares of common stock outstanding as of the Record Date held by unaffiliated stockholders is not required under Delaware law. Finally, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective time of the Stock Splits, so as to retain some or all of their shares of common stock, or to receive cash for some or all of their shares, as they see fit.
The Finance and Strategic Planning Committee and the Board also noted that there will be no material change in the percentage ownership of the executive officers and directors as a group.
The Company intends to treat stockholders holding common stock in “street name” in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to provide us with information on how many fractional shares will be cashed out, and request that they effect the Stock Splits for their beneficial holders.
Recommendation of the Finance and Strategic Planning Committee. Based on the foregoing analyses, including a consideration of the disadvantages of the Stock Splits as a means to effect the Transaction, the Finance and Strategic Planning Committee believed that the Transaction, including the specific terms of the Stock Split, is procedurally and substantively fair to all stockholders, including the unaffiliated stockholders, regardless of whether a stockholder receives cash or continues to be a stockholder following the Stock Splits, and believes that the cash payment of $30.00 per pre-split share to be fair consideration for those stockholders holding fewer than the Minimum Number of shares. As a result, the Finance and Strategic Planning Committee recommended to the Board by a unanimous vote that it effect the Transaction via the Stock Splits. The Finance and Strategic Planning Committee’s recommendation was subsequently reaffirmed at a meeting held on September 26, 2019 when the Finance and Strategic Planning Committee (other than Mr. Wells, who was not in attendance) recommended that the Board proceed with seeking the approval by our stockholders of the proposed Stock Splits to effect the Transaction by having the stockholders approve a range of Stock Split Ratios.
Recommendation of the Board. At a meeting held on September 6, 2019, the Board determined by a unanimous vote that the Transaction, including the specific terms of the Stock Splits, is fair to, and in the best interests of, the Company’s stockholders, including all unaffiliated stockholders, and recommends that you vote “FOR” adoption. In reaching its determination and recommendation, the Board considered and specifically adopted the recommendations of the Finance and Strategic Planning Committee and the factors that the Finance and Strategic Planning Committee took into account in making its recommendations to the Board. The Board’s recommendation was subsequently reaffirmed at the September 26, 2019 meeting when the Board (other than Mr. Wells, who was not in attendance) determined by a unanimous vote of directors present to proceed with seeking approval by our stockholders of the proposed Stock Splits to effect the Transaction by having the stockholders approve a range of Stock Split Ratios.

Fairness Opinion of Financial Advisor
The Stock Splits - Opinion of the Financial Advisor to the Special Committee
On September 6, 2019, Houlihan Lokey verbally rendered its opinion to the Finance and Strategic Planning Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019), as to the fairness, from a financial point of view, to the Cashed Out Stockholders of the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split.
Houlihan Lokey’s opinion was directed to the Finance and Strategic Planning Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Cashed Out Stockholder of the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split and did not address any other aspect or implication of the Stock Splits or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Finance and Strategic Planning Committee, the Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Stock Splits.
In arriving at its opinion, Houlihan Lokey, among other things:

1.	reviewed a draft dated September 5, 2019 of the resolutions of the Finance and Strategic Planning Committee approving the Stock Splits (the “Resolutions”);

2.	reviewed a draft dated September 5, 2019 of the form of amendments to the Company’s amended and restated certificate of incorporation effecting the Stock Splits (the “Charter Amendments”);

3.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

4.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the years ending 2019 through 2021;

5.
spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Stock Splits and related matters;

6.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

Houlihan Lokey has relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised Houlihan Lokey, and Houlihan Lokey has assumed, that the financial projections (and adjustments thereto) reviewed by Houlihan Lokey have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and Houlihan Lokey expresses no opinion with respect to such projections or the assumptions on which they are based. Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey has relied upon and assumed, without independent verification, that (a) all conditions to the consummation of the Stock Splits will be satisfied without waiver thereof, and (b) the Stock Splits will be consummated in a timely manner in accordance with the terms described in the Resolutions, the Charter Amendments and other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey has relied upon and assumed, without independent verification, that (i) the Stock Splits will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Stock Splits will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Stock Splits or the Company that would be material to Houlihan Lokey’s analyses or its opinion. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect as it relates to the terms of Stock Splits from the drafts of said documents.
Furthermore, in connection with its opinion, Houlihan Lokey has not been requested to make, and has not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expresses no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Houlihan Lokey understands that (a) the Finance and Strategic Planning Committee and the Board did not engage in negotiations with respect to the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split or the terms of the Stock Splits and (b) the Finance and Strategic Planning Committee has not engaged in any discussions with, or solicited any indications of interest from, any other party with respect to the securities, assets, businesses or operations of the Company, or any alternatives to the Stock Splits. Houlihan Lokey has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Stock Splits, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Stock Splits, (b) identify or introduce to the Board, the

Finance and Strategic Planning Committee or the Company, or screen for creditworthiness, any prospective investors, lenders or other participants in the Stock Splits, (c) assist the Board, the Finance and Strategic Planning Committee or the Company in structuring the Stock Splits, (d) advise the Board, the Finance and Strategic Planning Committee, the Company or any other party with respect to any alternatives to the Stock Splits, (e) coordinate or facilitate due diligence efforts, (f) assist the Board, the Finance and Strategic Planning Committee or the Company in the negotiation of confidentiality agreements, (g) assist the Board, the Finance and Strategic Planning Committee or the Company in the compilation or distribution of information concerning the Company, or (h) assist the Board, the Finance and Strategic Committee or the Company in negotiating the terms of the Stock Splits. Houlihan Lokey has expressed no view or opinion as to any such matters, including the terms of any transaction that could have been obtained if any of the foregoing had been undertaken or whether the terms of the Stock Splits would have been more favorable to the Cashed Out Stockholders if any of the foregoing had been undertaken. Houlihan Lokey’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date thereof. Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date hereof. Houlihan Lokey is not expressing any opinion as to what the value of our common stock actually will be when the number of shares of our common stock outstanding is reduced pursuant to the Stock Splits or the price or range of prices at which our common stock may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion is furnished for the use of the Finance and Strategic Planning Committee (in its capacity as such) in connection with its evaluation of the Stock Splits and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Finance and Strategic Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Stock Splits or otherwise.

Houlihan Lokey has not been requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things (i) the underlying business decision of the Finance and Strategic Planning Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Stock Splits, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Stock Splits or otherwise (other than the Cash Payment to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Stock Splits to the holders of any shares of our common stock (other than the Cashed Out Stockholders to the extent expressly specified herein) or holders of any other class of securities, creditors or other constituencies of the Company, or to any other party (including, without limitation, the fairness to the Cashed Out Stockholders of any Cash Payment to be received in the Stock Splits by the Continuing Stockholders or holders of other securities of the Company), (iv) the relative merits of the Stock Splits as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Stock Splits to any one class or group of the Company’s or any other party’s security holders or other constituents vis à vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the fairness to the holders of our common stock or other securities of the Company (other than the Cashed Out Stockholders to the extent expressly specified herein) of the Cash Payment to be received by the Cashed Out Stockholders, the fairness to the Cashed Out Stockholders of any Cash Payment to be received in the Stock Splits by the Continuing Stockholders or holders of other securities of the Company, or the fairness of the Cash Payment to be received by the Cashed Out Stockholders relative to any Cash Payment to be received in the Stock Splits by the Continuing Stockholders or holders of other securities of the Company or vice versa), (vi) the price or range of prices at which our common stock may be purchased or sold, or otherwise be transferable or the liquidity of such common stock, at any time, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Stock Splits, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Stock Splits or (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or Cash Payment payable to or received by any officers, directors or employees of any party to the Stock Splits, any class of such persons or any other party, relative to the Cash Payment or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey has relied, with the consent of the Finance and Strategic Planning Committee, on the assessments by the Finance and Strategic Planning Committee, the Board, and the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Stock Splits or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed Stock Splits and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and were considered in conjunction with experience and the exercise of judgment. The estimates contained in the financial forecasts prepared by the management of the Company and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Finance and Strategic Planning Committee in evaluating the proposed Stock Splits. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Cash Payment or of the views of the Finance and Strategic Planning Committee or management with respect to the Stock Splits or the Cash Payment. Under the terms of its engagement by the Company, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Stock Splits or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Finance and Strategic Planning Committee, the Board, the Company, any security holder or creditor of the Company or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of Cash Payment payable in the Reverse Stock Split was determined by the Board and the Finance and Strategic Planning Committee of the Company, and the decision to enter into the Stock Splits was solely that of the Finance and Strategic Planning Committee and the Board.
Financial Analyses
In preparing its opinion to the Finance and Strategic Planning Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Finance and Strategic Planning Committee on September 6, 2019. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•
Enterprise Value - generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet), provided that, in certain cases, the market value of the debt was utilized where public pricing was available.

•	EBITDA - generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.

•	Adjusted EBITDA - generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, adjusted for certain non-recurring items.
Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected companies listed below as of September 3, 2019. The estimates of the future financial and operating performance of the Company relied upon for the financial analyses described below were based on the Company Projections (as defined below). The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant. Houlihan Lokey noted that none of the public companies utilized in its analysis are identical to the Company.
The financial data reviewed included:

•	Enterprise value as a multiple of Adjusted EBITDA for the last twelve months for which financial information was made public (“EV/LTM Adjusted EBITDA”);

•	Enterprise value as a multiple of estimated calendar year 2019 Adjusted EBITDA (“EV/CY 2019E Adjusted EBITDA”); and

•	Enterprise value as a multiple of estimated calendar 2020 Adjusted EBITDA (“EV/CY 2020E Adjusted EBITDA”).
The selected companies included the following:

Ensign Energy Services, Inc.	Precision Drilling Corporation
Helmerich & Payne, Inc.	Basic Energy Services, Inc.
Independence Contract Drilling, Inc.	Frank's International N.V.
Nabors Industries Ltd.	Key Energy Services, Inc.
Patterson-UTI Energy, Inc.	KLX Energy Services Holdings, Inc.
PHX Energy Services Corp.	Superior Energy Services, Inc.

The selected companies and corresponding data were:

Name of Company	EV/LTM Adjusted EBITDA	EV/CY 2019E Adjusted EBITDA	EV/CY 2020E Adjusted EBITDA
Ensign Energy Services, Inc.	5.4x	4.9x	4.7x
Helmerich & Payne, Inc.	5.2x	5.2x	5.3x
Independence Contract Drilling, Inc.	3.6x	3.6x	2.9x
Nabors Industries Ltd.	4.7x	4.6x	4.2x
Patterson-UTI Energy, Inc.	3.4x	4.0x	4.1x
PHX Energy Services Corp.	4.3x	4.0x	3.6x
Precision Drilling Corporation	4.7x	4.9x	4.5x
Basic Energy Services, Inc.	5.6x	4.7x	3.3x
Frank's International N.V.	NMF	13.0x	8.6x
Key Energy Services, Inc.	NMF	NMF	10.8x
KLX Energy Services Holdings, Inc.	3.7x	3.4x	3.2x
Superior Energy Services, Inc.	2.0x	2.4x	2.2x

NMF = Not meaningful figure

The high, low, mean and median multiples for the selected companies and resulting data were as follows:

	EV/LTM Adjusted EBITDA	EV/CY 2019E Adjusted EBITDA	EV/CY 2020E Adjusted EBITDA
Low	2.0x	2.4x	2.2x
High	5.6x	13.0x	10.8x
Median	4.5x	4.6x	4.1x
Mean	4.3x	5.0x	4.8x

Houlihan Lokey applied multiple ranges of 3.25x to 4.25x to the Company’s LTM Adjusted EBITDA, 3.00x to 4.00x to the Company’s estimated calendar year 2019E Adjusted EBITDA, and 2.25x to 3.00x to the Company’s estimated calendar year 2020E Adjusted EBITDA. Houlihan Lokey selected these multiples based on its professional judgment and experience, taking into account the Company’s relative size, enterprise value, and market exposure compared to the selected companies as well as general market conditions in the U.S. rental tools services segment. The selected companies analysis indicated implied value reference ranges per share of our common stock of $19.33 to $26.71 based on the Company’s LTM Adjusted EBITDA, $19.94 to $28.14 based on estimated calendar year 2019E Adjusted EBITDA, and $21.77 to $30.58 based on estimated calendar year 2020E Adjusted EBITDA, as compared to the proposed Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split of price of $30.00 per pre-split share of our common stock.

Discounted Cash Flow Analysis - Existing Capital Structure . Houlihan Lokey performed a discounted cash flow analysis of the Company under the exising capital structure by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Company Projections. Houlihan Lokey calculated terminal values for the Company by applying a range of terminal value Adjusted EBITDA multiples of 2.25x to 2.75x. Houlihan Lokey selected these multiples based on its professional judgment and experience, taking into account the same factors as the selected companies analysis, as well as market conditions in the U.S. rental tools services segment. The net present values of the Company’s projected future cash flows and terminal values were then calculated using discount rates ranging from 12.50% to 13.50%. These discount rates were derived by application of the weighted average cost of capital. In the case of the cost of equity component, the Capital Asset Pricing Model was utilized, which requires certain Company-specific inputs, including the Company’s capital structure and a beta for the Company among other things, as well as certain financial metrics for the United States financial markets generally. The discounted cash flow analysis indicated an implied per share value reference range of $24.45 to $30.15 per share of our common stock, as compared to the proposed Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split of $30.00 per pre-split share of our common stock.

Discounted Cash Flow Analysis - Potential Refinancing . Houlihan Lokey performed a discounted cash flow analysis of the Company taking into account a potential refinancing of the Company’s existing term loan, on terms provided by the management of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Company Projections. Houlihan Lokey calculated terminal values for the Company by applying a range of terminal value Adjusted EBITDA multiples of 2.25x to 2.75x. Houlihan Lokey selected these multiples based on its professional judgment and experience, taking into account the same factors as the selected companies analysis, as well as market conditions in the U.S. rental tools services segment. The net present values of the Company’s projected future cash flows and terminal values were then calculated using discount rates ranging from 11.75% to 12.75%. These discount rates were derived by application of the weighted average cost of capital. In the case of the cost of equity component, the Capital Asset Pricing Model was utilized, which requires certain Company-specific inputs, including the Company’s capital structure and a beta for the Company among other things, as well as certain financial metrics for the United States financial markets generally. The discounted cash flow analysis indicated an implied per share value reference range of $24.86 to $30.66 per share of our common stock, as compared to the proposed Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split of $30.00 per pre-split share of our common stock. Based on discussions with Company management, Houlihan Lokey understands the probability of such a refinancing taking place is low.

Preliminary Discussion Materials
In addition to the September 6, 2019 financial presentation provided to the Finance and Strategic Planning Committee in connection with Houlihan Lokey’s opinion, dated September 6, 2019, to the Finance and Strategic Planning Committee as summarized above, Houlihan Lokey also provided, for informational purposes, certain preliminary discussion materials to the Finance and Strategic Planning Committee as summarized below. The preliminary financial considerations and other information in the preliminary discussion materials reflected market data as of dates proximate to such materials and were based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and information, including tax information relating to the Company, made available to Houlihan Lokey as of, the date of such materials. Accordingly, to the extent preliminary financial analyses or information were included in such preliminary discussion materials, such preliminary financial analyses or information may have differed from the September 6, 2019 financial presentation as a result of, among other things, changes in the Company’s internal financial projections and forecasts, estimates and assumptions (including with respect to tax information), changes in such financial, economic, monetary, market and other conditions and circumstances and other information. Houlihan Lokey also continued to refine various aspects of such preliminary financial considerations and analyses and other information. The September 6, 2019 financial presentation superseded the preliminary discussion materials. None of the preliminary discussion materials constituted an opinion of, or recommendation by, Houlihan Lokey with respect to a possible transaction or otherwise.
August 23, 2019 Preliminary Discussion Materials. The August 23, 2019 preliminary discussion materials were substantially similar to certain information provided in the September 6, 2019 financial presentation and contained certain financial analyses relating to the Company.
August 30, 2019 Preliminary Discussion Materials. The August 30, 2019 preliminary discussion materials included certain preliminary financial observations relating to potential pro-forma impacts of the Stock Splits and precedent “going dark” transactions.
Miscellaneous
Houlihan Lokey was engaged by the Finance and Strategic Planning Committee to provide an opinion to the Finance and Strategic Planning Committee as to the fairness, from a financial point of view, to the Cashed Out Stockholders of the Cash Payment to be received by the Cashed Out Stockholders in the Reverse Stock Split. The Finance and Strategic Planning Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the Finance and Strategic Planning Committee, Houlihan Lokey is entitled to a fee of $375,000, $125,000 of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Stock Splits. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Stock Splits and their respective affiliates or security holders or any currency or commodity that may be involved in the Stock Splits.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Värde, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Värde (collectively, with Värde, the “Värde Group”) and Brigade, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Brigade (collectively, with Brigade, the “Brigade Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to a group of the Company’s senior unsecured noteholders, which noteholders included members of the Värde Group and the Brigade Group, in connection with the Chapter 11 Cases, (ii) having provided and currently providing valuation advisory services to members of the Värde Group and Brigade Group and/or their respective affiliates for tax and/or financial reporting purposes, (iii) acting as financial advisor to a creditor group, of which an affiliate of Brigade is a member, in relation to their interests as creditors of Monitronics International, Inc. in connection with its chapter 11 restructuring, (iv) having acted as financial advisor to an ad hoc group of term lenders, of which an affiliate of Brigade was a member, in relation to their interests as lenders to Panda Temple Power LLC in connection with its chapter 11 restructuring, which was completed in February 2018, (v) having acted as financial advisor to an ad hoc group of creditors, of which an affiliate of Värde was a member, in relation to their interests as creditors to Noble Group Ltd. in connection with its restructuring transaction, which was completed in December 2018, and (vi) having acted as financial advisor to Värde as a senior secured creditor of Bis Industries Group Limited in connection with its restructuring transaction, which was completed in December 2017. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the Värde Group, members of the Brigade Group, other participants in the Stock Splits or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Värde, Brigade, other participants in the Stock Splits or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Värde Group, members of the Brigade Group, other participants in the Stock Splits or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Cashed Out Stockholders, members of the Värde Group, members of the Brigade Group, other participants in the Stock Splits or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation. Houlihan Lokey has acted as financial advisor to a group of the Company’s senior unsecured noteholders, which noteholders included Värde and Brigade, in connection with voluntary proceedings under Chapter 11 of the Bankruptcy Code, pursuant to which Houlihan Lokey received approximately $3.9 million in fees.
Certain Unaudited Prospective Financial Information Concerning the Company

The Company does not, as a matter of general practice, publicly disclose financial projections, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, the Company has elected to provide the unaudited prospective financial information set forth below (the “Company Projections”) in order to provide its stockholders access to selected non-public unaudited prospective financial information that was prepared in connection with the evaluation of a the Stock Splits and was provided to Houlihan Lokey in order for it to prepare its financial analyses and its oral opinion rendered to the Finance and Strategic Planning Committee on September 6, 2019 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Finance and Strategic Planning Committee dated September 6, 2019). The Company Projections were reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of the Company as to the matters covered thereby. You should note that the prospective financial information constitutes forward-looking statements, and that the prospective financial information was not prepared with a view toward public disclosure. Inclusion of this information should not be regarded as an indication that any of the Company or any of its respective affiliates, officers, employees, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or is indicative of guidance that the Company would provide should the Transaction not be consummated. No person has made or makes any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the Company Projections or that forecasted results set forth in the Company Projections will be achieved. The Company has made no representation concerning the Company Projections or any financial forecast. Readers of this information statement are cautioned not to place undue reliance on the prospective financial information. See “Cautionary Statement Regarding Forward-Looking Statements.”
The Company Projections were prepared for internal use and is subjective in many respects. While presented with numeric specificity, the Company Projections reflect numerous estimates and assumptions of the Company’s management with respect to operating expense, capital expenditures, industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to the Company’s business, many of which are beyond the Company’s control. As a result, there can be no assurance that the financial results included in the Company Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the Company Projections cover multiple years, such information by its nature becomes less predictive with each successive year. A number of important factors with respect to the Company’s business and the industry in which it participates may affect actual results and result in the Company Projections not being achieved. For a description of some of these factors, the Company's stockholders are urged to review the Company’s most recent SEC filings as well as “Cautionary Statement Regarding Forward-Looking Statements.” Economic and business environments can and do change quickly which adds a significant level of unpredictability and execution risk. These factors create significant uncertainty as to whether the results portrayed in the Company Projections will be achieved. The Company Projections were not prepared with a view toward complying with United States generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of the Company Projections. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Furthermore, the Company Projections do not take into account any circumstances or events occurring after the date of its preparation and the Company does not intend to make publicly available any update or other revision to the Company Projections.

	Year ended December 31,
(Dollars in Thousands, Except Per Share Data)	2019E	2020E	2021E
ASSETS
Current assets:
Cash and cash equivalents	128,453	155,357	211,327
Accounts and notes receivable, net	151,636	205,158	234,171
Rig materials and supplies	19,360	19,360	19,360
Other current assets	25,234	25,234	25,234
Total current assets	324,683	405,109	490,092
Property, plant and equipment, net	320,454	334,792	342,016
Intangible assets, net	13,678	7,919	2,159
Deferred income taxes	4,618	4,618	4,618
Other non-current assets	33,080	31,802	30,525
Total assets	696,513	784,240	869,410
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	105,535	123,252	132,682
Accrued income taxes	3,338	1,090	(1,998)
Total current liabilities	108,873	124,342	130,684
Long-term debt	213,295	217,690	222,174
Other long-term liabilities	16,801	16,801	16,801
Long-term deferred tax liability	4,554	4,554	4,554
Commitments and contingencies
Total liabilities	343,523	363,387	374,213
Total stockholders' equity	352,990	420,853	495,197
Total liabilities and stockholders' equity	696,513	784,240	869,410

	Year ended December 31,
(Dollars in Thousands, Except Per Share Data)	2019E	2020E	2021E
Revenues	$611,839	$673,516	$745,605
Operating expenses	460,373	466,035	509,801
Gross margin	151,466	207,481	235,804
Operating margin %	25%	31%	32%
General and administrative expense	28,111	30,774	31,991
EBITDA, before restructuring	123,355	176,707	203,813
EBITDA margin %	20%	26%	27%
Reorganization items	93,939	0	0
EBITDA	29,416	176,707	203,813
EBITDA margin %	5%	26%	27%
Depreciation and amortization	87,530	89,976	102,273
Loss (gain) on disposition of assets	(331)	0	0
Operating income	(57,783)	86,731	101,540
Other income (expense):
Interest expense	23,021	23,200	23,606
Other income (expense)	(354)	(1,484)	(1,484)
Total other income (expense)	22,667	21,716	22,122
Income (loss) before income taxes	(80,450)	65,015	79,418
Income tax expense	11,684	9,752	11,913
Net income (loss) available to common stockholders	$(92,134)	$55,263	$67,505

Number of common shares used in computing earnings per share:	15,044,739	15,044,739	15,044,739
Diluted earnings (loss) per common share	$(6.12)	$3.67	$4.49

	Year ended December 31,
(Dollars in Thousands)	2019E		2020E	2021E
Cash EBITDA	80,854	(1)	176,707	203,813
Cash interest	(12,311)		(23,914)	(24,408)
Cash taxes	(9,000)		(12,000)	(15,000)
Total working capital & other	16,666		(9,576)	1,062
Operating cash flow	76,209		131,217	165,467

Capital spending	(91,830)		(104,313)	(109,497)
Proceeds from the sale of assets	358		0	0
Debt proceeds (payments)	(10,275)		0	0
Other proceeds (payments)	95,000		0	0
Net cash flow	69,462		26,904	55,970
Beginning cash	58,991		128,453	155,357
Ending cash	128,453		155,357	211,327
(1) Cash EBITDA includes restructuring expense of $42,500.
Material Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the Stock Splits to the Company and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses stockholders who hold their shares of our Stock as a capital asset. This summary does not address any state, local, foreign, or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service (the “IRS”).
Except as otherwise noted, the federal income tax consequences to stockholders described below is the same for both affiliated stockholders and unaffiliated stockholders. The following summary does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that may be subject to special tax rules, including, without limitation: financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, certain former citizens or long-term residents of the United States, and persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code.
This summary assumes that you are one of the following:

•	a citizen or resident of the United States;

•	a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

•	an estate the income of which is subject to federal income taxation regardless of its sources; or

•
a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner with respect to the Transaction generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor as to the U.S. federal, state, local, and foreign income tax consequences of the Stock Splits.
NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE STOCK SPLITS. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.
Tax Consequences to the Company. We believe that the Stock Splits generally should be treated as a tax-free “recapitalization” or other non-recognition event for federal income tax purposes in which case the Transaction should have no material federal income tax consequences to the Company.
Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Stock Splits. If you receive no cash as a result of the Stock Splits, but continue to hold our shares of common stock immediately after the Stock Splits, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Stock Splits will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Stock Splits, and the holding period in those shares will be the same as immediately prior to the Stock Splits.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Stock Splits and Who Will Own, or Will Be Considered under the Code to Own, Shares of Common Stock After the Stock Splits. In some instances you may be entitled to receive cash in the Stock Splits for shares of our common stock you hold in one capacity, but continue to hold shares in another capacity. For example, you may own fewer than the Minimum Number of shares in your own name (for which you will receive cash) and own at least the Minimum Number of shares in your brokerage account in “street name.” Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than the Minimum Number of shares in your own name (for which you will receive cash) and your spouse owns at least the Minimum Number of shares (which will continue to be held following the completion of the Stock Splits), the shares owned by your spouse will be attributable to you. Furthermore, in determining whether you are considered to continue to hold shares of our common stock, for federal income tax purposes, immediately after the Stock Splits, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you, or a member of your family, have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares of common stock you own in another capacity, or which are attributed to you, may remain outstanding.
If you receive cash as a result of the Stock Splits, but are treated as continuing to own shares of common stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below. Gain or loss must be calculated separately with respect to each block of shares of common stock exchanged in the Stock Splits.
Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Stock Splits (taking into account for this purpose shares of common stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.
Substantially Disproportionate Redemption of Stock. The receipt of cash in the Stock Splits will be a “substantially disproportionate redemption of stock” if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you immediately after the Stock Splits is less than 80% of the percentage of shares of voting stock owned by you immediately before the Stock Splits. For purposes of these percentage ownership tests, you are considered to own common stock owned directly as well as indirectly through the application of the attribution ownership rules described above.
Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 20%. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 20% federal income tax rate on any cash received in the Stock Splits that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the common stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.
If the receipt of cash in exchange for shares of common stock is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.
If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold common stock immediately after the Stock Splits, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Stock Splits, in light of your specific circumstances.

Federal Income Tax Consequences to Stockholders Who Receive Cash in the Stock Splits and Who Will Not Own, or Will Not Be Considered under the Code to Own, Shares of Common Stock After the Stock Splits. If you receive cash as a result of the Stock Splits and you do not own, and are not considered to own, shares of our common stock immediately after the Stock Splits, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Stock Splits. The deductibility of capital loss is subject to limitations.
Backup Withholding. If you receive cash as a result of the Stock Splits, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. You will be required to deliver or provide such information following the effective time of the Stock Splits. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.
Interests of Executive Officers, Directors and 10% Stockholders
Upon the effectiveness of the Stock Splits, the aggregate number of shares of our common stock owned by our directors and executive officers will not increase and the ownership percentage of the shares of our voting stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders will increase modestly, and at the same rate as the ownership percentage of all the other Continuing Stockholders, as a result of the reduction of the number of shares of our common stock outstanding. In addition, as of November 20, 2019, certain members of each of the Board and our executive officers held the following restricted stock units, options and warrants:

	RSUs	Number of Shares Underlying Options	Exercise Price	Expiration Dates	Number of Shares Underlying Warrants	Exercise Price	Expiration Dates
Gary G. Rich	148,222	222,333	$23.00	March 26, 2029	11,699	$48.85	September 26, 2024
Michael W. Sumruld	39,798	59,698	$23.00	March 26, 2029	441	$48.85	September 26, 2024
Bryan R. Collins	34,632	51,949	$23.00	March 26, 2029	1,428	$48.85	September 26, 2024
Jon-Al Duplantier	43,932	65,898	$23.00	March 26, 2029	3,686	$48.85	September 26, 2024
Jennifer F. Simons	30,996	46,494	$23.00	March 26, 2029	287	$48.85	September 26, 2024
Eugene Davis	22,269	—	—	—	—	—	—
Patrick Bartels	15,907	—	—	—	—	—	—
Michael Faust	15,907	—	—	—	—	—	—
L. Spencer Wells	7,953	—	—	—	—	—	—
Zaki Selim	7,953	—	—	—	—	—	—
Barry L. McMahan	7,953	—	—	—	—	—	—

The Stock Splits will not increase the value of these restricted stock units, options or warrants but they will remain outstanding after the Stock Splits. None of our directors or executive officers has any interest, direct or indirect, in the Stock Splits except for interests that arise from the ownership of (i) our common stock, (ii) options or warrants to purchase our common stock or (iii) restricted stock units relating to the right to receive our common stock, where those directors and executive officers receive no extra or special benefit from the Transaction that is not shared on a pro rata basis by all other holders of our common stock. The Company will not be prevented from repurchasing shares of our common stock in the future from the Continuing Stockholders, including the affiliated Continuing Stockholders, as a result of the Transaction.
The ownership percentage and the reduction in the number of shares outstanding following the Stock Splits may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Stock Splits, and the number of “street name” shares that are actually cashed out in the Stock Splits. The ownership percentage of our shares of common stock held by those of our directors, executive officers and 10% stockholders who will be Continuing Stockholders, as well as the ownership percentage of our other Continuing Stockholders, will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Stock Splits, and depending on the number of "street name" shares that are actually cashed out in the Stock Splits.
As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s executive officers and 10% stockholders, respectively. Our executive officers, as well as Värde and Brigade, each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Assuming Värde and Brigade each vote “FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. The Company’s affiliated stockholders, including our directors and executive officers, will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. Accordingly, certain of our executive officers and affiliates of our 10% stockholders may be cashed out due to the number of shares they hold in direct registered form.
For information relating to the beneficial ownership of our common stock by executive officers, directors and 10% stockholders, see “Information about the Company—Security Ownership of Certain Beneficial Owners.”
See “Special Factors—Effects of the Transaction (including the Stock Splits)—Effect the Transaction (including the Stock Splits) on our Directors, Executive Officers and 10% Stockholders.”
Other
During the last two years, none of our directors, executive officers or 10% stockholders have entered into any transactions with the Company, except as follows:
Transactions Occurring On or After the Plan Effective Date

Each of Värde (including its affiliated funds and/or funds managed or advised by Värde) and Brigade (including its affiliated funds and/or funds managed or advised by Brigade) held debt and/or equity, as applicable, of the Company prior to its emergence from bankruptcy pursuant to the Plan. As holders of the Company’s pre-restructuring debt and/or equity, as applicable, Värde and Brigade, along with other holders of pre-restructuring debt and equity, were involved in negotiating the terms of the restructuring transactions with the Company and entered into a restructuring support agreement on December 12, 2018 (as amended as of January 28, 2019, the “RSA”), which is described below under “—Transactions Occurring Prior to the Plan Effective Date.”
On the Plan Effective Date and by operation of and in accordance with the Plan, a new board of directors consisting of seven directors was appointed, each of whom was appointed based upon such director’s background and experience as described under “Information about the Company—Directors and Executive Officers.” Pursuant to the RSA and in accordance with the Plan, of the seven initial directors, Värde had the right to appoint three independent directors and Brigade had the right to appoint two independent directors, whose terms expire at the 2020 annual meeting (upon which time the Board will be elected via customary director election procedures under Delaware law and in accordance with its Charter, and without either Värde or Brigade having any nomination or other special rights with respect to such directorships). Furthermore, pursuant to Section 6.3 of the Company’s Charter, if the directorships initially filled on the Plan Effective Date by either Värde or Brigade become vacant as a result of death, resignation, retirement, disqualification, removal, incapacity or other cause, such vacancy may be filled solely by a majority of the directors then in office, and not pursuant to any right that Värde or Brigade has to appoint replacement directors. Accordingly, while each has the ability, as stockholders, to vote in director elections, neither Värde nor Brigade has any rights with respect to the appointment or nomination of directors. The Board affirmatively determined that all non-employee directors (including the directors initially appointed by Värde and Brigade) are independent within the meaning of the New York Stock Exchange Corporate Governance Listing Standards and Rule 10A-3(b) of the Exchange Act.
On the Plan Effective Date, in accordance with Section 3.01(D) of the Company’s Bylaws, the Board appointed a board observer selected by Värde and a board observer selected by Brigade. The observers do not have any voting rights, but may attend all meetings of the Board and its committees unless the Board determines in good faith upon advice of counsel that it is reasonably necessary to exclude the observers to preserve the attorney-client privilege. Although each of Värde and Brigade and their respective board observers, subject to their confidentiality agreements, were aware of, and generally supportive of, the Board’s decision to explore a possible going dark transaction, Värde and Brigade and their respective board observers were not directly involved in the evaluation, structuring or planning of the proposed Stock Splits and overall Transaction. For example, the board observes of Värde and Brigade were not present at any Board meeting in which Houlihan Lokey provided financial analyses relating to the Transaction, have never attended any Finance and Strategic Planning Committee meeting and were not present at any meeting of the Board in which the Stock Splits and the overall Transaction were approved. The Finance and Strategic Planning Committee and the Board, based on input from the Company’s management, Houlihan Lokey and Akin Gump, performed the analysis of the viability of the proposed Stock Splits and overall Transaction, the most beneficial terms to the Company’s stockholders and the implementation thereof.
On the Plan Effective Date, in accordance with the Plan, the Board adopted the 2019 Long-Term Incentive Plan (the “LTIP”), with a share reserve equal to 9% of our fully-diluted, fully-distributed shares as of the Plan Effective Date (the “LTIP Pool”). Fifty percent (50%) of the LTIP Pool were granted to our key employees, which includes our executive officers.

On the Plan Effective Date, in accordance with the Plan, we granted each of Gary Rich, Bryan Collins, Michael W. Sumruld, Jon-Al Duplantier and Jennifer F. Simons 148,222, 34,632, 39,798, 43,932 and 30,996 restricted stock units, respectively, which vest proportionally for three years beginning March 26, 2020.
On the Plan Effective Date, in accordance with the Plan, we granted each of Gary Rich, Bryan Collins, Michael W. Sumruld, Jon-Al Duplantier and Jennifer F. Simons restricted stock options exercisable for 222,333, 51,949, 59,698, 65,898 and 46,494 shares of our common stock, respectively, at an exercise price of $23.00 per share, such options to vest and become exercisable proportionally for three years beginning March 26, 2020.
On the Plan Effective Date, in accordance with the Plan, we granted each of Gary Rich, Bryan Collins, Michael W. Sumruld, Jon-Al Duplantier and Jennifer F. Simons restricted stock warrants exercisable for 11,699, 1,428, 441, 3,686 and 287 shares of our common stock, respectively, at an exercise price of $48.85 per share.
In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of our predecessor’s equity interests outstanding prior to the Plan Effective Date were cancelled and all such equity interests now have no further force or effect. Pursuant to the Plan, the holders of our predecessor’s notes, common stock and preferred stock outstanding prior to the Plan Effective Date, including certain of our directors, executive officers and 10% stockholders, had the right to participate in a rights offering, pursuant to which we issued 4,903,308 shares of common stock, including to our executive officers, directors and 10% stockholders. In connection with the rights offering conducted under the Plan, Mr. Rich purchased 10,536 shares of our common stock for $158,672.16.
On the Plan Effective Date, in accordance with the Plan, we entered into a warrant agreement with Equiniti, as warrant agent, pursuant to which we issued warrants to purchase 1,548,109 common stock to former holders of our common stock, including certain of our directors and executive officers, and preferred stock prior to emergence from bankruptcy.
On the Plan Effective Date, in accordance with the Plan, we entered into a second lien term loan credit agreement with the lenders party thereto and UMB Bank, N.A., as administrative agent, providing for term loans with initial aggregate commitments in the amount of $210.0 million. Pursuant to the terms of the Plan, on the Plan Effective Date, the second lien lenders were deemed to have made $210.0 million in aggregate principal amount of loans under the second lien term loan credit agreement. The second lien lenders include clients, funds and/or accounts of or advised by each of our 10% stockholders.
On the Plan Effective Date, in accordance with the Plan, we entered into a registration rights agreement with certain of the parties, including our 10% stockholders. Subject to certain conditions and limitations, the registration rights agreement requires the Company to file a resale shelf registration statement to register shares of common stock held by such parties and provides takedown demand rights with respect to such shelf registration statement and piggyback registration rights with respect to registration statements that we file. It is anticipated that the registration rights agreement will be amended in connection with the Transaction to reflect our status as a non-reporting company.
On the Plan Effective Date, in accordance with the Plan, we entered into employment agreements with each of our executive officers. The employment agreements superseded and replaced the prior agreements. The employment agreements provide for: (i) a one-year initial term (subject to automatic annual one-year renewal unless either party provides at least 60 days’ notice of non-renewal); (ii) annual base salary (equal to $745,000, $385,000 and $425,000 for Mr. Rich, Mr. Sumruld and Mr. Duplantier, respectively); and (iii) a target annual bonus opportunity equal to 75% (or 100% for Mr. Rich) of the annual base salary. Each of the employment agreements subject the applicable executive to: (x) a perpetual duty of confidentiality; (y) a two-year post-termination (a) non-disparagement covenant and (b) non-solicitation covenant with respect to employees, consultants, officers, or directors; and (z) a one-year post-termination (a) non-solicitation covenant with respect to the customers, contractors and consultants and (b) non-competition covenant.
On July 11, 2019, Mr. Rich entered into a transition and separation agreement (the “Separation Agreement”) with the Company and Parker Drilling Management Services Ltd. Pursuant to the Separation Agreement, Mr. Rich will retire from his positions of President and Chief Executive Officer of the Company, member of the Board, and any other positions or offices he holds with the Company and/or any of its subsidiaries or affiliates, on the earlier of December 31, 2019 or the date of his termination (the earlier of such dates being the “Separation Date”). On the Separation Date, provided Mr. Rich remains in compliance with certain restrictive covenants specified in the Separation Agreement and is not terminated for Cause (as defined in the Separation Agreement), 33.3% of each of his restricted stock options and restricted stock units will immediately vest and the remaining 67.7% of each of his restricted stock options and restricted stock units will be forfeited.
On June 13, 2019, we entered into indemnification agreements with each of our directors and executive officers, pursuant to which we agreed to indemnify such persons, to the fullest extent permitted by the General Corporation Law of the State of Delaware, against any and all expenses and losses relating to such director’s or executive officer’s status as a director or executive officer of the Company.
On November 4, 2019, in accordance with the LTIP, we awarded each of Eugene Davis, Patrick Bartels, Michael Faust, L. Spencer Wells, Zaki Selim and Barry L. McMahan 22,269, 15,907, 15,907, 7,953, 7,953 and 7,953 restricted stock units, respectively, which vest proportionally for three years beginning March 26, 2020. We also awarded each of Messrs. Wells, Selim, and McMahan 7,954 phantom stock units, which entitles each of them to a contingent right to receive a cash amount equivalent to the fair market value of 7,954 shares of our common stock on the Settlement Date (as defined in the LTIP).
Transactions Occurring Prior to the Plan Effective Date
Mr. Peter T. Fontana, a former director of our predecessor who resigned on the Plan Effective Date in accordance with the Plan, owned $550,000 aggregate principal amount of our 7.50% Senior Notes due 2020 (the “2020 Notes”) and $650,000 aggregate principal amount of our 6.75% Senior Notes due 2022 (the “2022 Notes”), each of which are no longer outstanding. The Corporate Governance Committee of the Board previously reviewed these transactions, which all occurred prior to the Plan Effective Date, and determined that the continued ownership of the Company’s senior notes did not present a conflict of interest or otherwise impair the independence of Mr. Fontana, or his ability to render independent judgment under the Corporate Governance Listing Standards of the New York Stock Exchange. This determination was reported to, and previously ratified by, the Board. On the Plan Effective Date, in accordance with the Plan, Mr. Fontana received, as full satisfaction for all claims and interests he had against the Company pursuant to the 2020 Notes, a pro rata share of (i) 2,827,323 shares of our common stock; (ii) 5,178,860 shares of our common stock; (iii) $92,571,429 of our second lien term loan; (iv) the right to purchase 1,191,087 shares of our common stock that was issued pursuant to the terms of the rights offering; and (v) cash sufficient to satisfy certain expenses owed to the trustee of the 2020 Notes. Mr. Fontana also received, as full satisfaction for all claims and interests he had against the Company pursuant to the 2022 Notes, a pro rata share of (i) 5,178,860 shares of our common stock; (ii) $117,428,571 of our second lien term loan; (iii) the right to purchase 1,905,739 shares of our common stock that were issued pursuant to the terms of the rights offering; and (iv) cash sufficient to satisfy certain expenses owed to the trustee of the 2022 Notes.

Prior to the Plan Effective Date, our predecessor was a party to a consulting agreement with Robert L. Parker, Jr., a former director who resigned on the Plan Effective Date in accordance with the Plan, in exchange for his agreement to provide additional support to the Company when needed in matters where his historical and industry knowledge, client relationships and related expertise could be of particular benefit to the Company’s interests. Pursuant to this agreement, Mr. Parker was paid $0.3 million in 2017.
On December 12, 2018, our predecessor entered into a backstop commitment agreement with certain persons, including Värde and Brigade, which were neither 10% stockholders at the time nor acting as a group, pursuant to which such persons agreed to backstop the rights offering that was conducted in accordance with the Plan in exchange for the Company paying the commitment parties a cash put option premium of $7.6 million and an advance for estimated professional fees.
On December 12, 2018, prior to the commencement of the Chapter 11 Cases, our predecessor entered into the RSA with certain of holders of our predecessor’s notes, common stock and preferred stock, including certain of directors, executive officers and Värde and Brigade, which were neither 10% stockholders at the time nor acting as a group, pursuant to which such persons agreement to support a restructuring on the terms set forth in the Plan.
Source of Funds and Expenses
Expenses
Based on information we have received as of November 8, 2019 from our transfer agent, Equiniti, as to holdings of our record holders, and from Broadridge, reflecting the distribution of the accounts of our stockholders who hold shares in “street name,” as well our estimates of other expenses relating to the Transaction, we believe that the total cash to be paid in connection with the Transaction to the Company would be approximately $1.9 million, if the Minimum Number were 50, which is the approximate midpoint within the proposed range of Stock Split Ratios. This amount includes approximately $1.1 million needed to cash out fractional shares as a result of the Stock Splits if the Minimum were 50. However, this amount, which is for illustrative purposes only, could be larger or smaller depending on, among other things, the Stock Split Ratio ultimately selected by the Board, the number of fractional shares that will be outstanding at the time of the Stock Splits as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, and the number of “street name” shares that are actually cashed out in the Stock Splits. In addition, the following approximated legal, accounting, and financial advisory fees and other costs will be incurred by the Company to effect the Stock Splits and the overall Transaction:

•	$375,000 for legal expenses;

•	$375,000 for Houlihan Lokey’s financial analyses and fairness opinion; and

•	$25,000 for solicitation expenses, including fees associated with filing, printing and mailing proxy materials.
The Company is responsible for paying all of the above expenses.
Source of Funds
The Company expects to pay the Cash Payment to the Cashed Out Stockholders and the costs relating to the Stock Splits and the overall Transaction from cash on hand.

Stockholder Approval
The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the Special Meeting. Assuming the presence of a quorum, (i) the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, and not a majority vote of unaffiliated shares, is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal and (ii) the affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. As of November 20, 2019, approximately 0.1% and 61.4% of the issued and outstanding shares of our common stock was held by the Company’s directors and executive officers and 10% stockholders, respectively. Our directors and executive officers, as well as Värde and Brigade, each of which are 10% stockholders, have indicated that they intend to vote all of the shares of our common stock held by them (17,231 and 9,234,816 shares, respectively) “FOR” the Stock Splits and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Assuming Värde and Brigade each vote “FOR” the Stock Splits as each has previously indicated, then each of the proposals relating to the Stock Splits will be approved by an affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Even if stockholders approve the Stock Splits, the Board may abandon the proposed Stock Splits and the overall Transaction at any time prior to its completion if it believes either the overall Transaction or the Stock Splits are no longer in the best interests of the Company or its stockholders. Furthermore, subject to its compliance with Delaware law and the federal proxy rules, the Board reserves the right to change the terms of the Stock Splits and the overall Transaction, including the Stock Split Ratios and the amount of the Cash Payment, to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of remaining below 300 record holders.
Effective Time
The Stock Splits will become effective as of the time that the Company amends our Charter through the filing of certificates of amendment to our Charter with the State of Delaware to effectuate the Reverse Stock Split and the Forward Stock Split. Following the Special Meeting, the Board will need to evaluate updated ownership data impacting the various Stock Split Ratios so that it can determine the aggregate costs of the Stock Splits within the range of Stock Split Ratios before choosing a Stock Split Ratio. Depending on the number of stockholders owning fewer than the Minimum Number of shares, the Board may abandon the Stock Splits and the overall Transaction if the Stock Splits become too costly. Subject to the Board’s ability to abandon the proposed Stock Splits and the overall Transaction, the Board intends to determine the Stock Split Ratios and effect the Stock Splits as soon as reasonable practicable after the Stock Splits are approved by our stockholders, which would likely occur immediately following the public announcement of the Stock Split Ratios chosen by the Board. Our common stock acquired by us in connection with the Stock Splits will be held as treasury shares, retired or restored to the status of authorized but unissued shares.
Assuming the Board determines that the Stock Splits will result in us having fewer than 300 record holders of our common stock after the effective time of the Stock Splits, we intend to file applicable forms with the SEC to deregister our shares of common stock under the federal securities laws and to delist our shares from the New York Stock Exchange. Specifically, in connection with the Transaction, we intend to file a Form 25 to delist the Company’s common stock from the New York Stock Exchange so that it becomes effective simultaneously with the effective time of the Charter Amendments, which will terminate the registration of our common stock under Section 12(b) of the Exchange Act ten days thereafter. On or around the tenth day following the Form 25 filing, we intend to file a Form 15 with the SEC certifying that we have less than 300 stockholders, which will terminate the registration of our common stock under Section 12(g) of the Exchange Act. After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, our duty to file periodic and current reports with the SEC will not be suspended with respect to the current fiscal year due to our existing registration statements filed under the Securities Act. Nonetheless, we intend to file a “no-action” letter with the SEC to seek relief from our obligation to file such reports for the remainder of the fiscal year (including the 2019 Form 10-K). In the event that the SEC grants the relief we are requesting (and we take certain additional actions as required by SEC rules), we would no longer be required by the Exchange Act to file periodic and current reports with respect to the fiscal year ending December 31, 2019 or thereafter. Whether or not the SEC grants us the requested relief, we intend to cease filing periodic and current reports required under the Exchange Act as soon as we are legally permitted to do so. See “Special Factors—Effects of the Transaction (including the Stock Splits)—Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations”.
Termination of Transaction
Although we are requesting your approval of the Stock Splits, the Board has retained authority, in its discretion, to withdraw the Stock Splits from the agenda of the Special Meeting prior to any vote. Subject to its compliance with Delaware law and the federal proxy rules, the Board also reserves the right to change the terms of the Stock Splits and the overall Transaction, including the Stock Split Ratios and the amount of the Cash Payment, to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of staying below 300 record holders. In addition, even if the Stock Splits are approved by stockholders at the Special Meeting, the Board may determine not to implement the Stock Splits if subsequently it determines that the Stock Splits are not in the best interests of the Company and its stockholders. By approving the Stock Splits you are also authorizing the Board to abandon the Stock Splits. If for any reason the Stock Splits are not approved, or if approved, are not implemented, our common stock will not be deregistered until such time as we otherwise elect to do so, if the Company is eligible to do so at such time (i.e., if the number of record holders of our common stock continued to be below 300). Reasons to withdraw the proposed Stock Splits from the agenda, amend the terms of the proposed Stock Splits or to abandon the proposed Stock Splits, may include, among other things:

•	any change in the nature of the holdings of stockholders which would result in us not being able to reduce the number of our record holders below 300 as a result of the Stock Splits;

•
any reduction in the number of record holders to a number below 300 such that the Company is eligible to file a Form 15 to suspend its reporting obligations and the Stock Splits are determined to be no longer necessary as a means of terminating the Company’s reporting obligations under the Exchange Act;

•
any change in the number of shares that will be exchanged for cash in connection with the Stock Splits, including the shares owned by holders in “street name,” that would increase in any material respect the cost and expense of the Stock Splits compared to what we presently estimate (for example, based upon information as of November 8, 2019, after the announcement of the Transaction and as a result of a substantial increase in subsequent trading activity, we estimate that the total cash required to fund the Cash Payment to each of the Cashed Out Stockholders would be approximately $10.5 million if the Reverse Stock Split Ratio were 1-for-100, which is substantially higher than the original estimate of $1.1 million);

•	any material change in the closing price of our common stock prior to the effective time of the Stock Splits; and

•	any change in our financial condition that would cause us to believe that the Stock Splits and/or the Transaction would no longer be in the best interests of our stockholders.
If the Board decides to withdraw the proposed Stock Splits from the agenda of the Special Meeting, amend the terms of the proposed Stock Splits or to abandon the proposed Stock Splits, the Company will promptly notify stockholders of the decision. See “Special Factors—Reservation of Rights.”
Payment for Fractional Shares
Stockholders owning fewer than the Minimum Number of shares immediately prior to the effective time of the Reverse Stock Split would only be entitled to a fraction of a share of common stock upon the Reverse Stock Split and will be paid cash in lieu of such fraction of a share of common stock on the basis of $30.00, without interest, for each share of common stock held by the Cashed Out Stockholder immediately prior to the effective time of the Reverse Stock Split. Stockholders who own at least the Minimum Number of shares immediately prior to the effective time will not receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Forward Stock Split that will immediately follow the Reverse Stock Split will reclassify the whole shares and fractional share interests held by Continuing Stockholders after the Reverse Stock Split back into the same number of shares of our common stock held by them immediately before the effective time of the Stock Splits. As a result, the total number of shares held by Continuing Stockholders will not change after completion of the Stock Splits.
Our registered stockholders hold their shares in book-entry form, which means that our stockholders do not have stock certificates evidencing their ownership of common stock. Accordingly, none of our Cashed Out Stockholders need to take any action to receive their cash payment. Instead, each Cashed Out Stockholder will receive a check by mail at such Cashed Out Stockholder’s registered address as soon as practicable after the effective time. By signing and cashing this check, the Cashed Out Stockholder will warrant that the Cashed Out Stockholder owns the shares for which the cash payment was received. Our transfer agent, Equiniti, will act as our agent for purposes of paying for fractional shares in connection with the Transaction.
For purposes of determining ownership of shares of our common stock on the effective time of the Stock Splits, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. We intend to treat persons who hold shares of our common stock in “street name,” through a bank, broker or other nominee, in the same manner as persons who hold shares of our common stock in their own names. Banks, brokers or other nominees will be instructed to effect the Transaction for their customers holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Transaction and making payments for fractional shares. If you hold shares of our common stock with a bank, broker or other nominee and have any questions in this regard, we encourage you to contact your bank, broker or other nominee.
There will be no differences between the respective rights, preferences or limitations of our common stock prior to the Stock Splits and our common stock after the Stock Splits. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock.
No Appraisal or Dissenters’ Rights
Under Delaware law, our Charter and our Bylaws, no appraisal or dissenters’ rights are available to stockholders of the Company who vote against (or abstain from voting on) the Stock Splits. The presence or absence of appraisal rights did not influence the recommendations from the Finance and Strategic Planning Committee and the Board regarding the Stock Splits, as none of the alternatives considered by the Board (issuer tender offers and odd-lot tender offers) would have invoked appraisal rights.
Escheat Laws
The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us generally will have a certain period of years from the effective time of the Stock Splits in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by our records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.
Regulatory Approvals
The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Stock Split or the Forward Stock Split, other than compliance with the relevant federal securities laws and Delaware law.
Litigation
There is no ongoing litigation related to the Reverse Stock Split or the Forward Stock Split.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other reports that the Company files with the SEC contain forward-looking statements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on management’s current expectations, and in some cases can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “plan,” “seek,” “forecast,” “target,” “will,” and “would” and other similar expressions. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments, and other factors we believe are relevant. Although we believe our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside our control. These forward-looking statements include, but are not limited to, statements concerning the following:

•
the completion of the Transaction, including the Stock Splits, the delisting of the Company’s common stock from the New York Stock Exchange, and the termination of the registration of the Company’s common stock under the Exchange Act and the suspension of the Company’s SEC reporting requirements;

•	the estimated number of shares of the Company’s common stock to be cashed-out as a result of the Stock Splits;

•
the expected cost to the Company of the Transaction, including the estimated amount to be paid to cash-out the holders of fewer than the Minimum Number of shares of the Company’s common stock immediately prior to the effective time of the Reverse Stock Split and the other related costs of the Transaction;

•	the cost savings that the Company expects to realize after giving effect to the Transaction;

•	the ability of Continuing Stockholders to sell their shares of the Company’s common stock over-the-counter following the Transaction; and

•
the percentage of the outstanding shares of the Company’s common stock owned by the Company’s directors and executive officers and their respective affiliates following the completion of the Stock Splits.

These forward-looking statements are subject to a number of risks and uncertainties, and future events and actual results could differ materially from those described in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the occurrence of any event, change, or other circumstances that could give rise to the abandonment of the Transaction, including the Stock Splits;

•	the commencement of any legal proceedings relating to the Stock Splits or the overall Transaction, and the outcome of any such proceedings that may be instituted;

•	the occurrence of any event, change, or other circumstance that could prevent or delay the Company from terminating the registration of its common stock under the Exchange Act;

•	the amount of the costs, fees, expenses, and charges that the Company incurs in connection with the Transaction, including as a result of the Stock Splits; and

•	the Company’s inability to realize the cost savings and operational benefits it expects to achieve as a result of the Transaction.
For these reasons, you should not place undue reliance on any forward-looking statements included in this proxy statement. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events of circumstances, except as required by law.
Because the Stock Splits and the overall Transaction are part of a “going private” transaction within the meaning of Rule 13e-3 under the Exchange Act, the forward-looking statements contained in this proxy statement made in connection with the Stock Splits and the overall Transaction are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

INFORMATION ABOUT THE COMPANY
Market Price of Common Stock
Our common stock is traded on the New York Stock Exchange under the symbol “PKD.” On the Plan Effective Date, all of our previous outstanding common stock and other outstanding equity securities, including all options and restricted stock awards, were cancelled pursuant to the terms of the Plan (the “Predecessor Common Stock”) and we issued shares of new common stock pursuant to the terms of the Plan (the “Successor Common Stock”). Because the value of one share of the Predecessor Common Stock bears no relation to the value of one share of the Successor Common Stock (a new equity value established upon emergence), only the trading prices of the Successor Common Stock are set forth below.
The following table sets forth the high and low sales prices reported by the New York Stock Exchange for our common stock during the periods indicated:

	High	Low
2019
Second quarter (beginning April 3, 2019)	$24.09	$14.57
Third quarter	$23.25	$10.67
Fourth quarter (through November 22, 2019)	$21.69	$16.94
On September 10, 2019, the last trading day before we announced the Transaction, and on the Record Date, the closing prices of our common stock on the New York Stock Exchange were $19.59 and $21.51, respectively.
Dividends
The Company has not declared or made any cash dividend payments since the commencement of the Chapter 11 Cases.
On August 3, 2017, the Company declared a cash dividend of $1.8125 per share of our Convertible Preferred Stock for the period from and including June 30, 2017 through and including September 29, 2017, which was paid on October 2, 2017 to mandatory convertible preferred stockholders of record as of September 15, 2017. On December 4, 2017, the Company declared a cash dividend of $1.8125 per share of our Convertible Preferred Stock for the period from and including September 30, 2017 through and including December 30, 2017, which was paid on January 2, 2018 to mandatory convertible preferred stockholders of record as of December 15, 2017. On February 28, 2018, the Company declared a cash dividend of $1.8125 per share of our Convertible Preferred Stock for the period beginning on December 31, 2017 and ending on March 30, 2018, which was paid on April 2, 2018 to holders of record of the Convertible Preferred Stock as of March 15, 2018. On May 10, 2018, the Company declared a cash dividend of $1.8125 per share of our Convertible Preferred Stock for the period beginning on March 31, 2018 and ending on June 29, 2018, which was paid on July 2, 2018 to holders of record of the Convertible Preferred Stock as of June 15, 2018. On August 23, 2018, the Company declared a cash dividend of $1.8125 per share of our Convertible Preferred Stock for the period beginning on June 30, 2018 and ending on September 29, 2018, which was paid on September 28, 2018 to holders of record of the Convertible Preferred Stock as of September 15, 2018.

We did not pay any other cash dividends during fiscal 2018 or 2017 and do not anticipate paying cash dividends in the foreseeable future.
Stockholders
As of November 8, 2019, there were approximately 470 holders of record of our common stock.
The Filing Person
The Company is the Filing Person for the purpose of the Transaction.
Stock Purchases by Filing Person
The Company has not purchased any shares of its common stock within the past two years.
Directors and Executive Officers
The business address for all of the Company’s directors and executive officers is 5 Greenway Plaza, Suite 100, Houston, Texas 77046 and the business telephone number of all of the Company’s directors and executive officers is (281) 406-2000.
The following sets forth information as of November 20, 2019, concerning the name, age, and position of each of our directors and executive officers.

Name	Age	Position
Eugene Davis	64	Independent Director and Chairman
Patrick Bartels	44	Independent Director
Michael Faust	59	Independent Director
Barry L. McMahan	64	Independent Director
L. Spencer Wells	49	Independent Director
Zaki Selim	63	Independent Director
Gary G. Rich	60	Director, President and Chief Executive Officer
Michael W. Sumruld	49	Senior Vice President and Chief Financial Officer
Jon-Al Duplantier	52	President, Rental Tools and Well Services
Bryan R. Collins	53	President of Drilling Operations
Jennifer F. Simons	42	Vice President, General Counsel and Secretary

•
Eugene Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, or PIRINATE, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, and hostile and friendly takeovers, proxy contests, and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, committee chairman or chairman of a number of businesses operating in diverse sectors. From 1990 to 1997, Mr. Davis served as President, Vice Chairman, and Director of Emerson Radio Corporation and from 1996 to 1997 he served as Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil

Company (Indiana) and was in private practice from 1984 to 1998. Mr. Davis serves as a director and chairman of the board for U.S. Concrete, Inc. and, in addition, Mr. Davis serves as a director of Sanchez Energy, Verso Corporation, VICI Properties Inc, and Mosaic Acquisition Corp., as well as certain non-SEC reporting companies. Mr. Davis was previously a director of the following public companies: Atlas Air Worldwide Holdings, Inc., Atlas Iron Limited, The Cash Store Financial Services, Inc., Dex One Corp., Global Power Equipment Group, Inc., Goodrich Petroleum Corp., Great Elm Capital Corporation, GSI Group, Inc., Hercules Offshore, Inc., HRG, Knology, Inc., SeraCare Life Sciences, Inc., Spansion, Inc., Spectrum and Titan Energy, LLC. Mr. Davis’ prior experience also includes having served on the board of directors of each of ALST Casino Holdco, LLC and Trump Entertainment Resorts, Inc. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law.

•
Patrick Bartels is a senior investment professional with 20 years of experience and currently serves as the Managing Member of Redan Advisors LLC. His professional experience includes investing in complex financial restructurings and process intensive situations in North America, Asia, and Europe in a broad universe of industries. Mr. Bartels has led creditors’ committees and served as a director on numerous public and private boards of directors with an extensive track-record of driving value-added returns for all stakeholders through governance, incentive alignment, capital markets transactions and mergers and acquisitions. Mr. Bartels currently serves on the board of directors of Arch Coal, Inc., Sungard Availability Services, LifeCare Holdings, Tuscany International Drilling, Payless Holdings, LLC and Vanguard Natural Resources, Inc. Mr. Bartels also served on the board of directors of WCI Communities, Inc. and TOUSA Liquidation Trust. Mr. Bartels was previously a Managing Principal of Monarch Alternative Capital LP in New York, a private investment firm that focuses primarily on distressed companies. Prior to joining Monarch Alternative Capital LP, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP, where he was a Certified Public Accountant. Mr. Bartels received a Bachelor of Science in Accounting with a concentration in Finance from Bucknell University. He also holds the Chartered Financial Analyst designation.

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Michael Faust has 34 years of industry, financial and leadership experience within the oil and gas sector, including diverse geological, geophysical and technical reservoir experience spanning many different basins and formations throughout the world. Mr. Faust is the chief executive officer and director of Obsidian Energy Ltd. since March 2019, and is a consultant with Quartz Geophysical LLC, a geophysical consulting business. Mr. Faust is Executive Chairman and President of SAExploration, Inc. Prior to these positions, Mr. Faust was the Vice President, Exploration and Land at ConocoPhillips Alaska, Inc. After joining Arco Alaska, Inc. in 1997, Mr. Faust held multiple senior positions up to and following Phillips Petroleum Co.’s acquisition of Arco Alaska, Inc. in 2000 and the subsequent merger between Phillips and Conoco Inc. In 2008, Mr. Faust was appointed Vice President of Exploration and Land at ConocoPhillips Canada Ltd. Prior to Arco Alaska, Inc., Mr. Faust also held various positions with Exxon Exploration Company and Esso Norge A.S. Mr. Faust holds a Master of Arts degree in Geophysics from the University of Texas after receiving his Bachelor of Science degree in Geology from the University of Washington.

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Barry L. McMahan retired as Senior Vice President of Seneca Resources, a wholly owned subsidiary of National Fuel Gas Company, and was responsible for Seneca’s Operations in the U.S. Mr. McMahan joined Seneca in 1988 and managed Seneca’s California assets before being promoted to manage all company assets. Mr. McMahan has more than 34 years’ experience in oil and gas production development and management. As a member of Seneca’s senior management, Mr. McMahan was engaged in all aspects of both conventional and shale development. Mr. McMahan attended California Lutheran University where he majored in Finance. He was a member of the American Petroleum Institute, the Society of Petroleum Engineers and the Western States Petroleum Association, where he served on the Board. Mr. McMahan was named the Western States Petroleum Association’s Man of the Year in 1994 for his efforts in regulatory reform. In addition, he serves on the Board of Trustees and the endowment committee for Pyle’s Boys Camp, an organization serving at-risk disadvantaged young men in Southern California. Mr. McMahan joined the board of U.S. Well Services, a private equity backed pure play hydraulic fracturing services company with operations in the Appalachian basin and Texas. Mr. McMahan’s board service was concluded with a successful IPO in November of 2018. Mr. McMahan currently serves of the Board of Tribune Resources, where he chairs the compensation committee and serves on the audit committee.

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L. Spencer Wells is a Founding Partner of Drivetrain Advisors, LLC, a firm that provides fiduciary services, including board of director representation and creditor advisory and trustee services to the alternative investment industry. Prior to founding Drivetrain Advisors, Mr. Wells was a Partner and Senior Advisor at TPG Special Situations Partners where he was a senior member of a team of investment professionals managing a multi-billion dollar portfolio of distressed credit investments across several industries, including oil and gas, real estate, gaming and industrials. Mr. Wells has extensive experience servicing on the board of directors and currently serves on several boards, including Telford Offshore Holdings Ltd (fka Sea Trucks) (where he chairs the audit committee), NextDecade Corp. (where he chairs the audit committee), Samson Resources II, LLC (including its compensation and audit committees), Vantage Drilling International, Town Sports International Holdings, Inc. (where he chairs the nominating and governance committee and is a member of the audit committees), Jones Energy Inc., Advanced Emissions Solutions, Inc. (where he chairs the board of directors and is a member of the finance committee) and Vanguard Natural Resources, Inc. (including the nomination and governance committee and audit committees). Mr. Wells previously served on the board of directors of Preferred Proppants LLC (through January 2018), Roust Corporation (through December 2017), Lily Robotics. Inc. (through September 2017), Affinion Group, Inc. (through July 2017), Syncora Holdings Ltd. (through December 2016), Global Geophysical Services, LLC (through October 2016), Navig8 Crude, Ltd. (through May 2015) and CertusHoldings. Inc. and CertusBank, N.A. (through April 2016). Mr. Wells is also a member of the board of trustees of Western Reserve Academy. Mr. Wells holds a Master of Business Administration from the Columbia Business School and a Bachelor of Arts, Psychology from Wesleyan University.

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Zaki Selim is the non-executive chairman and a member of the board of directors of Glasspoint, Inc., a manufacturer of solar steam generators for use in the oil and gas industry, a position he has held since 2013. He has also served as a senior advisor with First Reserve, a private equity investment firm focused on global energy and infrastructure investments, from 2013 to 2014. Mr. Selim also served as a director of the Board of Total Safety U.S., Inc., a privately held industrial safety service provider from 2012 to 2017. In 2017, Mr. Selim joined the board of directors of Paragon Offshore, a provider of offshore drilling services. An oil and gas industry veteran, Mr. Selim retired from Schlumberger in 2010 after a 29-year career with the company. From 1983 until 2010, he held progressive management positions within Schlumberger Limited, retiring as the area president for Oilfield Services – Middle East/Asia. From 2010 to 2012, Mr. Selim served as chief executive officer of PetroPro, an energy consulting business based in Dubai, U.A.E. Mr. Selim is a member of the Society of Petroleum Engineers (SPE), holds a bachelor’s degree in mechanical engineering from Cairo University’s Faculty of Engineering and attended the management program at Harvard Business School.

•
Gary Rich is the president and chief executive officer of Parker Drilling. He was elected president and chief executive officer on October 1, 2012 and Chairman on May 1, 2014. An industry veteran with over 30 years of global technical, commercial and operations experience, Mr. Rich joined to Parker Drilling after a 25 year career with Baker Hughes Incorporated where he successfully managed several of the company’s businesses, regions, and initiatives. Over his career he has held a progressive series of roles across a broad spectrum of focus areas including global sales and strategic marketing and business development; new technology, product and commercialization strategies; and operations, finance and business management. Prior to joining Parker Drilling, Mr. Rich served as vice president of global sales for Baker Hughes, and prior to this role, he served as president of that company’s European operations. Previously, Mr. Rich was President of Hughes Christensen Company (HCC), a division of Baker Hughes primarily focused on the production and distribution of drilling bits for the petroleum industry. Mr. Rich holds a B.S. in accounting from Brigham Young University and an M.S. in science and technology commercialization from the University of Texas.

•
Michael W. Sumruld is senior vice president and chief financial officer (CFO) for Parker Drilling, appointed October 1, 2017. He manages the company’s investor relations, corporate development, treasury, accounting and finance, tax, financial planning and analysis, supply chain and information technology organizations. He most recently served as chief accounting officer for LyondellBasell Industries N.V., one of the largest plastics, chemicals, and refining companies in the world. In that role, he had global responsibility for corporate accounting, financial reporting, and internal controls. From 1998 through 2016, Mr. Sumruld worked at Baker Hughes Incorporated, a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry, where he held a range of financial roles, covering the U.S., Latin America, and the Eastern Hemisphere as well as global financial roles covering several product lines. Mr. Sumruld’s most recent roles at Baker Hughes include vice president and treasurer from 2013-2016; vice president finance eastern hemisphere from 2012 – 2013; and director, investor relations 2011. Mr. Sumruld is a certified public accountant and holds a bachelor’s degree in accounting from the University of Houston and an MBA from Texas A&M University.

•
Jon-Al Duplantier is president, rental tools and well services for Parker Drilling, appointed April 2, 2018. Prior to assuming this role, Mr. Duplantier served as the Company’s senior vice president, chief administrative officer and secretary. In 2017, he also served as interim chief financial officer of the Company. Mr. Duplantier joined Parker Drilling in 2009 as vice president and general counsel. Before joining Parker, he served in several legal and management roles at ConocoPhillips, including senior counsel, Exploration and Production; managing counsel, Indonesia; managing counsel, environmental; and general counsel, Dubai Petroleum Company, a subsidiary of ConocoPhillips at the time. Prior to joining ConocoPhillips, Mr. Duplantier served as a patent attorney for DuPont in Wilmington, Delaware. Mr. Duplantier is a respected and trusted leader with over 20 years’ experience in the energy industry. He received his juris doctor degree from Louisiana State University in 1992 and a bachelor’s degree in chemistry from Grambling State University.

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Bryan Collins is the president, drilling operations of Parker Drilling, appointed January 1, 2018. He served as vice president – Arctic and Latin America operations from April 2016 to December 2016, and as Parker Drilling’s Vice President of Arctic operations from March 2013 to April 2016. Previously, he served as Parker Drilling’s global director of business development from February 2012 to March 2013. Before joining Parker Drilling, Mr. Collins served in various operational and senior management roles at Schlumberger, Ltd., including vice president for drilling & measurements operations in Russia and over 6 years as Schlumberger’s global account manager for ExxonMobil’s worldwide drilling operations based in Houston, Texas. Mr. Collins brings over 25 years in the upstream oilfield services business, serving in executive, operational, marketing, account management and general management roles in Russia, North America and South America. Mr. Collins holds a bachelor’s degree in computer science from Southwest Texas State University.

•
Jennifer F. Simons was appointed vice president, general counsel & corporate secretary for Parker Drilling on April 2, 2018 to lead the company’s legal, compliance, and risk management organizations. Ms. Simons previously served as general manager of the company’s Atlantic Canada division. Under Ms. Simons’ leadership, the division received recognition for delivering safe, efficient, record-breaking operations with a culture of safety, teamwork, and integrity. Before relocating to Newfoundland in 2016, Ms. Simons served as managing counsel for the company’s Arctic Business Unit, having served in various legal roles of increasing responsibility since joining the company as corporate counsel in 2010. Prior to joining Parker Drilling, Ms. Simons represented energy, engineering, construction, and real estate clients at Chamberlain Hrdlicka White Williams & Martin, a national law firm headquartered in Houston. Ms. Simons received a juris doctor from University of Houston and a bachelor’s degree in Literature from University of Houston Clear Lake.

All of our directors and officers are U.S. citizens other than Zaki Selim, who is a citizen of Egypt.
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding beneficial ownership of shares of our common stock, as of November 20, 2019, (a) by each of the Company’s current directors and executive officers, (b) all executive officers and directors as a group and (c) each person known to the Company to own beneficially more than 5% of the Company’s shares of common stock. Except as otherwise noted, to our knowledge, the persons identified have sole voting and investment powers with respect to their shares except to the extent authority is shared by spouses under applicable law. As of November 20, 2019, there were

15,044,739 shares of common stock of the Company issued and outstanding. Except as otherwise indicated, the address of each beneficial holder is c/o Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

Name	Number of Shares Beneficially Owned (1)	Percent
Värde Partners, Inc.	5,891,594(2)	39.16%
Brigade Capital Management, LP	3,343,222(3)	22.22%
Highbridge Capital Management, LLC	1,489,428(4)	9.90%
Gary G. Rich	23,261	*
Jon-Al Duplantier	7,485	*
Bryan Collins	2,839	*
Michael W. Sumruld	876	*
Jennifer F. Simons	311	*
Patrick Bartels	-	*
Eugene Davis	-	*
Michael Faust	-	*
Barry L. McMahan	-	*
Zaki Selim	-	*
L. Spencer Wells	-	*
All named executive officers and directors as a group (11 persons)	34,722	*
*Less than 1%
(1) Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after November 20, 2019, are deemed outstanding by such person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Restricted stock units and options held by directors or executive officers are not currently, and will not within 60 days following November 20, 2019 be, vested or exercisable and are not included .
(2) Based on information obtained from a Form 4 filed jointly on May 10, 2019, by The Värde Skyway Master Fund, L.P. (“Master Skyway Fund”), The Värde Skyway Fund G.P., LLC (“Skyway Fund GP”), Värde Investment Partners (Offshore) Master, L.P. (“VIP Offshore”), Värde Investment Partners, L.P. (“VIP”), Värde Investment Partners G.P., LLC (“VIP GP”), Värde Credit Partners Master, L.P. (“VCPM”), Värde Credit Partners G.P., LLC (“VCPM GP”), Värde Partners, L.P. (“Managing Member”), Värde Partners, Inc. (“General Partner”), and Mr. George Hicks (“Mr. Hicks”, and together with Master Skyway Fund, Skyway Fund GP, VIP Offshore, VIP, VIP GP, VCPM, VCPM GP, the Managing Member and the General Partner, the “Värde Persons”). Master Skyway Fund directly holds 1,233,731 shares of common stock. Skyway Fund GP is the general partner of Master Skyway Fund. VIP Offshore directly holds 1,283,667 shares of common stock and VIP directly holds 1,627,499 shares of common stock. VIP GP is the general partner of VIP Offshore and VIP. VCPM directly holds 1,746,697 shares of common stock. VCPM GP is the general partner of VCPM. The Managing Member is the managing member of Skyway Fund GP, VIP GP and VCPM GP. The General Partner is the general partner of the Managing Member. Mr. Hicks is the Chief Executive Officer of the General Partner. Each of Mr. Hicks, the Managing Member and the General Partner may be deemed to beneficially own the common stock held by the other Värde Persons. Each such Värde Person may be deemed to beneficially own the common stock beneficially owned by the Värde Persons directly or indirectly controlled by it or him, but neither this filing nor any of its contents shall be deemed to constitute an admission that any Värde Person (other than Master Skyway Fund, VIP Offshore, VIP and VCPM and their respective general partners, to the extent they directly hold shares of common stock ) is the beneficial owner of common stock referred to herein for purposes of Section 13(d) of the Exchange Act, or for any other purpose and each of the Reporting Persons expressly disclaims beneficial ownership of such shares of common stock . The business address of each of the Värde Persons is 901 Marquette Ave S., Suite 3300, Minneapolis, MN 55402.
(3) Based on information obtained from a Schedule 13D jointly filed on April 4, 2019 by Brigade Capital Management, LP (“Brigade CM”), Brigade Capital Management GP, LLC (“Brigade GP”), Brigade Leveraged Capital Structures Fund Ltd. (“Brigade LCSF”), Brigade Energy Opportunities Fund LP (“Brigade EOF”), Brigade Capital GP, LLC (“Brigade EOF GP”), and Donald E. Morgan, III (“Mr. Morgan” and together with Brigade CM, Brigade GP, Brigade LCSF, Brigade EOF and Brigade EOF GP, the “Brigade Persons”) and information provided by Brigade as of November 20, 2019. The shares of common stock reported as beneficially owned are directly held by Brigade LCSF (750,717 shares of common stock, including 15,885 shares of common stock issuable upon exercise of warrants), Brigade EOF (945,229 shares of common stock, including 82,723 shares of common stock issuable upon exercise of warrants) and other private investment funds and accounts managed by Brigade CM (1,647,003 shares of common stock, including 41,497 shares of common stock issuable upon exercise of warrants). Brigade EOF GP is the general partner of Brigade EOF. Brigade CM is the investment manager of Brigade LCSF and Brigade EOF. Brigade GP is the general partner of Brigade CM. Mr. Morgan is the managing member of Brigade GP, a director of Brigade LCSF and the managing member of Brigade EOF GP. Brigade CM has the shared power to vote and dispose of 3,343,222 shares of common stock; Brigade GP has the shared power to vote and dispose of 3,343,222 shares of common stock; Brigade LCSF has the shared power to vote and dispose of 750,717 shares of common stock; Brigade EOF has the shared power to vote and dispose of 945,229 shares of common stock; Brigade EOF GP has the shared power to vote and dispose of 945,229 shares of common stock; and Mr. Morgan has the shared power to vote and dispose of 3,343,222 shares of common stock. The business address of the Brigade Persons other than Brigade LCSF is 399 Park Avenue, 16th Floor, New York, NY 10022. The business address of Brigade LCSF is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands .
(4) Based on information provided to us by Highbridge Capital Management LLC (“HCM”) and Highbridge MSF International Ltd. (formerly known as “1992 MSF International Ltd.” (“MSF International”) and from a Form 4 filed on April 8, 2019 by HCM. The 2,025,813 shares of common stock (including 1,385,928 shares of common stock and shares of common stock issuable upon exercise of warrants to purchase 639,885 shares of common stock subject to a 9.90% blocker) reported as beneficially owned are held directly by MSF International (1,242,463 shares of common stock and shares of common stock issuable upon exercise of warrants to purchase 467,735 shares of common stock subject to a 9.90% blocker) and 1992 Tactical Credit Master Fund, L.P. (“1992 Tactical”, and together with MSF International, the “Highbridge Funds”) (783,350 shares of common stock and shares of common stock issuable upon exercise of warrants to purchase 172,150 shares of common stock subject to a 9.90% blocker). HCM serves as the trading manager of the Highbridge Funds and may be deemed to beneficially own the securities held by the Highbridge Funds. Each of the Highbridge Funds disclaims beneficial ownership of the shares held by it. The business address of HCM is 40 West 57th Street, 32nd Floor, New York, NY 10019 and the business address of each of the Highbridge Funds is c/o HedgeServe (Cayman) Ltd., P.O. Box 261, George Town, Grand Cayman KY1-1104, Cayman Islands.

MEETING AND VOTING INFORMATION
Outstanding Voting Securities and Voting Rights. Only holders of record of our common stock at the close of business on November 12, 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the Record Date, 15,044,739 shares of our common stock were issued and outstanding.
Information Concerning Proxies; Revocation of Proxies. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board set forth in this proxy statement. You may revoke your proxy at any time before it is voted either by:

•	timely delivery of written notice to the Secretary of the Company at the Company’s principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046;

•	a later-dated proxy by telephone or on the Internet, or timely delivery of a valid, later-dated proxy; or

•	voting in person by ballot at the Special Meeting.
Solicitation. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials requested by stockholders. Our officers, directors and employees may solicit proxies by telephone or other means. We have retained the services of Broadridge to aid in the solicitation of proxies. We expect that we will pay Broadridge fees of approximately $25,000 in the aggregate, which includes the fees associated with filing, printing and mailing proxy materials, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We have agreed to indemnify Broadridge against certain liabilities relating to or arising out of their engagement.
Quorum. The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the Special Meeting. The affirmative vote of the majority of outstanding shares of our common stock entitled to vote at the Special Meeting, and not a majority vote of unaffiliated stockholders, is required to approve each of the Reverse Stock Split proposal and to approve the Forward Stock Split proposal. The affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting is required for the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits. Abstentions are counted as present for the purpose of determining the presence of a quorum, but broker non-votes are not.
Abstentions and Broker Non-Votes. An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of our common stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Stock Splits, but will not have an effect on the outcome of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits.
A broker “non-vote” occurs when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. We do not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting are considered non-routine. As a result, no broker will be permitted to vote your common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have no effect on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Splits, but will have the same effect as a vote “AGAINST” the Stock Splits.
Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are approved by stockholders.
Adjournment. The Special Meeting may be adjourned by the chairman of the Special Meeting or by the affirmative vote of a majority of the shares of our common stock cast by the stockholders present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. In the case that a quorum is not present at the Special Meeting, or in the case that a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to adopt Reverse Stock Split proposal and the Forward Stock Split proposal, then the chairman of the Special Meeting has the power to adjourn the Special Meeting, or, alternatively, stockholders may be asked to vote on a proposal to adjourn the Special Meeting in order to permit the further solicitation of proxies.
If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the Special Meeting.

FINANCIAL INFORMATION
Summary Historical Financial Information
The following summary of consolidated financial information was derived from our audited consolidated condensed financial statements as of and for each of the years ended December 31, 2018 and 2017 and from our unaudited consolidated condensed interim financial statements as of and for the nine months ended September 30, 2019 and 2018. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “Where You Can Find More Information” and “Documents Incorporated By Reference.”

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands, Except Per Share Data)

	Successor	Predecessor
	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,106	$48,602
Restricted cash	—	10,389
Accounts and notes receivable, net of allowance for bad debts of $80 at September 30, 2019 and $7,767 at December 31, 2018	167,236	136,437
Rig materials and supplies	22,367	36,245
Other current assets	28,380	35,231
Total current assets	319,089	266,904
Property, plant and equipment, net of accumulated depreciation of $37,341 at September 30, 2019 and $951,798 at December 31, 2018	297,213	534,371
Intangible assets, net	15,117	4,821
Deferred income taxes	4,608	2,143
Other non-current assets	31,630	20,175
Total assets	$667,657	$828,414
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debtor in possession financing	$—	$10,000
Accounts payable and accrued liabilities	107,638	75,063
Accrued income taxes	6,352	3,385
Total current liabilities	113,990	88,448
Long-term debt	177,032	—
Other long-term liabilities	15,328	11,544
Long-term deferred tax liability	6,491	510
Commitments and contingencies
Total liabilities not subject to compromise	312,841	100,502
Liabilities subject to compromise	—	600,996
Total liabilities	312,841	701,498

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands, Except Per Share Data)

	Successor	Predecessor
	September 30, 2019	December 31, 2018
	(Unaudited)
Stockholders' equity:
Predecessor preferred stock, $1.00 par value, 1,942,000 shares authorized, 500,000 shares issued and outstanding	—	500
Predecessor common stock, $0.16 2/3 par value, 18,666,667 shares authorized, 9,385,060 shares issued and outstanding (9,384,669 shares issued and outstanding in 2018)	—	1,398
Predecessor capital in excess of par value	—	766,347
Predecessor accumulated other comprehensive income (loss)	—	(6,879)
Successor common stock, $0.01 par value, 500,000,000 shares authorized, 15,044,739 shares issued and outstanding	150	—
Successor capital in excess of par value	345,831	—
Successor accumulated other comprehensive income (loss)	205	—
Retained earnings (accumulated deficit)	8,630	(634,450)
Total stockholders’ equity	354,816	126,916
Total liabilities and stockholders’ equity	$667,657	$828,414

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor	Predecessor
	Six Months Ended September 30,	Three Months Ended March 31,	Nine Months Ended September 30,
	2019	2019	2018
Revenues	$316,114	$157,397	$351,673
Expenses:
Operating expenses	230,135	120,871	277,111
Depreciation and amortization	40,720	25,102	83,205
	270,855	145,973	360,316
Total operating gross margin (loss)	45,259	11,424	(8,643)
General and administrative expense	(11,593)	(8,147)	(28,984)
Loss on impairment	—	—	(43,990)
Gain (loss) on disposition of assets, net	(145)	384	(126)
Reorganization items	(1,173)	(92,977)	—
Total operating income (loss)	32,348	(89,316)	(81,743)
Other income (expense):
Interest expense	(14,781)	(274)	(33,787)
Interest income	736	8	76
Other	(902)	(10)	(1,609)
Total other income (expense)	(14,947)	(276)	(35,320)
Income (loss) before income taxes	17,401	(89,592)	(117,063)
Income tax expense	8,771	656	5,561
Net income (loss)	8,630	(90,248)	(122,624)
Less: Predecessor preferred stock dividend	—	—	2,719
Net income (loss) available to common stockholders	$8,630	$(90,248)	$(125,343)
Basic earnings (loss) per common share:	$0.57	$(9.63)	$(13.49)
Diluted earnings (loss) per common share:	$0.57	$(9.63)	$(13.49)
Number of common shares used in computing earnings per share:
Basic	15,044,739	9,368,322	9,292,858
Diluted	15,044,739	9,368,322	9,292,858

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)

	Predecessor
	Year Ended December 31,
	2018	2017
Revenues	$480,821	$442,520
Expenses:
Operating expenses	378,104	355,487
Depreciation and amortization	107,545	122,373
	485,649	477,860
Total operating gross margin (loss)	(4,828)	(35,340)
General and administrative expense	(24,545)	(25,676)
Loss on impairment	(50,698)	—
Provision for reduction in carrying value of certain assets	—	(1,938)
Gain (loss) on disposition of assets, net	(1,724)	(2,851)
Pre-petition restructuring charges	(21,820)	—
Reorganization items	(9,789)	—
Total operating income (loss)	(113,404)	(65,805)
Other income (expense):
Interest expense	(42,565)	(44,226)
Interest income	91	244
Other	(2,023)	126
Total other income (expense)	(44,497)	(43,856)
Income (loss) before income taxes	(157,901)	(109,661)
Income tax expense:
Current tax expense	8,225	9,264
Deferred tax benefit	(429)	(224)
Total income tax expense	7,796	9,040
Net income (loss)	(165,697)	(118,701)
Less: Convertible preferred stock dividend	2,719	3,051
Net income (loss) available to common stockholders	$(168,416)	$(121,752)
Basic earnings (loss) per common share:	$(18.09)	$(13.40)
Diluted earnings (loss) per common share:	$(18.09)	$(13.40)
Number of common shares used in computing earnings per share:
Basic	9,311,722	9,084,456
Diluted	9,311,722	9,084,456

Pro Forma Consolidated Financial Statements (Unaudited)
The following unaudited pro forma consolidated condensed balance sheet as of September 30, 2019 and the unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2018 and for the nine months ended September 30, 2019 show the pro forma effect of the Transaction (including the Stock Splits). For the purpose of these unaudited pro forma condensed financial statements only, we assume that the Reverse Stock Split Ratio determined by the Board is 1-for-50 and the Forward Stock Split Ratio determined by the board is 50-for-1, which is the approximate midpoint within the proposed range of Stock Split Ratios. However, the actual total cashed required to fund the Cash Payment to each of the Cashed Out Stockholders could be higher or lower depending on the Reverse Stock Split Ratio the Board chooses and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. The historical amounts as of and for the nine months ended September 30, 2019 were derived from the Company’s unaudited consolidated condensed financial statements that were included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019. The historical amounts for the fiscal year ended December 31, 2018 were derived from the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
The pro forma information below gives effect to the Transaction (including the Stock Splits) based on non-recurring expenses incurred to effect the Transaction (including the Stock Splits). As noted above, for the purpose of these unaudited pro forma condensed financial statements only, we are assuming that the Stock Split Ratios determined by the Board is 1-for-50, in the case of the Reverse Stock Split, and 50-for-1, in the case of the Forward Stock Split, which, based upon information as of November 8, 2019, would result in the purchase of 36,131 shares at a purchase price of $30.00 per pre-split share. As noted elsewhere in this proxy statement, subject to its compliance with Delaware law and the federal proxy rules, the Board reserves the right to change the terms of the Stock Splits and the overall Transaction, including the Stock Split Ratios and the amount of the Cash Payment, to the extent it believes it is necessary or desirable in order to accomplish the Company’s goal of staying below 300 record holders. Pro forma adjustments to the pro forma consolidated condensed balance sheet are computed as if the Transaction (including the Stock Splits) had occurred at September 30, 2019, while the pro forma consolidated statements of operations are computed as if the Transaction (including the Stock Splits) had occurred at the beginning of the periods.
The pro forma information, which assumes, for illustrative purposes only, that the Stock Split Ratios determined by the Board is 1-for-50, in the case of the Reverse Stock Split, and 50-for-1, in the case of the Forward Stock Split, is not necessarily indicative of what the Company’s financial position or results of operations actually would have been if the Transaction (including the Stock Splits) had occurred as of the dates presented, or of the Company’s financial position or results of operations in the future.
The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, which are incorporated by reference in this proxy statement.

PARKER DRILLING COMPANY AND SUBSIDIARIES
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	As of September 30, 2019
	Historical	Pro Forma Adjustments		As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$101,106	$(1,459)	(1)	$99,647
Restricted cash	—			—
Accounts and notes receivable, net of allowance for bad debts of $80 at September 30, 2019	167,236			167,236
Rig materials and supplies	22,367			22,367
Other current assets	28,380			28,380
Total current assets	319,089	(1,459)		317,630
Property, plant and equipment, net of accumulated depreciation of $37,341 at September 30, 2019	297,213			297,213
Intangible assets, net	15,117			15,117
Deferred income taxes	4,608			4,608
Other non-current assets	31,630			31,630
Total assets	$667,657	$(1,459)		$666,198
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Debtor in possession financing	$—			$—
Accounts payable and accrued liabilities	107,638	(775)	(2)	106,863
Accrued income taxes	6,352			6,352
Total current liabilities	113,990	(775)		113,215
Long-term debt	177,032			177,032
Other long-term liabilities	15,328			15,328
Long-term deferred tax liability	6,491			6,491
Commitments and contingencies
Total liabilities not subject to compromise	312,841	(775)		312,066
Liabilities subject to compromise	—			—
Total liabilities	312,841	(775)		312,066

	As of September 30, 2019
	Historical	Pro Forma Adjustments		As Adjusted
	(Unaudited)	(Unaudited)		(Unaudited)
Stockholders' equity:				—
Predecessor preferred stock, $1.00 par value, 1,942,000 shares authorized, 500,000 shares issued and outstanding	—			—
Predecessor common Stock, $0.16 2/3 par value, authorized 18,666,667 shares, issued and outstanding, 9,385,060 shares	—			—
Predecessor capital in excess of par value	—			—
Predecessor accumulated other comprehensive income (loss)	—			—
Successor common stock, $0.01 par value, 500,000,000 shares authorized, 15,008,608 (5) shares issued and outstanding	150			150
Successor capital in excess of par value	345,831	(1,084)	(3)	344,747
Successor accumulated other comprehensive income (loss)	205			205
Retained earnings (accumulated deficit)	8,630	400	(4)	9,030
Total stockholders' equity	354,816	(684)		354,132
Total liabilities and stockholders' equity	$667,657	$(1,459)		$666,198

PARKER DRILLING COMPANY
PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2019
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Successor					Predecessor
	Six Months Ended September 30, 2019					Three Months Ended March 31, 2019
	Historical	Pro Forma Adjustments		As Adjusted		Historical	Pro Forma Adjustments		As Adjusted
Revenues	$316,114			$316,114		$157,397			$157,397
Expenses:
Operating expenses	230,135			230,135		120,871			120,871
Depreciation and amortization	40,720			40,720		25,102			25,102
	270,855	—		270,855		145,973	—		145,973
Total operating gross margin (loss)	45,259	—		45,259		11,424	—		11,424
General and administrative expense	(11,593)	400	(4)	(11,193)		(8,147)	200	(6)	(7,947)
Gain (loss) on disposition of assets, net	(145)			(145)		384			384
Reorganization items	(1,173)			(1,173)		(92,977)			(92,977)
Total operating income (loss)	32,348	400		32,748		(89,316)	200		(89,116)
Other income (expense):				—					—
Interest expense	(14,781)			(14,781)		(274)			(274)
Interest income	736			736		8			8
Other	(902)			(902)		(10)			(10)
Total other income (expense)	(14,947)	—		(14,947)		(276)	—		(276)
Income (loss) before income taxes	17,401	400		17,801		(89,592)	200		(89,392)
Income tax expense	8,771			8,771		656			656
Net income (loss) available to common stockholders	$8,630	$400		$9,030		$(90,248)	$200		$(90,048)
Basic earnings (loss) per common share:	$0.57			$0.60	(7)	$(9.63)			$ (9.63)	(9)
Diluted earnings (loss) per common share:	$0.57			$0.60	(7)	$ (9.63)			$ (9.63)	(9)
Number of common shares used in computing earnings per share:
Basic	15,044,739	(36,131)		15,008,608		9,368,322			9,368,322
Diluted	15,044,739	(36,131)		15,008,608		9,368,322			9,368,322

PARKER DRILLING COMPANY AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Fiscal Year Ended December 31, 2018
	Historical	Pro Forma Adjustments		As Adjusted
Revenues	$480,821			$480,821
Expenses:				—
Operating expenses	378,104			378,104
Depreciation and amortization	107,545			107,545
	485,649	—		485,649
Total operating gross margin (loss)	(4,828)	—		(4,828)
General and administrative expense	(24,545)	800	(8)	(23,745)
Loss on impairment	(50,698)			(50,698)
Gain (loss) on disposition of assets, net	(1,724)			(1,724)
Pre-petition restructuring charges	(21,820)			(21,820)
Reorganization items	(9,789)			(9,789)
Total operating income (loss)	(113,404)	800		(112,604)
Other income (expense):				—
Interest expense	(42,565)			(42,565)
Interest income	91			91
Other	(2,023)			(2,023)
Total other income (expense)	(44,497)	—		(44,497)
Income (loss) before income taxes	(157,901)	800		(157,101)
Income tax expense:				—
Current tax expense	8,225			8,225
Deferred tax benefit	(429)			(429)
Total income tax expense	7,796	—		7,796
Net income (loss)	(165,697)	800		(164,897)
Less: Convertible preferred stock dividend	2,719			2,719
Net income (loss) available to common stockholders	$(168,416)	$800		$(167,616)
Basic earnings (loss) per common share:	$(18.09)			$(18.00)	(9)
Diluted earnings (loss) per common share:	$(18.09)			$(18.00)	(9)
Number of common shares used in computing earnings per share:
Basic	9,311,722			9,311,722
Diluted	9,311,722			9,311,722

(1)
Represents the impact on the September 30, 2019, historical balance sheet the Company estimates would have been used to effect the Reverse Stock Split at a Reverse Stock Split Ratio of 1-for-50, which is the approximate midpoint within the proposed range of Stock Split Ratios. The estimated cash payout would be approximately $1.1 million for the shares subject to the Reverse Stock Split, and $0.8 million for expected non-recurring costs and expenses to be incurred in connection with the Transaction. However, the cash payout could be higher or lower depending on the Reverse Stock Split Ratio the Board chooses and the number of persons owning fewer than the Minimum Number immediately prior to the effective time. This is offset by the cost savings the Company estimates would have been realized for the six-month period ended September 30, 2019, as a result of no longer being a public company of approximately $0.4 million expensed through September 30, 2019. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs. Note that this does not include the $0.2 million cost savings for the three-month period ended March 31, 2019, due to fresh start accounting eliminating the Predecessor accumulated deficit.

(2)	This represents the estimated decrease in liability of $0.8 million for expected non-recurring costs and expenses to be paid in cash in connection with the Transaction.

(3)
Represents the impact on the September 30, 2019, historical balance sheet the Company estimates would have been used to effect the Reverse Stock Split at a Reverse Stock Split Ratio of 1-for-50. The estimated cash payout is approximately $1.1 million for the shares subject to the Reverse Stock Split. However, this amount could be higher or lower depending on the Reverse Stock Split Ratio the Board chooses and the number of persons owning fewer than the Minimum Number immediately prior to the effective time.

(4)
This represents the estimated cost savings the Company would have realized for the six-month period ended September 30, 2019 as a result of no longer being a public company of approximately $0.4 million expensed through September 30, 2019. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs. Note that this does not include the $0.2 million cost savings for the three-month period ended March 31, 2019, due to fresh start accounting eliminating the Predecessor accumulated deficit .

(5)
Shares issued and outstanding decreased from 15,044,739 before the Transaction to 15,008,608 after the Transaction, based on information as of November 8, 2019 and assuming the Board determines to effect the Reverse Stock Split at a Reverse Stock Split Ratio of 1-for-50.

(6)
The Company estimates that general and administrative expense would have been decreased by the cost savings that would have been realized for the three-month period ended March 31, 2019 as a result of no longer being a public company of approximately $0.2 million expensed through March 31, 2019. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs.

(7)
Pro forma basic and diluted weighted outstanding shares are adjusted based on the retirement of 36,131 shares redeemed for cash, which assumes the Board determines to effect the Reverse Stock Split at a Reverse Stock Split Ratio of 1-for-50 and is based upon information available as of November 8, 2019.

(8)
Reflects the cost savings the Company estimates would have been realized as a result of no longer being a public company of approximately $0.8 million expensed through December 31, 2018. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs.

(9)	The Transaction would have had a nominal effect on the Predecessor pro forma basic and diluted weighted outstanding shares for cash.

STOCKHOLDER PROPOSALS
Stockholders interested in submitting a proposal for consideration at the Company’s annual meeting of stockholders in 2020 (the “Annual Meeting”) may do so by following the procedures set forth in our Bylaws, which have been filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 26, 2019, and are available in print upon request to the Secretary of the Company. In order for a stockholder proposal to be eligible to be included in the Company’s proxy materials for the Annual Meeting, our Bylaws require the proposal to be in writing and received by the Secretary of the Company not before the date that is 120 days prior to the Annual Meeting and not later than the date that is not later than the later of (x) the close of business on the 90th day before the Annual Meeting or (y) the close of business on the 10th day following the day on which we first publically announce the date of the Annual Meeting. The stockholder making such proposal must be a stockholder (x) of record on both the date such stockholder submits the proposal and the record date for the determination of stockholders entitled to vote at the Annual Meeting, (y) who is entitled to vote at the Annual Meeting and (z) who complies with the notice procedures set forth in our Bylaws.
If the Transaction is not consummated and we remain a public company, any stockholder who desires to present a proposal for inclusion in the proxy statement for the Annual Meeting may also do so pursuant to procedures set forth in Rule 14a-8 of the Exchange Act. To do so, the stockholder must deliver the proposal to the Secretary of the Company within a reasonable time before we begin to print and send our proxy materials for such meeting.
All submissions to, or requests from, the Secretary of the Company should be made to: Jennifer F. Simons, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.
WHERE YOU CAN FIND MORE INFORMATION
Because the Stock Splits are part of a plan to effect the Transaction, the Stock Splits are a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Stock Splits and the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Jennifer F. Simons, the Company’s Corporate Secretary, at the following address: 5 Greenway Plaza, Suite 100, Houston, Texas 77046.
The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JANUARY 9, 2020
Stockholders may view this proxy statement over the Internet by accessing our website at www.parkerdrilling.com. Information on our website does not constitute a part of this proxy statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in any other subsequently filed document.
This proxy statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	our Annual Report on Form 10-K filed with the SEC on March 11, 2019, as amended by the Form 10-K/A filed on April 29, 2019;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2019 , August 6, 2019 and November 6, 2019; and

•
our Current Reports on Form 8-K filed with the SEC on February 1, 2019 , March 11, 2019 , March 26, 2019 , June 13, 2019 , July 15, 2019 , September 10, 2019 ; October 15, 2019 ; and October 21, 2019 .

Without limiting the foregoing, this proxy statement incorporates by reference our financial statements that are contained in certain documents that we have previously filed with the SEC, as follows:

•
our audited consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes to our financial statements and the financial statement Schedule II - Valuation and Qualifying Accounts, in each case that are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•
our unaudited consolidated condensed balance sheets as of September 30, 2019 and 2018, the related consolidated condensed statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for the nine months ended September 30, 2019 and 2018, and the related notes to our financial statements, in each case that are contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Any stockholder of record as of the record date for the Special Meeting may obtain, within one business day of receipt of such request, a copy of any document incorporated by reference into this proxy statement by written request addressed to the Company’s Corporate Secretary, at the following address: 5 Greenway Plaza, Suite 100, Houston, Texas 77046. These documents also are available to the public electronically on the SEC's Website at http://www.sec.gov.
We have not authorized anyone to give any information or make any representation about the Stock Splits, the overall Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.
By Order of the Board of Directors
/s/ Eugene Davis
Eugene Davis, Chairman of the Board
November 25, 2019

Annex A
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PARKER DRILLING COMPANY
The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
1.    The name of the Corporation is Parker Drilling Company.

2.
Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by inserting the following paragraph at the end thereof:

“Section 4.5 Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, each [●] shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than [●] shares of Common Stock of the Corporation immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay an amount in cash, without interest, equivalent to $30.00 per share of Common Stock of the Corporation held by such holder immediately prior to the time this amendment becomes effective and that such record stockholder shall no longer have any further rights as a stockholder of the Corporation.”

3.
This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and shall become effective at [●], Eastern time, on [●], 2020 .

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [●] day of [●], 2020 .

PARKER DRILLING COMPANY
By:
Name:
Title:

A-1

Annex B
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PARKER DRILLING COMPANY
The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1.	The name of the Corporation is Parker Drilling Company.

2.
Article IV of the Amended and Restated Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by deleting Section 4.5 in its entirety and replacing it with the following:

“Section 4.5 Forward Stock Split. Without regard to any other provision of this certificate of incorporation, each one (1) share of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into [●] fully paid and nonassessable shares of Common Stock of the Corporation (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such [●]-for-1 ratio) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.”

3.
This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law and shall become effective at [●], Eastern time, on [●], 2020.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [●] day of [●], 2020 .
PARKER DRILLING COMPANY
By:
Name:
Title:

B -1

Annex C
FAIRNESS OPINION OF HOULIHAN LOKEY CAPITAL, INC.

[Letterhead of Houlihan Lokey Capital, Inc.]

September 6, 2019

The Finance and Strategic Planning Committee of the Board of Directors of Parker Drilling Company
5 Greenway Plaza, Suite 100
Houston, TX 77046
Attn: Eugene Davis, Chairman of the Finance and Strategic Planning Committee

Dear Gentlemen:

We understand that Parker Drilling Company (the “Company”) intends to effect a reverse-stock split of the common stock of the Company, par value $0.01 per share (the “Common Stock”) at a ratio of 1 share for each 100 issued and outstanding shares of Common Stock (the “Reverse Split”). It is our understanding that each share of Common Stock held by a stockholder of record that owns less than 100 shares of Common Stock immediately prior to the effective time of the Reverse Split (such stockholders, the “Cashed-Out Stockholders”) would be converted into the right to receive $30.00 in cash per share (the “Consideration”), and such Cashed-Out Stockholders would no longer be stockholders of the Company. We also understand that stockholders that own at least 100 shares of Common Stock immediately prior to the effective time of the Reverse Split (the “Continuing Stockholders”) would not be entitled to receive any cash for their fractional share interests resulting from the Reverse Split, if any. We further understand that, immediately following the Reverse Split, the Company intends to effect a forward stock split (the “Forward Split” and, together with the Reverse Split, the “Stock Splits”), which would reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of the Company’s Common Stock held by such Continuing Stockholders immediately prior to the effective time of the Stock Splits. We further understand therefore that, as a result of the Forward Split, the total number of shares of the Company’s Common Stock held by a Continuing Stockholder would not change as a result of the Stock Splits.

The Finance and Strategic Planning Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be received by the Cashed-Out Stockholders in the Reverse Split is fair to such Cashed-Out Stockholders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft dated September 5, 2019 of the resolutions of the Committee approving the Stock Splits (the “Resolutions”);

2.	reviewed a draft dated September 5, 2019 of the amendments to the Company’s amended and restated certificate of incorporation effecting the Stock Splits (the “Charter Amendments”);

3.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

4.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections (and adjustments thereto) prepared by the management of the Company relating to the Company for the years ending 2019 through 2021;

5.
spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Stock Splits and related matters;

6.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) all conditions to the consummation of the Stock Splits will be satisfied without waiver thereof, and (b) the Stock Splits will be consummated in a timely manner in accordance with the terms described in the Resolutions, the Charter Amendments, and other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Stock Splits will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Stock Splits will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Stock Splits or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect as it relates to the terms of the Stock Splits from the drafts of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We understand that (a) the Committee and the Board did not engage in negotiations with respect to the Consideration to be received by the Cashed-Out Stockholders in the Reverse Split or the terms of the Stock Splits and (b) the Committee has not engaged in any discussions with, or solicited any indications of interest from, any other party with respect to the securities, assets, businesses or operations of the Company, or any alternatives to the Stock Splits. We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Stock Splits, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Stock Splits, (b) identify or introduce to the Board, the Committee or the Company, or screen for creditworthiness, any prospective investors, lenders or other participants in the Stock Splits, (c) assist the Board, the Committee or the Company in structuring the Stock Splits, (d) advise the Board, the Committee, the Company or any other party with respect to any alternatives to the Stock Splits, (e) coordinate or facilitate due diligence efforts, (f) assist the Board, the Committee or the Company in the negotiation of confidentiality agreements, (g) assist the Board, the Committee or the Company in the compilation or distribution of information concerning the Company, or (h) assist the Board, the Committee or the Company in negotiating the terms of the Stock Splits. We express no view or opinion as to any such matters, including the terms of any transaction that could have been obtained if any of the foregoing had been undertaken or whether the terms of the Stock Splits would have been more favorable to the Cashed-Out Stockholders if any of the foregoing had been undertaken. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of the Common Stock actually will be when the number of shares of Common Stock outstanding is reduced pursuant to the Stock Splits or the price or range of prices at which Common Stock may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the Stock Splits and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Stock Splits or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Stock Splits and their respective affiliates or security holders or any currency or commodity that may be involved in the Stock Splits.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Värde Partners, Inc. (“Värde”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Värde (collectively, with Värde, the “Värde Group”) and Brigade Capital Management, LP (“Brigade”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Brigade (collectively, with Brigade, the “Brigade Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to an ad hoc group of the Company’s senior unsecured noteholders, which noteholders included members of the Värde Group and the Brigade Group, in connection with the Company’s chapter 11 restructuring, which was completed in March 2019, (ii) having provided and currently providing valuation advisory services to members of the Värde Group and Brigade Group and/or their respective affiliates for tax and/or financial reporting purposes, (iii) having acted as financial advisor to a creditor group, of which an affiliate of Brigade is a member, in relation to their interests as creditors of Monitronics International, Inc. in connection with its chapter 11 restructuring, (iv) having acted as financial advisor to an ad hoc group of term lenders, of which an affiliate of Brigade was a member, in relation to their interests as lenders to Panda Temple Power LLC in connection with its chapter 11 restructuring, which was completed in February 2018, (v) having acted as financial advisor to an ad hoc group of creditors, of which an affiliate of Värde was a member, in relation to their interests as creditors to Noble Group Ltd. in connection with its restructuring transaction, which was completed in December 2018, and (vi) having acted as financial advisor to Värde as a senior secured creditor of Bis Industries Group Limited in connection with its restructuring transaction, which was completed in December 2017. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the Värde Group, members of the Brigade Group, other participants in the Stock Splits or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Värde, Brigade, other participants in the Stock Splits or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Värde Group, members of the Brigade Group, other participants in the Stock Splits or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Cashed-Out Stockholders, members of the Värde Group, members of the Brigade Group, other participants in the Stock Splits or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Stock Splits. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Stock Splits, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Stock Splits or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Stock Splits to the holders of any shares of Common Stock (other than the Cashed-Out Stockholders to the extent expressly specified herein) or holders of any other class of securities, creditors or other constituencies of the Company, or to any other party (including, without limitation, the fairness to the Cashed-Out Stockholders of any consideration to be received in the Stock Splits by the Continuing Stockholders or holders of other securities of the Company), (iv) the relative merits of the Stock Splits as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Stock Splits to any one class or group of the Company’s or any other party’s security holders or other constituents vis à vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the fairness to the holders of Common Stock or other securities of the Company (other than the Cashed-Out Stockholders to the extent expressly specified herein) of the Consideration to be received by the Cashed-Out Stockholders, the fairness to the Cashed-Out Stockholders of any consideration to be received in the Stock Splits by the Continuing Stockholders or holders of other securities of the Company, or the fairness of the Consideration to be received by the Cashed-Out Stockholders relative to any consideration to be received in the Stock Splits by the Continuing Stockholders or holders of other securities of the Company or vice versa), (vi) the price or range of prices at which the Common Stock may be purchased or sold, or otherwise be transferable or the liquidity of such Common Stock, at any time, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Stock Splits, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Stock Splits or (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration, if any, payable to or received by any officers, directors or employees of any party to the Stock Splits, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Committee, on the assessments by the Committee, the Board, and the Company and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Stock Splits or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Cashed-Out Stockholders in the Reverse Split is fair to such Cashed-Out Stockholders from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

PARKER DRILLING

SPECIAL MEETING OF PARKER DRILLING COMPANY

Date: January 9, 2020
Time: 8:00 A.M. (CST)
Place: Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002-5200

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2, and 3.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PARKER DRILLING

Special Meeting of Parker Drilling Company to be held on January 9, 2020 for Holders as of November 12, 2019

This proxy is being solicited on behalf of the Board of Directors.

VOTE BY:

INTERNET
Go To
www.proxyvote.com
Cast your vote online
View Meeting Documents

OR

TELEPHONE
Call
1-800-690-6903
Use touch-tone telephone
Have your Proxy Card/Voting Instruction Form Ready
Follow the simple recorded instructions.

OR

MAIL
Mark, sign and date your Proxy Card/Voting Instruction Form.
Detach your Proxy Card/Voting Instruction Form.
Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Michael W. Sumruld and Jennifer F. Simons, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Parker Drilling Company which the undersigned is entitled to vote at the Special Meeting of Stockholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2 AND 3.

If you plan to attend the Special Meeting of Stockholders, please bring this portion of the card with you to the meeting as it will serve as your admission ticket to the meeting. If you will not attend the Special Meeting of Stockholders in person —

All votes must be received by 11:59 P.M., Eastern Time, January 8, 2020.

All votes for 401(k) participants must be received by 11:59 P.M., Eastern Time, January 6, 2020.

PROXY TABULATOR FOR
PARKER DRILLING COMPANY
51 Mercedes Way
Edgewood, NY 11717

Event #

Client #

Proxy — Parker Drilling Company Special Meeting of Stockholders January 9**, 2020,** 8:00 AM **(Central Standard Time)**

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Michael W. Sumruld and Jennifer F. Simons (the "Named Proxies") and each or either of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Parker Drilling Company (the "Company") the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 111 Louisiana Street, 44th Floor, Houston, Texas 77002-5200, on January 9, 2020, 8:00 a.m. (CST) and all adjournments thereof.

The purpose of the Special Meeting is to take action on the following:

The Board of Directors of the Company recommends a vote FOR the proposals in Items 1, 2, and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted **"FOR" each** of proposals. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of D**irectors'** recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐